AIRCRAFT LEASE AGREEMENT

Dated as of July 16, 2001

BETWEEN

HAWAIIAN AIRLINES, INC.

as LESSEE

and

INTERNATIONAL LEASE FINANCE CORPORATION

as LESSOR

Aircraft Make and Model:	Used B767-3G5ER

Aircraft Manufacturer's Serial Number:	24257

Aircraft Registration Mark:	Per Estoppel and Acceptance Certificate

Make and Model of Engines:	Pratt & Whitney PW4062

Serial Numbers of Engines:	Per Estoppel and Acceptance Certificate

USED AIRCRAFT NO. 3

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS
1.1	General Definitions
1.2	Specific Definitions

ARTICLE 2	PLACE AND DATE OF DELIVERY
2.1	Place of Delivery
2.2	Scheduled Delivery Date
2.3	Delivery subject to Prior Lessee Delivery
2.4	No LESSOR Liability
2.5	Total Loss of Aircraft prior to Delivery
2.6	Cancellation for Delay

ARTICLE 3	LEASE TERM AND EXTENSION OPTIONS
3.1	Initial Lease Term
3.2	Lease Extension Option
3.3	"Lease Term" and "Expiration Date"
3.4	"Termination Date"

ARTICLE 4	SECURITY DEPOSIT, RESERVES AND OTHER PAYMENTS
4.1	Security Deposit
4.2	Rent
4.3	Reserves
4.4	Additional Rent for Excess Cycles
4.5	LESSOR's Bank Account
4.6	Default Interest
4.7	No Deductions or Withholdings
4.8	Wire Transfer Disbursement Report
4.9	Net Lease
4.10	LESSOR Performance of LESSEE Obligation
4.11	Consideration for Rent and other Amounts

ARTICLE 5	DELIVERY CONDITION AND INSPECTION OF AIRCRAFT .
5.1	LESSEE Selection of Aircraft
5.2	Condition at Delivery
5.3	LESSEE Inspection of Aircraft at Delivery
5.4	Delivery of Aircraft to LESSEE
5.5	LESSEE Acceptance of Aircraft

ARTICLE 6	PRE-DELIVERY, DELIVERY AND POST-DELIVERYDOCUMENTARY AND OTHER REQUIREMENTS
6.1	Pre-Delivery Requirements
6.2	Delivery Requirements
6.3	Post-Delivery Requirements

ARTICLE 7	DISCLAIMERS
7.1	"As Is, Where Is"
7.2	Waiver of Warranty of Description
7.3	LESSEE Waiver
7.4	Conclusive Proof
7.5	No LESSOR Liability for Losses
7.6	No Liability to Repair or Replace
7.7	No Waiver

ARTICLE 8	MANUFACTURERS' AND VENDORS' WARRANTIES
8.1	Warranties
8.2	Reassignment
8.3	Warranty Claims

ARTICLE 9	OPERATION OF AIRCRAFT
9.1	Costs of Operation
9.2	Compliance with Laws
9.3	Training
9.4	No Violation of Insurance Policies
9.5	Flight Charges

ARTICLE 10	SUBLEASES
10.1	No Sublease without LESSOR Consent
10.2	LESSOR Costs
10.3	Any Approved Sublease
10.4	Assignment of Sublease
10.5	Continued Responsibility of LESSEE

ARTICLE 11	MAINTENANCE OF AIRCRAFT
11.1	General Obligation
11.2	Specific Obligations
11.3	Replacement of Parts
11.4	Removal of Engines
11.5	Pooling of Engines and Parts
11.6	Installation of Engines on other aircraft
11.7	Engine Thrust Rating
11.8	Modifications
11.9	Performance of Work by Third Parties
11.10	Reporting Requirements
11.11	Information Regarding Maintenance Program
11.12	LESSOR Rights to Inspect Aircraft

ARTICLE 12	USE OF RESERVES
12.1	Airframe Reserves
12.2	Engine Performance Restoration Reserves
12.3	Engine LLP Reserves
12.4	Reimbursement
12.5	Reimbursement Adjustment
12.6	Costs in Excess of Reserves
12.7	Reimbursement after Termination Date

ARTICLE 13	TITLE AND REGISTRATION
13.1	Title to the Aircraft During Lease Term
13.2	Registration of Aircraft
13.3	Filing of this Lease
13.4	Evidence of Registration and Filings

ARTICLE 14	IDENTIFICATION PLATES
14.1	Airframe Identification Plates
14.2	Engine Identification Plates

ARTICLE 15	TAXES
15.1	General Obligation of LESSEE
15.2	Exceptions to Indemnity
15.3	After-Tax Basis
15.4	Timing of Payment
15.5	Contests
15.6	Refunds
15.7	Cooperation in Filing Tax Returns
15.8	Survival of Obligations
15.9	LESSEE's Indemnity Regarding German Taxes

ARTICLE 16	INDEMNITIES
16.1	General Indemnity
16.2	Exceptions to General Indemnities
16.3	After-Tax Basis
16.4	Timing of Payment
16.5	Subrogation
16.6	Notice
16.7	Refunds
16.8	Defense of Claims
16.9	Survival of Obligation

ARTICLE 17	INSURANCE
17.1	Categories of Insurance
17.2	Write-back of any Date Recognition Exclusion
17.3	Insurance for Indemnities
17.4	Insurance required by Manufacturer
17.5	Renewal .
17.6	Assignment of Rights by LESSOR
17.7	Deductibles
17.8	Other Insurance
17.9	Information
17.10	Currency
17.11	Grounding of Aircraft
17.12	Failure to Insure
17.13	Reinsurance
17.14	Limit on Hull in favor of LESSEE

ARTICLE 18	LOSS, DAMAGE AND REQUISITION
18.1	Definitions
18.2	Notice of Total Loss
18.3	Total Loss of Aircraft or Airframe
18.4	Surviving Engine(s)
18.5	Total Loss of Engine and not Airframe
18.6	Other Loss or Damage
18.7	Copy of Insurance Policy
18.8	Government Requisition
18.9	LESSOR Retention of Reserves

ARTICLE 19	REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE
19.1	Representations and Warranties
19.2	Covenants

ARTICLE 20	REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR
20.1	Representations and Warranties
20.2	Covenant of Quiet Enjoyment

ARTICLE 21	FINANCIAL AND RELATED INFORMATION

ARTICLE 22	RETURN OF AIRCRAFT
22.1	Date of Return
22.2	Technical Report
22.3	Return Location
22.4	Full Aircraft Documentation Review
22.5	Aircraft Inspection
22.6	Certificate of Airworthiness Matters
22.7	General Condition of Aircraft at Return
22.8	Checks Prior to Return
22.9	Part Lives
22.10	Export and Deregistration of Aircraft
22.11	LESSEE's Continuing Obligations
22.12	Airport and Navigation Charges
22.13	Return Acceptance Certificate
22.14	Indemnities and Insurance

ARTICLE 23	ASSIGNMENT
23.1	No Assignment by LESSEE
23.2	Sale or Assignment by LESSOR
23.3	LESSOR's Lender
23.4	LESSEE Cooperation
23.5	Protections

ARTICLE 24	DEFAULT OF LESSEE
24.1	LESSEE Notice to LESSOR
24.2	Events of Default
24.3	LESSOR's General Rights
24.4	Deregistration and Export of Aircraft
24.5	LESSEE Liability for Damages
24.6	Waiver of Default
24.7	Present Value of Payments
24.8	Use of "Termination Date"

ARTICLE 25	NOTICES
25.1	Manner of Sending Notices
25.2	Notice Information

ARTICLE 26	GOVERNING LAW AND JURISDICTION
26.1	California Law
26.2	Non-Exclusive Jurisdiction in California
26.3	Service of Process
26.4	Prevailing Party in Dispute
26.5	Waiver

ARTICLE 27	MISCELLANEOUS
27.1	Transportation of Personnel
27.2	Press Releases
27.3	Power of Attorney
27.4	LESSOR Performance for LESSEE
27.5	LESSOR's Payment Obligations
27.6	Application of Payments
27.7	Usury Laws
27.8	Delegation by LESSOR
27.9	Confidentiality
27.10	Rights of Parties
27.11	Further Assurances
27.12	Use of Word "including"
27.13	Headings
27.14	Invalidity of any Provision
27.15	Negotiation
27.16	Time is of the Essence
27.17	Amendments in Writing
27.18	Counterparts
27.19	Delivery of Documents by Fax
27.20	Entire Agreement

EXHIBIT A	AIRCRAFT DESCRIPTION
EXHIBIT B	CONDITION AT DELIVERY
EXHIBIT C	SUMMARY OF TRANSACTION
1.	Description of Aircraft
2.	Scheduled Delivery Date and Location
3.	Initial Lease Term
4.	Lease Extension Option
5.	Security Deposit
6.	Rent During Initial Lease Term
7.	Rent During Lease Extension Terms
8.	Reserves
9.	Additional Rent for Excess Airframe and Engine Cycles
10.	Country of Aircraft Registration
11.	Maintenance Program
12.	Agreed Value of Aircraft
13.	LESSOR's Bank Account
EXHIBIT D	COMMERCIAL TERMS
EXHIBIT E	CERTIFICATE OF INSURANCE
EXHIBIT F	BROKERS' LETTER OF UNDERTAKING
EXHIBIT G	ESTOPPEL AND ACCEPTANCE CERTIFICATE
EXHIBIT H	OPINION OF COUNSEL
EXHIBIT I	ASSIGNMENT OF RIGHTS (AIRFRAME)
EXHIBIT J	ASSIGNMENT OF RIGHTS (ENGINES)
EXHIBIT K	RETURN ACCEPTANCE RECEIPT
EXHIBIT L	MONTHLY REPORT
EXHIBIT M	AIRCRAFT DOCUMENTATION
EXHIBIT N	TECHNICAL EVALUATION REPORT

AIRCRAFT LEASE AGREEMENT

THIS AIRCRAFT LEASE AGREEMENT is made and entered into as of July 16, 2001.

BETWEEN:

HAWAIIAN AIRLINES, INC., a Hawaii corporation whose address and principal place of business is at 3375 Koapaka Street, Suite G350, Honolulu, Hawaii 96819 ("LESSEE") and

INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation whose address and principal place of business is at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California  90067 ("LESSOR").

The subject matter of this Lease is one (1) used B767-3G5ER aircraft.  In consideration of and subject to the mutual covenants, terms and conditions contained in this Lease, LESSOR hereby agrees to lease to LESSEE and LESSEE hereby agrees to lease from LESSOR the Aircraft (as defined below) and the parties further agree as follows:

ARTICLE 1                           DEFINITIONS

Except where the context otherwise requires, the following words have the following meanings for all purposes of this Lease.  The defi1nitions are equally applicable to the singular and plural forms of the words.  Any agreement defined below includes each amendment, modification, supplement and waiver thereto in effect from time to time.

1.1                           General Definitions.

"Aircraft" means the Airframe, two (2) Engines, Parts and Aircraft Documentation, collectively.  As the context requires, "Aircraft" may also mean the Airframe, any Engine, any Part, the Aircraft Documentation or any part thereof individually.  For example, in the context of return to LESSOR the term "Aircraft" means the Airframe, Engines, Parts and Aircraft Documentation collectively, yet in the context of LESSEE not creating any Security Interests other than Permitted Liens on the Aircraft, the term "Aircraft" means any of the Airframe, any Engine, any Part or the Aircraft Documentation individually.

"Aircraft Documentation" means all (a) log books, Aircraft records, manuals and other documents provided to LESSEE in connection with the Aircraft, (b) documents listed in Exhibits G and M and (c) any other documents required to be maintained during the Lease Term by the Aviation Authority, LESSEE's Maintenance Program and this Lease.

"Airframe" means the airframe listed in the Estoppel and Acceptance Certificate executed at Delivery together with all Parts relating thereto (except Engines or engines).

"Airworthiness Directives" or "ADs" means all airworthiness directives of the FAA.

"APU" means the auxiliary power unit of the Aircraft.

"Aviation Authority" means the FAA or any Government Entity which under the Laws of the U.S. from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in the U.S.  If the Aircraft is registered in a country other than the U.S., "Aviation Authority" means the agency which regulates civil aviation in such other country.

"Aviation Documents" means any or all of the following which at any time may be obtainable from the Aviation Authority: (a) the certificate of registration for the Aircraft issued by the State of Registration, (b) a full certificate of airworthiness for the Aircraft specifying transport category (passenger), (c) an air transport license, (d) an air operator's certificate, (e) such recordation of LESSOR's title to the Aircraft and interest in this Lease as may be available in the State of Registration and (f) all such other authorizations, approvals, consents and certificates in the State of Registration as may be required to enable LESSEE lawfully to operate the Aircraft.

"Basic Engine" means those units and components of the Engine which are used to induce and convert fuel/air mixture into thrust/power; to transmit power to the fan and accessory drives; to supplement the function of other defined systems external to the Engine; and to control and direct the flow of internal lubrication, plus all essential accessories as supplied by the Engine manufacturer.  The nacelle, installed components related to the Aircraft systems, thrust reversers, QEC and the primary exhaust nozzle are excluded.

"Business Day" means a day other than a Saturday or Sunday on which the banks in the city where LESSOR's Bank is located are open for the transaction of business of the type required by this Lease.

"Creditor" means any lessor, owner, bank, lender, mortgagee or other Person which is the owner of or has any interest in an aircraft engine or aircraft operated by LESSEE.

"Creditor Agreement" means the applicable agreement between a Creditor and LESSEE or between Creditors pursuant to which such Creditor owns, leases or has an interest in either an aircraft operated by LESSEE on which an Engine may be installed or in an aircraft engine which may be installed on the Airframe.

"Default" means any event which, upon the giving of notice, the lapse of time and/or a relevant determination, would constitute an Event of Default.

"Delivery" means the delivery of the Aircraft from LESSOR to LESSEE pursuant to Articles 2 and 5.

"Delivery Date" means the date on which Delivery takes place.

"Dollars" and "$" means the lawful currency of the U.S.

"Engine" means (a) each of the engines listed on the Estoppel and Acceptance Certificate; (b) any replacement engine acquired by LESSOR and leased to LESSEE pursuant to Article 18.5 following a Total Loss of an Engine; and (c) all Parts installed in or on any of such engines at Delivery (or substituted, renewed or replacement Parts in accordance with this Lease) so long as title thereto is or remains vested in LESSOR in accordance with the terms of Article 11.3.

"Event of Default" means any of the events referred to in Article 24.2.

"FAA" means the Federal Aviation Administration of the Department of Transportation or any successor thereto under the Laws of the U.S.

"FARs" means the U.S. Federal Aviation Regulations embodied in Title 14 of the U.S. Code of Federal Regulations, as amended from time to time, or any successor regulations thereto.

"Geneva Convention" means the Convention on the International Recognition of Rights in Aircraft signed in Geneva, Switzerland on June 19, 1948.

"Government Entity" means any (a) national, state or local government, (b) board, commission, department, division, instrumentality, court, agency or political subdivision thereof and (c) association, organization or institution of which any of the entities listed in (a) or (b) is a member or to whose jurisdiction any such entity is subject.

"Landing Gear" means the installed main and nose landing gear, components and their associated actuators, side braces and parts.

"Law" means any (a) statute, decree, constitution, regulation, order or any directive of any Government Entity, (b) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party and (c) judicial or administrative interpretation or application of any of the foregoing.

"LBA" mean the Luftfahrt-Bundesamt of the Federal Republic of Germany.

"Lease" means this Aircraft Lease Agreement, together with all Exhibits hereto.

"LESSOR's Lien" means any Security Interest created by LESSOR [Redacted].

"Maintenance Program" means LESSEE's maintenance program as approved by the Aviation Authority or such other maintenance program as LESSOR may, in its [Redacted] discretion, accept in writing.

"Manufacturer" means The Boeing Company.

"MPD" means the Maintenance Planning Document published by Manufacturer and applicable to the Aircraft.  With respect to the hour/cycle/calendar time limitation of Parts and inspections, references to the MPD mean the most restrictive limitation set forth therein.

"Overhaul" means the full reconditioning of the Aircraft, an Engine, APU, Landing Gear or Part, as the case may be, in which such equipment has been fully disassembled; cleaned; thoroughly inspected; and returned to the highest standard specified by the applicable manufacturer's manual [Redacted].

"Part" means any part, component, appliance, system module, engine module, accessory, material, instrument, communications equipment, furnishing, the APU, LESSEE-furnished or LESSOR-purchased equipment or other item of equipment (other than complete Engines or engines) for the time being installed in or attached to the Airframe or any Engine, or which, having been removed from the Airframe or any Engine, remains the property of LESSOR.

"Permitted Lien" means (a) LESSOR's Liens; (b) Security Interests arising in the ordinary course of LESSEE's business for Taxes either not yet assessed or, if assessed, not yet due or being contested in good faith in accordance with Article 15.5 or (c) materialmen's, mechanics', workmen's, repairmen's, employees' liens or similar Security Interests arising by operation of Law after the Delivery Date in the ordinary course of LESSEE's business for amounts which are either not yet due or are being contested in good faith by appropriate proceedings (and for which adequate reserves have been made or, when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings do not involve any danger of sale, forfeiture or loss of the Aircraft.

"Person" means any individual, firm, partnership, joint venture, trust, corporation, Government Entity, committee, department, authority or any body, incorporated or unincorporated, whether having distinct legal personality or not.

"Prime Rate" means the rate of interest from time to time announced by Chase Manhattan Bank in New York as its prime commercial lending rate.

"Prior Lessee" means LTU Lufttransport-Unternehmen GmbH.

"Prior Lessee Lease Agreement" means the aircraft lease agreement between Prior Lessee and LESSOR pursuant to which Prior Lessee is leasing the Aircraft from LESSOR.

"Prohibited Country" means any country to which the export and/or use of an Boeing 767-300ER aircraft with Pratt & Whitney PW4062 engines attached thereto is not permitted under (a) any United Nations sanctions, (b) the United States Export Administration Act 1979 (as amended) or any successor legislation and/or the Export Administration Regulations promulgated thereunder, (c) any similar or corresponding legislation then in effect in the U.S. (unless knowledge of any non-applicability of such legislation or regulations referred to in (a), (b) or (c) above is in the public domain) or (d) any subsequent United Nations Sanctions Orders the effect of which prohibits or restricts the export and/or use of Boeing 767-300ER aircraft with Pratt & Whitney PW4062 engines attached thereto to such country.

"Security Interest" means any encumbrance or security interest, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim or right of possession or detention.

"State of Registration" means the U.S. or such other country or state of registration of the Aircraft as LESSOR may, in its absolute discretion, approve in writing.

"U.S." means the United States of America.

1.2	Specific Definitions . The following terms are defined in the Articles referenced below:

Terms

		Article
	Agreed Value	18.1
	Airframe Reserves	3(a) of Exhibit D
	Default Interest	4.6
	Delivery Location	2.1
	Engine LLP Reserves	3(a) of Exhibit D
	Engine Performance	3(a) of Exhibit D
	Restoration Reserves
	Expenses	16.1
	Expiration Date	3.3
	First Extension Lease Term	3.2.1
	Indemnitees	16.1
	Initial Lease Term	3.1
	Investment Grade	23.2.2
	Lease Term	3.3
	LESSOR's Assignee	23.2.1
	LESSOR's Bank	4.5
	LESSOR's Lender	23.3
	Modification	11.8.1
	Modification Loan	2(a) of Exhibit D
	Net Total Loss Proceeds	18.1
	Operative Documents	19.1.3
	Rent	2(a) of Exhibit D
	Reserves	3(a) of Exhibit D
	Scheduled Delivery Date	2.2
	Second Extension Lease	3.2.1
	Term
	Security Deposit	1(a) of Exhibit D
	Taxes	15.1
	Termination Date	3.4
	Total Loss	18.1
	Total Loss Date	18.1
	Total Loss Proceeds	18.1

ARTICLE 2                            PLACE AND DATE OF DELIVERY

2.1                           Place of Delivery.    LESSOR will deliver the Aircraft to LESSEE at Dusseldorf, Germany or such other place as may be agreed in writing between the parties (the "Delivery Location").

2.2                           Scheduled Delivery Date.    As of the date of this Lease, Delivery of the Aircraft from Prior Lessee to LESSOR is scheduled to occur in the month of May 2002.  LESSOR will notify LESSEE from time to time and in a timely manner of the exact date on which LESSOR expects Delivery to take place (the "Scheduled Delivery Date").  From April 1, 2002 until Delivery, LESSOR will communicate with LESSEE on a regular basis and will notify LESSEE promptly concerning the Scheduled Delivery Date.

2.3                           Delivery subject to Prior Lessee Delivery.    LESSOR and LESSEE expressly acknowledge that Delivery of the Aircraft to LESSEE is subject to and conditioned upon redelivery of the Aircraft by Prior Lessee to LESSOR in accordance with the terms of the Prior Lessee Lease Agreement.

2.4                           No LESSOR Liability.    LESSOR will not be liable for any loss or expense, or any loss of profit, arising from any delay or failure in Delivery to LESSEE unless such delay or failure arises as a direct consequence of the willful misconduct of LESSOR, and in no event will LESSOR be liable for any delay or failure which is caused by any breach or delay on the part of Prior Lessee.

2.5                           Total Loss of Aircraft prior to Delivery.    If a Total Loss of the Aircraft occurs prior to Delivery, neither party will have any further liability to the other except that LESSOR will return to LESSEE the Security Deposit in accordance with Article 4.1 and any prepaid Rent.

2.6                           Cancellation for Delay.    Promptly after LESSOR becomes aware that in Prior Lessee's opinion a delay will cause Delivery to be delayed beyond September 2002, LESSOR will notify LESSEE. [Redacted].

ARTICLE 3                            LEASE TERM AND EXTENSION OPTIONS

3.1                           Initial Lease Term.    The term of leasing of the Aircraft will commence on the Delivery Date and continue for an initial lease term of seven  (7) years (the "Initial Lease Term").

3.2                       Lease Extension Option.

3.2.1                   So long as no Default or Event of Default has occurred and is continuing hereunder on the date of exercise of the option or at any time from such date to the commencement date of the lease term with respect to such option, LESSEE will have two (2) options to extend the term of the Lease for a period of one (1) year each (individually, the "First Extension Lease Term" and the "Second Extension Lease Term").

3.2.2                   In order to exercise an option, LESSEE must give written notice to LESSOR not less than ten (10) months prior to the then-existing Expiration Date of this Lease.  Any notice given by LESSEE in accordance herewith will be irrevocable.  LESSEE may not exercise its option to extend the Lease for the Second Extension Lease Term unless it has also exercised its option to extend the Lease for the First Extension Lease Term.

3.3                       "Lease Term" and "Expiration Date".    "Lease Term" means the term of leasing commencing on the Delivery Date and terminating on the Expiration Date.  "Expiration Date" means the date on which LESSEE is required to redeliver the Aircraft to LESSOR in the condition required by this Lease on the last day of the Initial Lease Term or, if and as applicable,  the First Extension Lease Term or Second Extension Lease Term.

3.4                       "Termination Date".    This Lease may in fact terminate on any of the dates set forth below:

(a) the Expiration Date, provided LESSEE returns the Aircraft to LESSOR on the Expiration Date in the condition required by Article 22; or

(b) a date earlier than the Expiration Date, if:

(i)    there is a Total Loss of the Aircraft prior to Delivery pursuant to Article 2.5;

(ii) cancellation of this Lease occurs pursuant to Article 2.6;

(iii) there is a Total Loss of the Aircraft and payment is made to LESSOR in accordance with Article 18.3; or

(iv) an Event of Default occurs and LESSOR repossesses the Aircraft or otherwise terminates this Lease pursuant to Article 24.3.

(c) a date later than the Expiration Date if:

(i)  an Event of Default occurs hereunder by LESSEE returning the Aircraft in the condition required by this Lease after the Expiration Date; or

(ii)  an Event of Default occurs and LESSOR repossesses the Aircraft or otherwise terminates this Lease pursuant to Article 24.3.

The "Termination Date" is the date on which this Lease terminates because one of the above conditions of this Article 3.4 has occurred.

ARTICLE 4                            SECURITY DEPOSIT, RESERVES AND OTHER PAYMENTS

4.1                           Security Deposit.    LESSEE will pay LESSOR a Security Deposit in accordance with the terms of paragraph 1 of

Exhibit D.

4.2                          Rent.    LESSEE will pay LESSOR Rent in accordance with the terms of paragraph 2 of Exhibit D.

4.3                          Reserves.    LESSEE will pay LESSOR Reserves in accordance with the terms of paragraph 3 of Exhibit D.

4.4                          Additional Rent for Excess Cycles.    LESSEE will pay LESSOR additional Rent for excess Airframe cycles in accordance with the terms of paragraph 4 of Exhibit D.

4.5                           LESSOR's Bank Account.    The Security Deposit, Rent, Reserves and any other payment due under this Lease will be paid by wire transfer of immediately available U.S. Dollar funds to LESSOR's bank account at:

International Lease Finance

Corporation Account No. 910-274-9067

Chase Manhattan Bank

55 Water Street

New York, NY 10041

ABA# 021000021

or to such other bank account as LESSOR may from time to time designate by written notice

("LESSOR's Bank").  When it is stated in this Lease that an installment of the Security Deposit, the monthly Rent, Reserves or any other payment is due or must be paid or made by LESSEE by a specific date, then such payment actually must be received by LESSOR's Bank on or before such specific date, even if, in order for such payment to be received by LESSOR's Bank by such specific date, LESSEE must initiate the wire transfer prior to such specific date.

4.6                           Default Interest.    If LESSOR's Bank does not receive the Rent or any other amount on or before the specific date when due, LESSOR will suffer loss and damage the exact nature and amount of which are difficult or impossible to ascertain.  LESSEE will pay LESSOR as supplemental Rent (by way of agreed compensation and not as a penalty) interest on any due and unpaid amounts payable by LESSEE under this Lease.  Interest will be calculated at a per annum rate (based on a 360 day year) which is equal to [Redacted] plus the Prime Rate in effect on the date on which the amount was originally due for the period from the date the amount originally was due through the date the amount actually is received at LESSOR's Bank or, in the case of LESSOR's performance of LESSEE's obligations hereunder, from the date of payment by LESSOR through the date of LESSEE's repayment to LESSOR ("Default Interest").  Default Interest will accrue on a day-to-day basis and be compounded monthly.

4.7                           No Deductions or Withholdings.    All payments by LESSEE under this Lease, including the Security Deposit, Rent, Reserves, Default Interest, fees, indemnities or any other item, will be made in full without any deduction or withholding whether in respect of set-off, counterclaim, duties, or Taxes (as defined in Article 15) imposed in the State of Registration or any jurisdiction from which such payments are made unless LESSEE is prohibited by Law from doing so, in which event LESSEE will gross up the payment amount such that the net payment received by LESSOR after any deduction or withholding equals the amounts called for under this Lease.

4.8                           Wire Transfer Disbursement Report.    At the time of each Rent or other payment, LESSEE will advise LESSOR in writing of the payment being made by LESSEE and the allocation of such payment to the Security Deposit, Rent, Reserves, Default Interest and other charges. Notwithstanding the allocation set forth in LESSEE's report, in the event LESSEE is in default under this Lease, LESSOR will have complete discretion to allocate LESSEE's payments as LESSOR determines.

4.9                           Net Lease.

4.9.1                        This Lease is a net lease and LESSEE's obligation to pay Rent and make other payments in accordance with this Lease will be absolute and unconditional under any and all circumstances and regardless of other events, including the following:

(a) any right of set-off, counterclaim, recoupment, defense or other right (including any right of reimbursement) which LESSEE may have against LESSOR, Prior Lessee, Manufacturer, the Engine manufacturer or any other person for any reason, including any claim LESSEE may have for the foregoing;

(b) unavailability or interruption in use of the Aircraft for any reason, including a requisition thereof or any prohibition or interference with or other restriction against LESSEE's use, operation or possession of the Aircraft (whether by Law or otherwise), any defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, the ineligibility of the Aircraft for any particular use or trade or for registration under the Laws of any jurisdiction or Total Loss of the Aircraft;

(c) insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against LESSOR, LESSEE, Prior Lessee, Manufacturer, the Engine manufacturer or any other Person;

(d) invalidity or unenforceability or lack of due authorization of or other defect in this Lease;

(e) failure or delay on the part of any party to perform its obligations under this Lease; or

(f)  any other circumstance which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of LESSEE hereunder.

4.9.2                      Nothing in Article 4.9 will be construed to limit LESSEE's rights and remedies in the event of LESSOR's breach of its warranty of quiet enjoyment set forth in Article 20.2 or to limit LESSEE's rights and remedies to pursue in a court of law any claim it may have against LESSOR or any other Person.

4.10                         LESSOR Performance of LESSEE Obligation.    If LESSEE fails to make any payment under this Lease to a third party in connection with the Aircraft or fails to perform any other obligation required under this Lease, LESSOR may (but is not required to) at its election and without waiver of its rights perform such obligation and/or pay such amount.  Within five (5) Business Days after written notice to LESSEE of the amount paid by LESSOR on behalf of LESSEE, LESSEE will repay such amount to LESSOR together with Default Interest accrued in accordance with Article 4.6.  Such payment to LESSOR will constitute additional Rent payable by LESSEE to LESSOR hereunder.  Any payment, performance or compliance by LESSOR of a LESSEE obligation hereunder will not affect the occurrence or continuance of a Default or Event of Default, as the case may be.

4.11                         Consideration for Rent and other Amounts.    The amount of the Rent and other payments contained herein are in consideration of LESSEE's waiver of warranties and indemnities set forth in Articles 7 and 16, respectively, and the other provisions of this Lease.

ARTICLE 5                    DELIVERY CONDITION AND INSPECTION OF AIRCRAFT

5.1                           LESSEE Selection of Aircraft.    LESSEE COVENANTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE.  LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER, REPAIRER OR SERVICING AGENT OF THE AIRCRAFT.

5.2                           Condition at Delivery.    LESSOR has advised LESSEE that at Delivery the Aircraft will be as set forth in Exhibit A and in the condition set forth in Exhibit B.  To the extent that at Delivery there are non-substantial or minor deviations from the condition set forth in Exhibit B which do not affect the airworthiness of the Aircraft, LESSEE will nonetheless accept the Aircraft [Redacted] and LESSOR and LESSEE will adjust the return conditions of the Aircraft set forth in Article 22 accordingly.

5.3                           LESSEE Inspection of Aircraft at Delivery.   LESSEE will have the ground inspection and acceptance flight rights set forth in Exhibit B.  LESSEE acknowledges that, as between LESSEE and LESSOR, in accepting the Aircraft LESSEE is relying on its own inspection and knowledge of the Aircraft in determining whether the Aircraft meets the requirements of this Lease.

5.4                           Delivery of Aircraft to LESSEE.    Subject to LESSEE having performed all of the conditions precedent to Delivery set forth in Article 6 below, immediately following redelivery of the Aircraft from Prior Lessee to LESSOR, LESSOR will deliver the Aircraft to LESSEE at the Delivery Location.  Provided that the Aircraft is in the condition required by Article 5.2, upon the tender of the Aircraft by LESSOR to LESSEE, LESSEE will accept the Aircraft and the date of tender by LESSOR to LESSEE will be deemed to be the Delivery Date for all purposes under this Lease, including, but not limited to, the commencement of LESSEE's obligation to pay Rent hereunder.

5.5                           LESSEE Acceptance of Aircraft.    If LESSEE fails to (a) comply with the conditions contained in Articles 6.1 and 6.2 so as to prohibit Delivery from taking place immediately following redelivery of the Aircraft by Prior Lessee to LESSOR or (b) take delivery of the Aircraft when properly tendered for delivery by LESSOR in the condition required hereunder, LESSEE will indemnify LESSOR for all costs and expenses incurred by LESSOR as a result thereof [Redacted].

ARTICLE 6           PRE-DELIVERY, DELIVERY AND POST-DELIVERY DOCUMENTARY
AND OTHER REQUIREMENTS

6.1                           Pre-Delivery Requirements.    LESSEE will do each of the following prior to the Scheduled Delivery Date of the Aircraft within the time frames set forth below:

6.1.1                       Within one (1) month after execution of this Lease, LESSEE will deliver to LESSOR copies of resolutions of the Board of Directors of LESSEE or other written evidence of appropriate corporate action, duly certifying and authorizing the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease, together with an incumbency certificate as to the person or persons authorized to execute and deliver documents on behalf of LESSEE hereunder.

6.1.2                       At least fourteen (14) days prior to the Scheduled Delivery Date, LESSEE will have delivered to LESSOR a Certificate of Insurance and Brokers' Letter of Undertaking in the form and substance of Exhibits E and F, respectively, from LESSEE's insurance brokers evidencing insurance of the Aircraft in accordance with this Lease from the Delivery Date.

6.1.3                       At least three (3) Business Days prior to the Scheduled Delivery Date, LESSEE's counsel [Redacted] will deliver a draft opinion of counsel substantially in the form and substance of Exhibit H, and LESSEE will do each of the following:

(a) pay to LESSOR the first monthly installment of Rent in accordance with Article 4.2;

(b) provide LESSOR with a copy of such Aviation Documents as may be available prior to the Scheduled Delivery Date;

(c) provide LESSOR with a power of attorney empowering LESSEE's representative, who may be an officer or employee of LESSEE, to accept the Aircraft on behalf of LESSEE; and

(d) provide LESSOR with such other documents as LESSOR may reasonably request.

6.2                           Delivery Requirements.    On the Delivery Date of the Aircraft, each of the following will occur:

6.2.1                       LESSEE will execute and deliver to LESSOR an Estoppel and Acceptance Certificate in the form of Exhibit G covering the Aircraft and effective as of the Delivery Date.

6.2.2                        LESSEE will deliver a certificate signed by an officer of LESSEE stating all of the following:

(a) the representations and warranties contained in Article 19 are true and accurate in all material respects on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) no Default has occurred and is continuing or will result from LESSEE's lease of the Aircraft hereunder; and

(c) such officer has examined the Creditor Agreements between LESSEE and the other Creditors and none of such Creditor Agreements contain terms which provide or contemplate that such Creditors will obtain any right, title or interest in an Engine which is installed on another aircraft (or, if this is not the case, such officer will identify in the certificate the parties, the aircraft and the Creditor Agreements for which this statement is untrue).

6.2.3                       If any Creditor Agreement provides or contemplates that such Creditor will obtain any right, title or interest in an Engine which is installed on such Creditor's aircraft, LESSEE will deliver to LESSOR an engines cooperation agreement in form and substance acceptable to LESSOR which is executed by LESSEE and LESSEE's Creditors (as defined therein).

6.2.4                       LESSEE will deliver to LESSOR a copy of such Aviation Documents as have not been previously delivered which are available.

6.2.5                       LESSEE's counsel [Redacted] will deliver an  opinion of counsel substantially in the form and substance of Exhibit H.

6.2.6                        LESSOR will deliver to LESSEE the following:

(a) an assignment of Manufacturer and Engine manufacturer rights in the form and substance of Exhibits I and J;

(b) executed copies of the Operative Documents;

(c) the Aircraft Documentation in LESSOR's possession; and

(d) a receipt for the Security Deposit.

6.3                           Post-Delivery Requirements.

6.3.1                       Within seven (7) days after Delivery, if not previously provided, LESSEE will provide LESSOR with copies of all Aviation Documents not previously delivered.

6.3.2                        [Redacted]

ARTICLE 7                            DISCLAIMERS

LESSOR HAS COMMITTED TO LESSEE THAT ON THE DELIVERY DATE THE AIRCRAFT WILL BE IN THE CONDITION REQUIRED BY EXHIBIT B.  SUCH COMMITMENT OR COVENANT ON THE PART OF LESSOR EXPIRES AND THE DISCLAIMERS SET FORTH IN THIS ARTICLE 7 APPLY UPON LESSEE'S ACCEPTANCE OF THE AIRCRAFT AND EXECUTION OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE.  AFTER SUCH TIME, THEN AS BETWEEN LESSOR AND LESSEE:

7.1                           "As Is, Where Is".    LESSEE AGREES THAT IT IS LEASING THE AIRCRAFT "AS IS, WHERE IS".  LESSEE UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT NEITHER LESSOR NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES HAVE MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO (a) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF THIS LEASE AND THE PRIOR LESSEE LEASE AGREEMENT, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, OR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (b) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (c) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (d) ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

7.2                           Waiver of Warranty of Description.    IN CONSIDERATION OF (a) LESSEE'S RIGHTS HEREUNDER TO INSPECT THE AIRCRAFT AND (b) LESSOR'S ASSIGNMENT TO LESSEE OF ANY EXISTING AND ASSIGNABLE WARRANTIES OF MANUFACTURER AND THE ENGINE MANUFACTURER, LESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE CONSTITUTE LESSEE'S WAIVER OF THE WARRANTY OF DESCRIPTION, ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION AND ANY AND ALL RIGHTS IT MAY HAVE TO THE REMEDIES SET FORTH IN SECTIONS 10508 THROUGH 10522 OF THE CALIFORNIA COMMERCIAL CODE.  EVEN IF AT ANY TIME THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION SUBSTANTIALLY IMPAIRS THE VALUE AND UTILITY OF THE AIRCRAFT AND EITHER (i) LESSEE ACCEPTED THE AIRCRAFT BASED ON A REASONABLE ASSUMPTION THAT THE NONCONFORMITY WOULD BE CURED AND IT WAS NOT SEASONABLY CURED OR (ii) LESSEE ACCEPTED THE AIRCRAFT WITHOUT DISCOVERING THE NONCONFORMITY BUT LESSEE'S ACCEPTANCE OF THE AIRCRAFT WAS REASONABLY INDUCED EITHER BY LESSOR'S ASSURANCES OR BY THE DIFFICULTY OF DISCOVERING ANY DEFECT PRIOR TO ACCEPTANCE, LESSEE AGREES NOT TO LOOK TO LESSOR FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION.

7.3                           LESSEE Waiver.    LESSEE hereby waives as between itself and LESSOR and agrees not to seek to establish or enforce any rights and remedies, express or implied (whether statutory or otherwise) against LESSOR or the Aircraft relating to any of the matters mentioned in Articles 7.1 or 7.2 and the leasing thereof by LESSOR to LESSEE.

7.4                           Conclusive Proof.    DELIVERY BY LESSEE TO LESSOR OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE'S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND ENGINES AND (a) EACH IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR AND (b) THE AIRCRAFT AND ENGINES AND THE AIRCRAFT DOCUMENTATION ARE WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT DELIVERY) AND IN EVERY WAY SATISFACTORY TO LESSEE.

7.5                           No LESSOR Liability for Losses.    LESSEE agrees that LESSOR will not be liable to LESSEE, any sublessee or any Person, whether in contract or tort and however arising, for any cost, loss or damage (consequential or otherwise) arising out of the condition of the Aircraft, whether or not due in whole or in part to an act or omission or the active or passive negligence of LESSOR [Redacted].

7.6                           No Liability to Repair or Replace.    LESSOR will not be liable for any expense in repairing or replacing any item of the Aircraft or be liable to supply another aircraft or any item in lieu of the Aircraft or any Part thereof if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use.

7.7                           No Waiver.    Nothing in this Article 7 or elsewhere in this Lease will be deemed to be a waiver by LESSEE of any rights it may have against Manufacturer, the Engine manufacturer or any other Person.

ARTICLE 8                            MANUFACTURERS' AND VENDORS' WARRANTIES

8.1                           Warranties.    As set forth in Article 6.2.6, at Delivery LESSOR will assign to LESSEE for the duration of the Lease Term the benefit of all warranties and indemnities given to LESSOR by Manufacturer and the Engine manufacturer.  Effective on the Delivery Date, all other vendor warranties with respect to the Aircraft are hereby assigned by LESSOR to LESSEE.

8.2                           Reassignment.    On the Termination Date, the benefit of any warranty assigned by LESSOR to LESSEE pursuant to Article 6.2.6 will be reassigned automatically to LESSOR or its designee.  LESSEE's rights under such warranties (including LESSEE's claims and rights to payment thereunder) will revert to LESSOR during any period in which an Event of Default is continuing. LESSEE at its own cost and expense will do all such things and execute such documents as may be required for this purpose.

8.3                           Warranty Claims.    LESSEE will diligently and promptly pursue any valid claims it may have against Manufacturer and others under such warranties with respect to the Aircraft and will provide notice of the same to LESSOR.[Redacted].

ARTICLE 9                            OPERATION OF AIRCRAFT

9.1                           Costs of Operation.    LESSEE will pay all costs incurred in the operation of the Aircraft during the Lease Term, for profit or otherwise, including the costs of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, storage, landing and navigation fees, airport charges, passenger service and any and all other expenses of any kind or nature, directly or indirectly, in connection with or related to the use, movement and operation of the Aircraft.  The obligations, covenants and liabilities of LESSEE under this paragraph arising prior to return of the Aircraft to LESSOR will continue in full force and effect, notwithstanding the termination of this Lease or expiration of the Lease Term.

9.2                           Compliance with Laws.    LESSEE agrees throughout the Lease Term to maintain operational control of the Aircraft and use the Aircraft in accordance with applicable Laws of the State of Registration and of any country, state, territory or municipality into or over which LESSEE may operate.  LESSEE will not employ, suffer or cause the Aircraft to be used in any business which is forbidden by Law or in any manner which may render it liable to condemnation, destruction, seizure, or confiscation by any authority.  LESSEE will not permit the Aircraft to fly to any airport or country if so doing would cause LESSEE or LESSOR to be in violation of any Law applicable to either of them or the Aircraft.

9.3                           Training.    LESSEE will not use the Aircraft for testing or for training of flight crew members other than LESSEE crew members and will not use the Aircraft for training any more than it utilizes for training the other aircraft in its fleet.

9.4                           No Violation of Insurance Policies.    LESSEE will not use or permit the Aircraft to be used in any manner or for any purpose which is not covered by the insurance policies LESSEE is required to carry and maintain as set forth in this Lease.  LESSEE will not carry any goods of any description excepted or exempted from such policies or do any other act or permit to be done anything which could reasonably be expected to invalidate or limit any such insurance policy.

9.5                           Flight Charges.

9.5.1                       LESSEE will pay promptly when due all en route navigation charges, navigation service charges and all other charges payable by LESSEE for the use of or for services provided at any airport, whether in respect of the Aircraft or any other aircraft of LESSEE, and will indemnify and hold LESSOR harmless in respect of the same.  This indemnity will continue in full force and effect notwithstanding the termination or expiration of the Lease Term for any reason or the return of the Aircraft.

9.5.2                       If requested by LESSOR, LESSEE will provide LESSOR with a list of the airports to which LESSEE regularly operates the Aircraft or its other aircraft.  [Redacted], LESSEE hereby authorizes any aviation authority or airport or creditor claiming rights on the Aircraft to confirm the status of LESSEE's payments to such creditor for the Aircraft and its other aircraft, as and when requested by LESSOR.

ARTICLE 10                        SUBLEASES

10.1                         No Sublease without LESSOR Consent.    LESSEE WILL NOT SUBLEASE OR PART WITH POSSESSION OF THE AIRCRAFT (EXCEPT FOR MAINTENANCE AND REPAIR) AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (NOT TO BE UNREASONABLY WITHHELD) AND IN ACCORDANCE WITH SUCH REQUIREMENTS AS MAY FROM TIME TO TIME BE AGREED IN WRITING BETWEEN LESSOR AND LESSEE.  The wet leasing of the Aircraft during the Lease Term (in which LESSEE and its crews retain operational control of the Aircraft) will not be considered a sublease of the Aircraft and will be permitted without LESSOR's consent, provided that (a) the Aircraft remains registered in the State of Registration, (b) the Aircraft will neither be based nor operated in a Prohibited Country and (c) LESSEE retains at all times full responsibility for insurance.

10.2                         LESSOR Costs.    LESSEE will indemnify LESSOR on demand for all reasonable out-of-pocket expenses (including legal fees) incurred in connection with LESSOR's assessment of the subleasing proposal (whether or not LESSOR's consent to such sublease is ultimately given) and implementation of the sublease,[Redacted].

10.3                         Any Approved Sublease.    Any sublease approved by LESSOR will be for a term no greater than the remaining Lease Term and contain provisions consistent with this Lease protecting LESSOR's title to the Aircraft, providing appropriate LESSOR indemnities, regarding the maintenance and repair standards for the Aircraft, concerning the insurances which will be carried by the sublessee and the circumstances which constitute a Total Loss of the Aircraft.  Any such sublease will be subject and subordinate to this Lease.  In its sole discretion, LESSOR may require an opinion of counsel in connection with such sublease, including LESSOR's right to repossess the Aircraft in the event of an Event of Default hereunder or under the sublease. LESSEE will not amend the terms of any approved sublease without the prior written consent of LESSOR, which will not be unreasonably withheld.

10.4                         Assignment of Sublease.    Any approved sublease will be assigned to LESSOR as security.  LESSEE will deliver the original counterpart of the sublease to LESSOR and make any filings necessary to protect LESSOR's security interest.

10.5                         Continued Responsibility of LESSEE.    LESSEE will continue to be responsible for performance of its obligations under this Lease during any period of sublease.

ARTICLE 11                         MAINTENANCE OF AIRCRAFT

11.1                         General Obligation.

11.1.1                      During the Lease Term and until the Aircraft is returned to and accepted by LESSOR, LESSEE alone has the obligation, at its expense, to maintain and repair the Aircraft, Engines and all of the Parts (a) in accordance with the Maintenance Program, (b) in accordance with the rules and regulations of the Aviation Authority, (c) in accordance with Manufacturer's type design, (d) in accordance with any other regulations or requirements necessary in order to maintain a valid Certificate of Airworthiness for the Aircraft and meet the requirements at all times during the Lease Term and upon return of the Aircraft to LESSOR for issuance of a Standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21 and (e) in the same manner and with the same care as used by LESSEE with respect to similar aircraft and engines operated by LESSEE and without in any way discriminating against the Aircraft.

11.1.2                      No Engine will remain in an unserviceable condition for more than three (3) months [Redacted].

11.1.3                      LESSEE will not enter into any Engine maintenance cost per flight hour, power-by-the-hour or similar agreement with the Engine manufacturer or any other Engine maintenance facility or organization without LESSOR's prior written consent.

11.2                         Specific Obligations.    Without limiting Article 11.1, LESSEE agrees that such maintenance and repairs will include but will not be limited to each of the following specific items:

(a) performance in accordance with the Maintenance Program of all routine and non-routine maintenance work;

(b) incorporation in the Aircraft of all Airworthiness Directives, all alert service bulletins of Manufacturer, the Engine manufacturer and other vendors or manufacturers of Parts incorporated on the Aircraft and any service bulletins which must be performed in order to maintain the warranties on the Aircraft, Engines and Parts;

(c) incorporation in the Aircraft of all other service bulletins of Manufacturer, the Engine manufacturer and other vendors which LESSEE schedules to adopt within the Lease Term for the rest of its B767-300ER aircraft fleet. [Redacted].  It is the intent of the parties that the Aircraft will not be discriminated from the rest of LESSEE's fleet in service bulletin compliance (including method of compliance) or other maintenance matters.  LESSEE will not discriminate against the Engines with respect to Overhaul build standards and life limited part replacements;

(d) incorporation in the Maintenance Program for the Aircraft of a corrosion prevention and control program as recommended by Manufacturer and the FAA and the correction of any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual.  In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer;

(e) maintaining in English and keeping in an up-to-date status the records and historical documents set forth in Attachment 1 of Exhibit K;

(f)   maintaining historical records, in English, for on condition, condition-monitored, hard time and life limited Parts (including tags from the manufacturer of such Part or a repair facility which evidence that such Part is new or overhauled and establish authenticity, total time in service and time since overhaul for such Part), the hours and cycles the Aircraft and Engines operate and all maintenance and repairs performed on the Aircraft; and

(g) properly documenting all repairs, Modifications and alterations and the addition, removal or replacement of equipment, systems or components in accordance with the rules and regulations of the Aviation Authority and reflecting such items in the Aircraft Documentation.  In addition, all repairs to the Aircraft will be accomplished in accordance with Manufacturer's Structural Repair Manual (or FAA-approved data supported by FAA Form 8110-3 or equivalent).  All Modifications and alterations will also be accomplished in accordance with FAA-approved data supported by FAA Form 8110-3 or equivalent.

11.3                         Replacement of Parts.

11.3.1                     LESSEE, at its own cost and expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered unfit or beyond economical repair (BER) for use for any reason.  In the ordinary course of maintenance, service, repair, overhaul or testing, LESSEE may remove any Part provided that LESSEE replaces such Part as promptly as practicable.  All replacement Parts will (a) be free and clear of all Security Interests (except Permitted Liens) of any kind or description, (b) be in airworthy condition and of at least equivalent model, service bulletin and modification status and have a value and utility at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof and (c) have a current "serviceable tag" of the manufacturer or maintenance facility providing such items to LESSEE, indicating that such Parts are new, serviceable or Overhauled.  So long as a substitution meets the requirements of the Maintenance Program and Aviation Authority, LESSEE may substitute for any Part a part that does not meet the requirements of the foregoing sentence if a complying Part cannot be procured or installed within the available groundtime of the Aircraft and as soon as practicable the noncomplying part is removed and replaced by a complying Part.  With respect to replacement modules in an Engine, the replacement module will not have been previously operated at a higher thrust rating than the replaced module.

11.3.2                     All Parts removed from the Airframe or any Engine will remain the property of LESSOR and subject to this Lease no matter where located, until such time as such Parts have been replaced by Parts (which have been incorporated or installed in or attached to the Airframe or such Engine) which meet the requirements for replacement Parts specified above and title to such replacement Parts has passed to LESSOR under the Laws of the State of Registration and lex situs.  To the extent permitted by the Laws of the State of Registration and the lex situs it is the intent of LESSOR and LESSEE that without further act and immediately upon any replacement Part becoming incorporated, installed or attached to the Airframe or an Engine as above provided, (a) title to the removed Part will thereupon vest in LESSEE, free and clear of all rights of LESSOR, (b) title to the replacement Part will thereupon vest in LESSOR free and clear of all rights of LESSEE and (c) such replacement Part will become subject to this Lease and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

11.4                         Removal of Engines.

11.4.1                     If an Engine is removed for testing, service, repair, maintenance, Overhaul work, alterations or modifications, title to such Engine will at all times remain vested in LESSOR.

11.4.2                     LESSEE will be entitled to remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that LESSEE complies with each of the following obligations:

(a) the insurance requirements set forth in Article 17 and Exhibit E are in place;

(b) LESSEE ensures that the identification plates referred to in Article 14 are not removed from any Engine upon such Engine being detached from the Aircraft; and

(c) title to the Engine remains with LESSOR free from all Security Interests (except Permitted Liens) regardless of the location of the Engine or its attachment to or detachment from the Aircraft.

11.5                         Pooling of Engines and Parts.    With LESSOR's prior written consent, not to be unreasonably withheld, LESSEE may subject the Engines and Parts to normal interchange or pooling agreements with responsible international and U.S. major scheduled commercial air carriers customary in the airline industry and entered into by LESSEE in the ordinary course of its business with respect to its entire B767-300ER fleet so long as (a) in the case of pooling of an Engine, such Engine is returned to LESSEE within two (2) months, (b) no transfer of title to the Engine occurs, (c) all other terms of this Lease continue to be observed with respect to the Engines or Parts, including but not limited to Articles 7, 9, 11, 13, 14, 15, 16, 17 and 18 and (d) LESSEE continues to be fully responsible to LESSOR for the performance of all of its obligations hereunder.

 11.6                        Installation of Engines on other aircraft.    Any Engine removed from the Aircraft may be installed on another aircraft in LESSEE's fleet which utilizes engines of the same type as the Engine only if one of the situations described in this Article 11.6 exists:

11.6.1                     LESSEE or LESSOR has title to such other aircraft free and clear of all Security Interests (except Permitted Liens).

11.6.2                     LESSEE, LESSOR and all of the Creditors of LESSEE of such aircraft enter into an engines cooperation agreement in form and substance [Redacted] acceptable to LESSOR in which each party agrees to recognize one another's rights in the engines.  LESSEE will reimburse LESSOR and LESSOR's Lender for their reasonable attorneys' fees and costs in negotiating and finalizing engine cooperation agreement arrangements with LESSEE and its Creditors.

11.6.3                     Such other aircraft is subject to a Creditor Agreement (but no other Security Interests except Permitted Liens) which by its terms expressly or effectively states that such Creditor and its successors and assigns will not acquire any right, title or interest in any Engine by reason of such Engine being installed on such aircraft.  To evidence the foregoing, at or before Delivery, LESSEE will provide LESSOR with an opinion of counsel and officer's certificate as to this matter (and such an opinion of counsel and officer's certificate will be provided during the Lease Term with respect to other Creditor Agreements regarding aircraft entering LESSEE's operating fleet subsequent to Delivery). LESSEE hereby agrees that if LESSOR's title to an Engine is in fact impaired under any such Creditor Agreement, [Redacted] such impairment will be a Total Loss of such Engine and the provisions of Article 18.5 will apply.  To the extent another Creditor Agreement contains such provisions, then LESSOR hereby agrees for the benefit of the Creditor of such Creditor Agreement that neither LESSOR nor its successors or assigns will acquire or claim any right, title or interest in any engine in which LESSEE or another Creditor has an interest as a result of such engine being installed on the Airframe.

11.7                         Engine Thrust Rating.    If an Engine is utilized by LESSEE on the Aircraft or on any other airframe (or if the Engine is utilized by any sublessee or user under a pooling arrangement in accordance with this Lease) at a thrust rating greater than the thrust rating set forth in Exhibit A, LESSEE will promptly notify LESSOR and the Engine Reserves amounts set forth in Article 4.3 will be increased in an amount proportional to the accelerated rate of deterioration of the Engine resulting from the increased thrust rating.

11.8                         Modifications.

11.8.1                     No modification, alteration, addition or removal to the Aircraft ("Modification") expected to cost over Five Hundred Thousand U.S. Dollars (US$500,000) or deviation from the Aircraft's original type design or configuration will be made without the prior written consent of LESSOR, which consent will not be unreasonably withheld.  "Modifications" do not include Airworthiness Directives or Manufacturer's service bulletins, for which LESSOR's consent is not required.

11.8.2                     LESSOR may review LESSEE's proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Modification.  If requested by LESSOR, LESSEE will furnish LESSOR (at LESSEE's expense) with such documents in final form and any other documents required by Law, as a result of such Modification.  All Modifications incorporated on the Aircraft will be properly documented in the Aircraft Documentation and be fully approved by the Aviation Authority.

11.8.3                     Notwithstanding any other provision of this Lease, no Modification will be made which has the effect of decreasing the utility or value of the Aircraft or invalidating any warranty applicable to the Aircraft.

11.8.4                     No Modification will be made by LESSEE if an Event of Default exists and is continuing hereunder.

11.8.5                     Unless otherwise agreed by LESSOR in writing, all permanent or structural Modifications will forthwith become a part of the Aircraft and LESSEE relinquishes to LESSOR all rights and title thereto.  However, all temporary and non-structural Modifications will remain the property of LESSEE and, at LESSOR's reasonable request and LESSEE's cost, will be removed from the Aircraft prior to return of the Aircraft, with LESSEE restoring the Aircraft to the condition it was in prior to the Modification in a manner cosmetically acceptable to LESSOR.  Notwithstanding the foregoing, no such removal will be permitted without LESSOR's permission after the occurrence of an Event of Default hereunder and immediately upon the occurrence of an Event of Default hereunder, without the requirement of any further act or notice, all right, title and interest in such Modifications will immediately vest in LESSOR.[Redacted]

11.8.6                     LESSOR will bear no liability for the cost of Modifications of the Aircraft whether in the event of grounding or suspensions of certification, or for any other cause.

11.9                         Performance of Work by Third Parties.    Whenever maintenance and repair work on the Aircraft or Engines will be regularly performed by a Person other than LESSEE, such Person will be an FAA-authorized repair station [Redacted].

11.10                       Reporting Requirements.

11.10.1                   Commencing with a report furnished ten (10) days after the end of the calendar month in which Delivery occurs, LESSEE will furnish to LESSOR a Monthly Report in English in the form attached hereto as Exhibit L.  Each Monthly Report will be furnished within ten (10) days after the end of each calendar month, except that the Monthly Report pertaining to the last month (or any portion thereof) of the Lease Term will be furnished to LESSOR on the Termination Date.

11.10.2                   On each anniversary of the Delivery Date, LESSEE will provide LESSOR with a Technical Evaluation Report for the Aircraft in the form and substance of Exhibit N, as revised.

11.11                       Information Regarding Maintenance Program.    LESSEE will provide LESSOR with a copy of or information regarding the Maintenance Program for the Aircraft, as reasonably requested by LESSOR.

11.12                       LESSOR Rights to Inspect Aircraft.    On reasonable notice, LESSOR and/or its authorized agents or representatives will have the right to inspect the Aircraft and Aircraft Documentation.  LESSOR agrees that, so long as no Default or Event of Default is continuing, such requests will be coordinated with LESSEE to occur during normal business hours and with a not unreasonable frequency so as to cause the minimum practical disturbance to LESSEE's operation or its personnel.  LESSEE agrees to cooperate with LESSOR in making the Aircraft and Aircraft Documentation available to such authorized technical teams.  LESSOR will have no duty to make any such inspection and will not incur any liability or obligation by reason of (and LESSEE's indemnity obligations pursuant to Article 16 will apply notwithstanding) not making any such inspection or by reason of any reports it receives or any reviews it may make of the Aircraft records.

ARTICLE 12                         USE OF RESERVES

12.1                         Airframe Reserves.   LESSOR will reimburse LESSEE from the Airframe Reserves for the actual cost of the structural inspection portion of completed scheduled "S4C" checks (or equivalent based on a phased "C" check program) as described in the MPD and the rectification of any structural deficiencies resulting from such inspection, with work performed for all other causes excluded, including those causes set forth in Article 12.5.  Subject to Article 15.1 and excluding exchange fees and handling, packaging and shipping charges, reimbursement will be made up to the amount in the Airframe Reserves on the commencement date of the structural check.

12.2                         Engine Performance Restoration Reserves.

12.2.1                     LESSOR will reimburse LESSEE from the Engine Performance Restoration Reserves for the actual cost associated with performance restoration or permanent repair of on-condition Parts in the Basic Engine during completed Engine shop visits (i.e. heavy maintenance visits) requiring off-wing teardown and/or disassembly, with work performed for all other causes excluded, including those causes set forth in Article 12.5.  Subject to Article 15.1 and excluding exchange fees and handling, packaging and shipping charges, reimbursement for an Engine will be made up to the amount in the Engine Performance Restoration Reserves applicable to such Engine at the time of removal of such Engine.

12.2.2                     LESSEE will not enter into any Engine maintenance cost per flight hour, power-by-the-hour or similar agreement with the Engine manufacturer or any other Engine maintenance facility or organization without LESSOR's consent.

12.3                         Engine LLP Reserves.    LESSOR will reimburse LESSEE from the Engine LLP Reserves for an Engine for the actual out-of-pocket materials cost without overhead, mark-up or profit factor associated with the replacement of life-limited Parts in such Engine during completed Engine shop visits (i.e. heavy maintenance visits) requiring off-wing teardown and/or disassembly, with work performed for all other causes excluded, including those causes set forth in Article 12.5.  Subject to Article 15.1 and excluding exchange fees and handling, packaging and shipping charges, reimbursement for replacement of life-limited Parts in an Engine will be made up to the amount in the Engine LLP Reserves applicable to such Engine at the time of removal of such Engine.

12.4                         Reimbursement.    LESSEE will be entitled to reimbursement from the Reserves after the work is completed and the Airframe or Engine has left the repair agency, by submitting invoices and proper documentation within six (6) months after completion of the work.  For the Airframe, proper documentation includes a list of all routine and non-routine work cards with corresponding references to the MPD and an itemized labor and materials report.  For the Engine,  proper documentation includes a description of the reason for removal, a shop teardown report, a shop findings report, a full description of the workscope and complete disk records for the Engine both prior to and after the shop visit.  Both the invoice supplied by the Engine repair facility and that submitted by LESSEE to LESSOR with respect to an Engine will state whether or not credits were provided due to life remaining on any removed Engine Parts and the amount of any such credits will be itemized.

12.5                         Reimbursement Adjustment.    By way of example, among the exclusions from reimbursement are those items resulting from repairs covered by LESSEE's or a third party's insurance, (deductibles being for the account of LESSEE) or warranties or required as a result of an Airworthiness Directive, manufacturer's service bulletin, faulty maintenance or installation, improper operations, misuse, neglect, accident, incident, ingestion, or other accidental cause.  Reimbursement from the Reserves will not be available for the APU, quick engine change (QEC) Parts, thrust reversers, Landing Gear (unless LESSEE opts to pay Landing Gear reserves) or any of their associated components.  All invoices subject to reimbursement from LESSOR will be reduced (by adjustment between LESSEE and LESSOR retroactively if necessary) by the actual amounts received by LESSEE on account of such work from responsible third parties or other sources, such as insurance proceeds, manufacturer's warranties, guarantees, concessions and credits (including, with respect to Engines, credits due to life remaining on any removed Engine Parts).

12.6                         Costs in Excess of Reserves.    LESSEE will be responsible for payment of all costs in excess of the amounts reimbursed hereunder.  If on any occasion the balance in the Airframe Reserves, Engine Performance Restoration Reserves or Engine LLP Reserves for a particular Engine (at the time of the structural check, in the case of the Airframe, or at the time of removal, in the case of an Engine) is insufficient to satisfy a claim for reimbursement in respect of the Airframe or such Engine, as applicable, the shortfall may not be carried forward or made the subject of any further claim for reimbursement. The parties acknowledge that any amounts which may remain in Reserves after reimbursement as provided in Article 12 will be maintained in accordance with the terms of this Lease.

12.7                         Reimbursement after Termination Date.    LESSEE may not submit any invoice for reimbursement from the Reserves after the Termination Date unless on or prior to such date LESSEE has notified LESSOR in writing that such outstanding invoice will be submitted after the Termination Date and the anticipated amount of such invoice.  So long as LESSEE has provided such notice to LESSOR, LESSEE may then submit such outstanding invoice at any time within six (6) months after the Termination Date.  Subject to the foregoing, any balance remaining in the Reserves on the Termination Date, including termination on account of a Total Loss of the Aircraft, will be retained by LESSOR.

ARTICLE 13                       TITLE AND REGISTRATION

13.1                         Title to the Aircraft During Lease Term.    Title to the Aircraft will be and remain vested in LESSOR.  LESSOR and LESSEE intend this Lease to be a "true lease".  LESSEE will have no right, title or interest in the Aircraft except as provided in this Lease.

13.2                         Registration of Aircraft.    LESSOR at its sole cost and expense will register and maintain registration of the Aircraft in the name of LESSOR at the register of aircraft in the State of Registration.  LESSEE at its cost will from time to time take all other steps then required by Law (including the Geneva Convention if applicable) or by practice, custom or understanding or as LESSOR may reasonably request to protect and perfect LESSOR's interest in the Aircraft and this Lease in the State of Registration or in any other jurisdictions in or over which LESSEE may operate the Aircraft.  At LESSEE's request, LESSOR will assist LESSEE in deregistration and registration.

13.3                         Filing of this Lease.    To the extent permitted by Law and in accordance with the requirements of the Law from time to time, LESSOR at its sole cost and expense will cause this Lease to be kept, filed, recorded and refiled or rerecorded in the State of Registration and in any other offices necessary to protect LESSOR's rights hereunder.

13.4                         Evidence of Registration and Filings.    As LESSOR may reasonably request from time to time, LESSEE will furnish to LESSOR evidence reasonably satisfactory to LESSOR of the registrations and filings required hereunder.

ARTICLE 14                         IDENTIFICATION PLATES

LESSOR will affix and LESSEE will at all times maintain on the Airframe and each Engine the identification plates containing the following legends or any other legend requested by LESSOR in writing:

14.1	Airframe Identification Plates.

	Location:	One to be affixed to the Aircraft structure above the forward entry door adjacent to and not less prominent than that of Manufacturer's data plate and another in a prominent place on the flight deck.

	Size:	No smaller than 4" x 6".

	Legend:	"THIS AIRCRAFT IS OWNED BY INTERNATIONAL LEASE FINANCE CORPORATION.

		MANUFACTURER'S SERIAL NO:	24257

OWNER'S ADDRESS:

INTERNATIONAL LEASE FINANCE CORPORATION 1999 Avenue of the Stars, 39th Floor Los Angeles, California 90067 United States of America Fax: (310) 788-1990"

14.2	Engine Identification Plates.

	Location:	The legend on the plate must be no less prominent than the Engine data plate and must be visible.

	Size:	No smaller than 2" x 6".

"THIS ENGINE IS OWNED BY INTERNATIONAL LEASE FINANCE CORPORATION, LOS ANGELES, CALIFORNIA, USA."

ARTICLE 15                         TAXES

15.1                         General Obligation of LESSEE.    Except as set forth in Article 15.2, LESSEE agrees to pay promptly when due, and to indemnify and hold harmless LESSOR on a full indemnity basis from, all license and registration fees and all taxes, fees, levies, imposts, duties, charges, deductions or withholdings of any nature (including without limitation any value added, franchise, transfer, sales, gross receipts, use, business, excise, turnover, personal property, stamp or other tax) together with any assessments, penalties, fines, additions to tax or interest thereon, however or wherever imposed (whether imposed upon LESSEE, LESSOR, on all or part of the Aircraft, the Engines or otherwise), by any Government Entity or taxing authority in the U.S. (including the City or County of Los Angeles) or any foreign country or by any international taxing authority, upon or with respect to, based upon or measured by any of the following (collectively, "Taxes"):

(a) the Aircraft, Engines or any Parts;

(b) the use, operation or maintenance of the Aircraft or carriage of passengers or freight during the Lease Term;

(c) this Lease, the payments due hereunder and the terms and conditions hereof; and

(d) the ownership, financing, delivery, import or export, return, sale, payment of Total Loss Proceeds or other disposition of the Aircraft.

15.2                         Exceptions to Indemnity.    The indemnity provided for in Article 15.1 does not extend to any of the following Taxes: [Redacted]

15.3                         After-Tax Basis.    The amount which LESSEE is required to pay with respect to any Taxes indemnified against under Article 15.1 is an amount sufficient to restore LESSOR on an after-tax basis to the same position LESSOR would have been in had such Taxes not been incurred.

15.4                         Timing of Payment.    Any amount payable to LESSOR pursuant to this Article 15 will be paid within ten (10) days after receipt of a written demand therefor from LESSOR accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided, however, that such amount need not be paid by LESSEE prior to the earlier of (a) the date any Tax is payable to the appropriate Government Entity or taxing authority or (b) in the case of amounts which are being contested by LESSEE in good faith or by LESSOR pursuant to Article 15.5, the date such contest is finally resolved.

15.5                         Contests.   [Redacted]

15.6                         Refunds.    Upon receipt by LESSOR of a refund of all or any part of any Taxes(including any deductions or withholdings referred to in Article 4.7) which LESSEE has paid, LESSOR will pay to LESSEE the net amount of such Taxes refunded.

15.7                         Cooperation in Filing Tax Returns.    LESSEE and LESSOR will cooperate with one another in providing information which may be reasonably required to fulfill each party's tax filing requirements and any audit information request arising from such filing.

15.8                         Survival of Obligations.    The representations, warranties, indemnities and agreements of LESSEE provided for in this Article 15 will survive the Termination Date.

15.9                         [Redacted].    .

ARTICLE 16                         INDEMNITIES

16.1                         General Indemnity.    Except as set forth in Article 16.2, LESSEE agrees to indemnify and hold harmless LESSOR and its officers, directors, employees, agents and shareholders (individually an "Indemnitee" and collectively "Indemnitees") from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees, costs and related expenses) of every kind and nature, whether or not any of the transactions contemplated by this Lease are consummated (collectively "Expenses"), which are imposed on, incurred by or asserted against any Indemnitee and which are in any way relating to, based on or arising out of any of the following:

(a) this Lease or any transactions contemplated hereby;

(b) the operation, possession, use, non-use, control, leasing, subleasing, maintenance, storage, overhaul, testing, inspections or acceptance flights at return of the Aircraft, any Engine or any Part during the Lease Term by LESSEE, any sublessee or any other Person, whether or not the same is in compliance with the terms of this Lease, including without limitation claims for death, personal injury, property damage, other loss or harm to any Person and claims relating to any Laws, including without limitation environmental control, noise and pollution laws, rules or regulations;

(c) the manufacture, design, acceptance, rejection, delivery, return, sale after an Event of Default, import, export, condition, repair, modification, servicing, rebuilding, enforcement of warranties whether in LESSOR's or LESSEE's name, customer and product support provided by Manufacturer and other vendors, airworthiness, registration, reregistration, performance, sublease, merchantability, fitness for use, substitution or replacement of the Aircraft, Engine or any Part under this Lease or other transfer of use or possession of the Aircraft, Engine or any Part, including under a pooling or interchange arrangement, including without limitation latent and other defects, whether or not discoverable and patent, trademark or copyright infringement;

(d) any non-compliance by LESSEE with any term of this Lease or the falsity or inaccuracy of any representation or warranty of LESSEE set forth herein;

(e) the prevention or attempt to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft; or

(f)   as a consequence of any Default in payment by LESSEE of any sum to be paid by LESSEE when due under this Lease or any other Default by LESSEE in the due and punctual performance of its obligations under this Lease.

The foregoing indemnity by LESSEE is intended to include and cover any Expense to which an Indemnitee may be subject (in contract, tort, strict liability or under any other theory) regardless of the negligence, active or passive or any other type, of such Indemnitee, so long as such Expense does not fall within any of the exceptions listed in Article 16.2.

16.2                         Exceptions to General Indemnities.    The indemnity provided for in Article 16.1 will not extend to Expenses of any Indemnitee to the extent resulting from or arising out of any of the following:

(a) Expenses which LESSEE and LESSOR mutually agree or, absent mutual agreement, are judicially determined to have resulted from the willful misconduct of such Indemnitee;

(b) Expenses which LESSEE and LESSOR mutually agree or, absent mutual agreement, are judicially determined to be attributable to acts or events which occur after the Termination Date and return of the Aircraft to LESSOR, but in any such case only to the extent not attributable to acts or omissions of LESSEE;

(c) Expenses representing Taxes, it being acknowledged that the terms of Article 15 apply exclusively to LESSEE's indemnity obligations with respect to Taxes; or

(d) Expenses due to the breach by LESSOR of its covenant of quiet enjoyment pursuant to Article 20.2 (except to the extent covered by LESSEE's insurances).

16.3                         After-Tax Basis.    The amount which LESSEE will be required to pay with respect to any Expense indemnified against under Article 16.1 will be an amount sufficient to restore the Indemnitee, on an after-tax basis, to the same position such Indemnitee would have been in had such Expense not been incurred.

16.4                         Timing of Payment.    It is the intent of the parties that each Indemnitee will have the right to indemnification for Expenses hereunder as soon as a claim is made and as soon as an Expense is incurred, whether or not such claim is meritorious and whether or not liability is established (but subject to Article 16.8).  LESSEE will pay an Indemnitee for Expenses pursuant to this Article 16 within ten (10) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity.[Redacted].

16.5                         Subrogation.    Upon the payment in full of any indemnity pursuant to this Article 16 by LESSEE, LESSEE will be subrogated to any right of the Indemnitee in respect of the matter against which such indemnity has been made.

16.6                         Notice.    Each Indemnitee and LESSEE will give prompt written notice one to the other of any liability of which such party has knowledge for which LESSEE is, or may be, liable under Article 16.1; provided, however, that failure to give such notice will not terminate any of the rights of Indemnitees under this Article 16 except to the extent that LESSEE has been materially prejudiced by the failure to provide such notice.

16.7                         Refunds.    If any Indemnitee obtains a recovery of all or any part of any amount which LESSEE has paid to such Indemnitee, such Indemnitee will pay to LESSEE the net amount recovered by such Indemnitee.

16.8                         Defense of Claims .    Unless an Event of Default has occurred and is continuing, LESSEE and its insurers will have the right (in each such case at LESSEE's sole expense) to investigate or, provided that LESSEE or its insurers have not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Article 16.1 and each Indemnitee will cooperate with LESSEE or its insurers with respect thereto.  If LESSEE or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the Indemnitees.  If not, the Indemnitees will have the right to retain counsel of their choice at LESSEE's expense.

16.9                         Survival of Obligation.    Notwithstanding anything in this Lease to the contrary, the provisions of this Article 16 will survive the Termination Date and continue in full force and effect notwithstanding any breach by LESSOR or LESSEE of the terms of this Lease, the termination of the lease of the Aircraft to LESSEE under this Lease or the repudiation by LESSOR or LESSEE of this Lease.

ARTICLE 17                         INSURANCE

17.1                         Categories of Insurance.    Throughout the Lease Term and until the Termination Date LESSEE will, at its own expense, effect and maintain in full force and effect the types of insurance and amounts of insurance (including deductibles) described in Exhibit E through such brokers and with such insurers as may be approved by LESSOR, such approval not to be unreasonably withheld, in London or New York or such other insurance markets as may be mutually agreed upon by the parties.[Redacted].

17.2                         Write-back of any Date Recognition Exclusion.    In the event any of LESSEE's insurances (either the primary insurance or the reinsurance) contain any date recognition exclusion clause or similar clause excluding from such insurance coverage damage to any property (including the Aircraft) or death or injury to any person on account of accidents, incidents or occurrences caused by date recognition or other Year 2000-related problems, LESSEE at its cost will obtain for the benefit of itself and LESSOR the broadest write-back available in the U.S. insurance market with respect to such exclusion.

17.3                         Insurance for Indemnities.    The insurance referred to in Article 17.1 will in each case include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Article 16 and LESSEE will maintain such insurance of the indemnities for a minimum of two (2) years following the Termination Date.

17.4                         Insurance required by Manufacturer.    During the Lease Term, LESSEE will carry the insurance required by Manufacturer in connection with LESSOR's assignment of Manufacturer's warranties and product support to LESSEE.

17.5                         Renewal.    Not less than five (5) Business Days before the expiration or termination date of any insurance required hereunder, LESSEE will provide LESSOR with fax confirmation from LESSEE's insurance brokers that renewed certificates of insurance evidencing the renewal or replacement of such insurance and complying with Exhibit E will be issued on the termination date of the prior certificate.  Within seven (7) days after such renewal, LESSEE will furnish its brokers' certificates of insurance to LESSOR.

17.6                         Assignment of Rights by LESSOR.    If LESSOR assigns all or any of its rights under this Lease as permitted by this Lease or otherwise disposes of any interest in the Aircraft to any other Person, LESSEE will, upon request, procure that such Person hereunder be added as loss payee and/or additional assured in the policies effected hereunder and enjoy the same rights and insurance enjoyed by LESSOR under such policies.  LESSOR will nevertheless continue to be covered by such policies as an additional insured.

17.7                         Deductibles.    If LESSOR reasonably believes that LESSEE will be unable to pay the deductible upon the occurrence of a partial loss of the Aircraft or an Engine, LESSOR may require LESSEE at LESSEE's expense to lower its deductibles on the insurance maintained hereunder to a level [Redacted] and which is available on commercially reasonable terms in the insurance market.

17.8                         Other Insurance.    LESSOR may from time to time by notice to LESSEE require LESSEE at LESSEE's expense to effect such other insurance or such variations to the terms of the existing insurance as may then be customary in the airline industry for aircraft of the same type as the Aircraft and at the time commonly available in the insurance market.

17.9                         Information.    LESSEE will provide LESSOR with any information reasonably requested by LESSOR from time to time concerning the insurance maintained with respect to the Aircraft or in connection with any claim being made or proposed to be made thereunder.

17.10                       Currency.    All proceeds of insurance pursuant to this Lease will be payable in Dollars except as may be otherwise agreed by LESSOR.

17.11                       Grounding of Aircraft.    If at any time any of the insurance required pursuant to this Lease will cease to be in full force and effect, LESSEE will forthwith ground the Aircraft and keep the Aircraft grounded until such time as such insurance is in full force and effect again.

17.12                       Failure to Insure.    If at any time LESSEE fails to maintain insurance in compliance with this Article 17, LESSOR will be entitled but not bound to do any of the following (without prejudice to any other rights which it may have under this Lease by reason of such failure):

(a) to pay any premiums due or to effect or maintain insurance satisfactory to LESSOR or otherwise remedy such failure in such manner as LESSOR considers appropriate (and LESSEE will upon demand reimburse LESSOR in full for any amount so expended in that connection); or

(b) at any time while such failure is continuing, to require the Aircraft to remain at any airport or (as the case may be), proceed to and remain at any airport designated by LESSOR, until such failure is remedied to LESSOR's satisfaction.[Redacted]

17.13                       Reinsurance.    [Redacted] any reinsurance will contain each of the following terms and will in all other respects (including amount) be satisfactory to LESSOR:

(a) the same terms as the original insurance;

(b) a cut-through and assignment clause satisfactory to LESSOR; and

(c) payment will be made notwithstanding (i) any bankruptcy, insolvency, liquidation or dissolution of any of the original insurers and/or (ii) that the original insurers have made no payment under the original insurance policies.

17.14                       Limit on Hull in favor of LESSEE.    LESSEE may carry hull all risks or hull war and allied perils on the Aircraft in excess of the Agreed Value (which is payable to LESSOR) only to the extent such excess insurance which would be payable to LESSEE in the event of a Total Loss does not exceed five percent (5%) of the Agreed Value and only to the extent that such additional insurance will not prejudice the insurances required herein or the recovery by LESSOR thereunder.  LESSEE agrees that it will not create or permit to exist any liens or encumbrances over the insurances, or its interest therein, except as constituted by this Lease.

ARTICLE 18                         LOSS, DAMAGE AND REQUISITION

Throughout the Lease Term and until the Termination Date, LESSEE will bear all risk of loss, theft, damage and destruction to the Aircraft.

18.1                         Definitions.    In this Article 18:

"Agreed Value" means the amount set forth in paragraph 5 of Exhibit D.

"Net Total Loss Proceeds " means the Total Loss Proceeds actually received by LESSOR following a Total Loss, less any legal and other out-of-pocket expenses, taxes or duties incurred by LESSOR in connection with the collection of such proceeds.

"Total Loss" means any of the following in relation to the Aircraft, Airframe or any Engine and "Total Loss Date" means the date set forth in parenthesis after each Total Loss:

(a) destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason (the date such event occurs or, if not known, the date on which the Aircraft, Airframe or Engine was last heard of);

(b) actual, constructive, compromised, arranged or agreed total loss (the earlier of the date on which the loss is agreed or compromised by the insurers or thirty (30) days after the date of notice to LESSEE's brokers or insurers claiming such total loss);

(c) requisition of title, confiscation, forfeiture or any compulsory acquisition or other similar event [Redacted].

(d) sequestration, detention, seizure or any similar event for more than thirty (30) consecutive days (the earlier of the date on which insurers make payment on the basis of a total loss or the date of expiration of such period);

(e) requisition for use for more than one hundred eighty (180) consecutive days, except as set forth in Article 18.8 (the earlier of the date on which the insurers make payment on the basis of a total loss or the date of expiration of such period);

(f) in the case of an Engine, the event described in Article 11.6.3 (the date on which the same takes effect);

(g) any other occurrence not permitted under this Lease which deprives LESSEE of use or possession for a period of sixty (60) consecutive days or longer or for such longer period as may be mutually agreed by the parties (the 60th day of such period or, if the parties mutually agree on a longer period, the last day of such longer period).

"Total Loss Proceeds " means the proceeds of any insurance or any compensation or similar payment arising in respect of a Total Loss.

18.2                         Notice of Total Loss.    LESSEE will notify LESSOR in writing within two (2) Business Days after a Total Loss Date of the Aircraft, Airframe or any Engine.

18.3                         Total Loss of Aircraft or Airframe.    If the Total Loss of the Aircraft or Airframe occurs during the Lease Term, the following will occur:

18.3.1                     After the Total Loss Date and until receipt by LESSOR of the Agreed Value and all other amounts then due under this Lease, LESSEE will continue to pay Rent and the parties will perform all of their other obligations under this Lease.

18.3.2                     On the date which is the earlier of the following dates:

(a) the date on which the Total Loss Proceeds of the Aircraft or the Airframe are paid by LESSEE's insurance underwriters or brokers or

(b) the date which falls thirty (30) days after the Total Loss Date,

LESSEE will pay to LESSOR an amount equal to the sum of:

(a)     the Agreed Value and

(b)     all other amounts then accrued under this Lease,

                                less an amount equal to the Net Total Loss Proceeds received by LESSOR by such date.

18.3.3                     LESSOR will apply the Net Total Loss Proceeds and any amounts received from LESSEE pursuant to Article 18.3.2 as follows:

(a) first, in discharge of any unpaid Rent and any other amounts accrued and unpaid up to the date of LESSOR's receipt of the Agreed Value;

(b) second, in discharge of the Agreed Value; and

(c) third, payment of the balance, if any, to LESSEE.

18.3.4                     Upon receipt by LESSOR of all monies payable by LESSEE in Article 18.3, provided no Default has occurred and is continuing, this Lease will terminate except for LESSEE's obligations under Articles 9.5, 15 and 16 which survive the Termination Date.

18.3.5                     [Redacted]

FOR AVOIDANCE OF DOUBT, THE AGREED VALUE OF THE AIRCRAFT WILL BE PAYABLE TO LESSOR PURSUANT TO THIS ARTICLE 18.3 WHEN A TOTAL LOSS OF THE AIRFRAME OCCURS EVEN IF THERE HAS NOT BEEN A TOTAL LOSS OF AN ENGINE OR ENGINES.

18.4                         Surviving Engine(s).    If a Total Loss of the Airframe occurs and there has not been a Total Loss of an Engine or Engines, then, provided no Default has occurred and is continuing, at the request of LESSEE (subject to agreement of relevant insurers) and on receipt of all monies due under Article 18.3 and payment by LESSEE of all airport, navigation and other charges on the Aircraft, LESSOR will transfer all its right, title and interest in the surviving Engine(s) to LESSEE, but without any responsibility, condition or warranty on the part of LESSOR other than as to freedom from any LESSOR's Lien.

18.5                         Total Loss of Engine and not Airframe.

18.5.1                     Upon a Total Loss of any Engine not installed on the Airframe or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, LESSEE will replace such Engine as soon as reasonably possible by duly conveying to LESSOR title to another engine (a) free and clear of all Security Interests (except Permitted Liens) of any kind or description, (b) in airworthy condition and of the same or improved model, service bulletin and modification status and having a value and utility at least equal to the Engine which sustained the Total Loss, (c) no more than one (1) year older (by reference to serial number or manufacture date) than the older of the two Engines delivered by LESSOR to LESSEE with the Aircraft on the Delivery Date, (d) in the same or better operating condition as the Engine which sustained a Total Loss, including time in service, hours and cycles since new and hours and cycles available to the next inspection, Overhaul or scheduled or anticipated removal and (e) which has not been operated and does not have any modules that have been operated at a higher thrust rating than the Engine which sustained the Total Loss.  Such replacement engine will be an Engine as defined herein and the Engine which sustained such Total Loss will cease to be an Engine.

18.5.2                     LESSEE agrees at its own expense to take such action as LESSOR may reasonably request in order that any such replacement Engine becomes the property of LESSOR and is leased hereunder on the same terms as the destroyed Engine.  LESSEE's obligation to pay Rent will continue in full force and effect, but an amount equal to the Net Total Loss Proceeds received by LESSOR with respect to such destroyed Engine will, subject to LESSOR's right to deduct therefrom any amounts then due and payable by LESSEE under this Lease, be paid to LESSEE.

18.5.3                     Notwithstanding Articles 18.5.1 and 18.5.2, if at the time of a Total Loss of an Engine not installed on the Aircraft or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, LESSOR and LESSEE are parties to a spare engine lease pursuant to which LESSOR is leasing a spare engine to LESSEE of the same model and type as the Engine which has suffered such Total Loss, LESSOR will receive from LESSEE the specific agreed value of the Engine set forth in Exhibit E or the replacement cost of the Engine (as applicable under LESSEE's aircraft spares insurance) instead of accepting a replacement engine.  One (1) of such LESSOR spare engines will then be substituted under this Lease for the Engine which suffered such Total Loss and the applicable spare engine lease will terminate.

18.6                         Other Loss or Damage.

18.6.1                     If the Aircraft or any Part thereof suffers loss or damage not constituting a Total Loss of the Aircraft or the Airframe or any Engine, all the obligations of LESSEE under this Lease (including payment of Rent) will continue in full force.

18.6.2                     In the event of any loss or damage to the Aircraft or Airframe which does not constitute a Total Loss of the Aircraft or the Airframe, or any loss or damage to an Engine which does not constitute a Total Loss of such Engine, LESSEE will at its sole cost and expense fully repair the Aircraft or Engine in order that the Aircraft or Engine is placed in an airworthy condition and substantially the same condition as it was prior to such loss or damage.  All repairs will be performed in a manner which preserves and maintains all warranties and service life policies to the same extent as they existed prior to such loss or damage. LESSEE will notify LESSOR forthwith of any loss, theft or damage to the Aircraft for which the cost of repairs is estimated to exceed [Redacted], together with LESSEE's proposal for carrying out the repair.  In the event that LESSOR does not agree with LESSEE's proposals for repair, LESSOR will so notify LESSEE within two (2) Business Days after its receipt of such proposal.  LESSEE and LESSOR will then consult with Manufacturer and LESSEE and LESSOR agree to accept as conclusive, and be bound by, Manufacturer's directions or recommendations as to the manner in which to carry out such repairs.  If Manufacturer declines to give directions or recommendations, LESSEE will carry out the repairs in accordance with the reasonable directions of LESSOR.

18.6.3                     To the extent insurance proceeds received by LESSEE directly from its insurers do not cover the cost of such repair work on the Aircraft or Engine and LESSOR has received additional insurance proceeds from LESSEE's insurers with respect to such repair work, LESSOR will (subject to LESSOR's right to deduct therefrom any amounts then due and payable by LESSEE under this Lease and submission by LESSEE of reasonable documentation in support of such excess repair costs) pay to LESSEE insurance proceeds received by LESSOR as and when such repair work is performed on the Aircraft.

18.7                         Copy of Insurance Policy.    Promptly after the occurrence of a partial loss or Total Loss of the Aircraft or an Engine, LESSEE will provide LESSOR with a copy of LESSEE's insurance policy.

18.8                         Government Requisition.    If the Aircraft, Airframe or any Engine is requisitioned for use by any Government Entity, LESSEE will promptly notify LESSOR of such requisition.  All of LESSEE's obligations hereunder will continue as if such requisition had not occurred.  So long as no Default or Event of Default has occurred and is continuing, all payments received by LESSOR or LESSEE from such Government Entity will be paid over to or retained by LESSEE.  If a Default has occurred and is continuing, all payments received by LESSEE or LESSOR from such Government Entity may be used by LESSOR to satisfy any obligations owing by LESSEE.

18.9                         LESSOR Retention of Reserves.    For avoidance of doubt, the parties agree that notwithstanding the Total Loss of the Airframe and/or Engines LESSOR will retain all Reserves paid by LESSEE and not payable to LESSEE pursuant to Article 12.4.

ARTICLE 19                       REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE

19.1                         Representations and Warranties.    LESSEE represents and warrants the following to LESSOR as of the date of execution of this Lease and as of the Delivery Date:

19.1.1                     Corporate Status.    LESSEE is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Hawaii.  It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations hereunder.

19.1.2                     Governmental Approvals.    No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other Government Entity is required for the valid authorization, execution, delivery and performance by LESSEE of this Lease, except as will have been duly effected as of the Delivery Date.

19.1.3                     Binding.    LESSEE's Board of Directors has authorized LESSEE to enter into this Lease, any Side Letters hereto and any other documentation in connection with the leasing of the Aircraft from LESSOR (collectively, the "Operative Documents") and perform its obligations under the Operative Documents.  This Lease and the other Operative Documents have been duly executed and delivered by LESSEE and represent the valid, binding and enforceable obligations of LESSEE except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors' rights.  When executed by LESSEE at Delivery, the same will apply to the Estoppel and Acceptance Certificate.

19.1.4                     No Breach.    The execution and delivery of the Operative Documents, the consummation by LESSEE of the transactions contemplated herein and compliance by LESSEE with the terms and provisions hereof do not and will not contravene any Law applicable to LESSEE, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of LESSEE, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which LESSEE is a party or by which LESSEE or its properties or assets may be bound or affected.

When executed by LESSEE at Delivery, the same will apply to the Estoppel and Acceptance Certificate.

19.1.5                     Filings.    Except for any filing or recording that may be required by the FAA, no filing or recording of any instrument or document (including the filing of any financial statement) is necessary under the Laws of the State of Registration in order for this Lease to constitute a valid and perfected lease of record relating to the Aircraft.

19.1.6                     Licenses.    LESSEE holds all licenses, certificates and permits from applicable Government Entities in the U.S. for the conduct of its business as a certificated air carrier and performance of its obligations under this Lease.

19.1.7                     No Suits.    There are no suits, arbitrations or other proceedings pending or threatened before any court or administrative agency against or affecting LESSEE which, if adversely determined, would have a material adverse effect on the business, assets or condition (financial or otherwise) of LESSEE or its ability to perform under this Lease, except as described in the filings provided to LESSOR pursuant to Article 21.

19.1.8                     General Obligations.    The obligations of LESSEE under this Lease are direct, general and unconditional obligations of LESSEE and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of LESSEE, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance.

19.1.9                     Tax Returns.    [Redacted] all necessary returns have been delivered by LESSEE to all relevant taxation authorities in the jurisdiction of its incorporation and LESSEE is not in default in the payment of any taxes due and payable [Redacted].

19.1.10                   No Material Adverse Effect.    LESSEE is not in default under any agreement to which it is a party or by which it may be bound which would have a material adverse effect on its business, assets or condition.

19.1.11                   No Default under this Lease.    At the time of execution of this Lease, no Default has occurred and is continuing and the financial statements provided to LESSOR pursuant to Article 21 fairly present the financial condition of LESSEE.

19.2                         Covenants.    LESSEE covenants to LESSOR that it will comply with the following throughout the entire Lease Term:

19.2.1                     Licensing.    LESSEE will hold all licenses, certificates and permits from applicable Government Entities in the U.S. for the conduct of its business as a certificated air carrier and performance of its obligations under this Lease.  LESSEE will advise LESSOR promptly in the event any such material licenses, certificates or permits are canceled, terminated, revoked or not renewed.

19.2.2                     Information about Suits.    LESSEE will promptly give to LESSOR a notice in writing of any suit, arbitration or proceeding before any court, administrative agency or Government Entity which, if adversely determined, would materially adversely affect LESSEE's financial condition, affairs, operations or its ability to perform under this Lease.

19.2.3                     Restrictions on Mergers.    LESSEE will not sell or convey substantially all of its property and assets or merge or consolidate with or into any other corporation unless LESSEE has obtained LESSOR's prior written consent which will not be unreasonably withheld.

19.2.4                     Restriction on Relinquishment of Possession.    LESSEE will not, without the prior consent of LESSOR, deliver, transfer or relinquish possession of the Aircraft except in accordance with Articles 10 and 11.

19.2.5                     No Security Interests.    LESSEE will not create or agree to or permit to arise any Security Interest (other than Permitted Liens) on or with respect to the Aircraft, title thereto or any interest therein.  LESSEE will forthwith, at its own expense, take all action as may be necessary to discharge or remove any such Security Interest if it exists at any time.  LESSEE will by the next Business Day after becoming aware of the existence of any such Security Interest give written notice thereof to LESSOR.

19.2.6                     Representations to Other Parties.    LESSEE will not represent or hold out LESSOR as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of the Aircraft.

ARTICLE 20                         REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR

20.1                         Representations and Warranties.    LESSOR represents and warrants the following to LESSEE as of the date of execution of the Lease and as of the Delivery Date and ALL OTHER

WARRANTIES, EXPRESS OR IMPLIED HAVE BEEN WAIVED IN ACCORDANCE WITH ARTICLE 7:

20.1.1                      Corporate Status.    LESSOR is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California.  It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations hereunder.

20.1.2                      Governmental Approvals.    No authorization, approval, consent, license or order of, or registration with, or the giving of notice to any U.S. Government Entity is required for the valid authorization, execution, delivery and performance by LESSOR of this Lease.

20.1.3                      Binding.    This Lease and the other Operative Documents have been duly authorized, executed and delivered by LESSOR and represent the valid, enforceable and binding obligations of LESSOR except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors' rights.

20.1.4                      No Breach.    The execution and delivery of the Operative Documents, the consummation by LESSOR of the transactions contemplated herein and compliance by LESSOR with the terms and provisions hereof do not and will not contravene any Law applicable to LESSOR, or result in any breach of or constitute any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which LESSOR is a party or by which LESSOR or its properties or assets may be bound or affected.

20.1.5                      Title to Aircraft.    On the Delivery Date LESSOR will have good and valid title to the Aircraft.

20.1.6                      .   [Redacted]

20.1.7                      .   [Redacted].

20.2                         Covenant of Quiet Enjoyment.

(a) So long as no Default or Event of Default has occurred and is continuing hereunder, LESSOR covenants that neither LESSOR nor any person lawfully claiming through LESSOR will interfere with LESSEE's quiet, peaceful use and enjoyment of the Aircraft.

(b) [Redacted].

ARTICLE 21                         FINANCIAL AND RELATED INFORMATION

LESSEE agrees to furnish each of the following to LESSOR:

(a) within [Redacted] days after the end of each fiscal quarter of LESSEE, three (3) copies of the unaudited consolidated financial statements (including a balance sheet and profit and loss statement) prepared for such quarter in accordance with generally accepted accounting principles in the U.S.;

(b) within [Redacted] days after the end of each fiscal year of LESSEE, three (3) copies of the audited consolidated financial statements (including a balance sheet and profit and loss statement) prepared as of the close of such fiscal year in accordance with generally accepted accounting principles in the U.S.  LESSEE's chief financial officer will also provide a certificate stating that no Default exists under this Lease;

(c) promptly after distribution, three (3) copies of all reports and financial statements which LESSEE sends or makes available to its stockholders or creditors;

(d) annually on the anniversary of the Delivery Date, a Technical Evaluation Report in the form and substance of Exhibit N, as revised; and

(e) from time to time, such other reasonable information as LESSOR or LESSOR's Lender may reasonably request concerning the location, condition, use and operation of the Aircraft or the financial condition of LESSEE.

ARTICLE 22                         RETURN OF AIRCRAFT

22.1                         Date of Return.    LESSEE is obligated to return the Aircraft, Engines, Parts and Aircraft Documentation to LESSOR on the Expiration Date, unless a Total Loss of the Aircraft occurred prior to the Expiration Date and this Lease was terminated early in accordance with Article 18.3.  If LESSEE is in Default hereunder by failing to return the Aircraft on the Expiration Date or if an Event of Default occurs prior to the Expiration Date and LESSOR repossesses the Aircraft, the return requirements set forth in this Article 22 nonetheless must be met on the date the Aircraft is actually returned to LESSOR or repossessed by LESSOR.

22.2                         Technical Report.   Six (6) months prior to the Expiration Date (and in an updated form at return of the Aircraft,[Redacted]), LESSEE will provide LESSOR with a Technical Evaluation Report in the form and substance of Exhibit N, as revised, and, in addition upon LESSOR's request, will make copies available of (a) drawings of the interior configuration of the Aircraft both as it presently exists and as it will exist at return, (b) an Airworthiness Directive status list, (c) a service bulletin incorporation list, (d) rotable tracked, hard-time and life limited component listings, (e) a list of LESSEE-initiated modifications and alterations, (f) interior material burn certificates, (g) the Aircraft Maintenance Program, (h) the complete workscope for the checks, inspections and other work to be performed prior to return, (i) a list of all no-charge service bulletin kits with respect to the Aircraft which were ordered by LESSEE from Manufacturer or the Engine manufacturer, (j) current Engine disk sheets and a description of the last shop visit for each Engine and (k) any other data which is reasonably requested by LESSOR.

22.3                         Return Location.    LESSEE at its expense will return the Aircraft, Engines, Parts and Aircraft Documentation to LESSOR at LESSEE's facilities in Honolulu, Hawaii or to such other airport as may be mutually agreed to by LESSEE and LESSOR.

22.4                         Full Aircraft Documentation Review.    For the period commencing at least ten (10) Business Days prior to the proposed redelivery date and continuing until the date on which the Aircraft is returned to LESSOR in the condition required by this Lease, LESSEE will provide for the review of LESSOR and/or its representative all of the Aircraft records and historical documents described in Exhibit M in one central room at the Aircraft return location.

22.5                         Aircraft Inspection.

22.5.1                      During the maintenance checks performed immediately prior to the proposed redelivery and at the actual return of the Aircraft, LESSOR and/or its representatives will have an opportunity to conduct a full systems functional and operational inspection of the Aircraft (and other types of reasonable inspections based upon the Aircraft type, age, use and other known factors with respect to the Aircraft) and a full inspection of the Aircraft Documentation (including records and manuals), all to LESSOR's reasonable satisfaction. Any deficiencies from the Aircraft return condition requirements set forth in this Article 22 will be corrected by LESSEE at its cost prior to the acceptance flight described in Article 22.5.2.

22.5.2                      Immediately prior to the proposed redelivery of the Aircraft, LESSEE will carry out for LESSOR and/or LESSOR's representatives an Aircraft acceptance flight in accordance with Manufacturer's standard flight operation check flight procedures or, if agreed to in writing by LESSOR, in accordance with an airline acceptance flight procedure, either of which will be for the duration necessary to perform such check flight procedures but in any event not less than two (2) hours.  Flight costs and fuel will be furnished by and at the expense of LESSEE.  Any deficiencies from the Aircraft return condition requirements set forth in this Article 22 will be corrected by LESSEE at its cost prior to return of the Aircraft.

22.5.3                      To the extent that the ground inspection and acceptance flight extend beyond the

Expiration Date, the Lease Term will be deemed to have been automatically extended and the obligations of LESSEE hereunder (including Article 22.11.3) will continue on a day-to-day basis until the Aircraft is accepted by LESSOR executing the Return Acceptance Receipt in the form of Exhibit K,[Redacted].

22.6                         Certificate of Airworthiness Matters .

22.6.1                      The Aircraft will possess a current U.S. Standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21 (although this Certificate of Airworthiness may later be substituted by the Export Certificate of Airworthiness or equivalent if requested by LESSOR pursuant to Article 22.10) and, in addition, will meet the operating requirements of FAR Part 121.

22.7                         General Condition of Aircraft at Return.

22.7.1                      The Aircraft, Engines and Parts will have been maintained and repaired in accordance with the Maintenance Program, the rules and regulations of the Aviation Authority and this Lease.

22.7.2                      Aircraft Documentation (including records and manuals) will have been maintained in an up-to-date status, in accordance with the rules and regulations of the FAA and this Lease and in a form necessary in order to meet the requirements of Article 22.6.1.  The records and historical documents set forth in Attachment 1 of Exhibit K will be in English except for such records and historical documents which were not translated into English prior to Delivery.

22.7.3                      The Aircraft will be in the same working order and condition as at Delivery (subject to the other provisions of this Article 22, reasonable wear and tear from normal flight operations excepted), with all pilot discrepancies and deferred maintenance items cleared on a terminating action basis.

22.7.4                      The Aircraft will be airworthy (conform to type design and be in a condition for safe operation), with all Aircraft equipment, components and systems operating in accordance with their intended use and within limits approved by Manufacturer and FAA.

22.7.5                      The Aircraft interior (including cabin and windows) and exterior will be clean and cosmetically acceptable to LESSOR acting reasonably, with all compartments relatively free of foreign objects, dirt, grease, fluids, stains, grime, cracks, tears and rips and ready to be placed into commercial airline operations.

22.7.6                      No special or unique Manufacturer, Engine manufacturer or Aviation Authority inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Aircraft equipment, components and systems.

22.7.7                      All repairs, modifications and alterations to the Aircraft will have been accomplished in accordance with Manufacturer's Structural Repair Manual (or FAA-approved data supported by FAA Form 8110-3) or equivalent for the Aircraft.

22.7.8                      The Aircraft will be returned with LESSOR's Engines installed and with the same equipment as at Delivery, subject only to those replacements, additions and Modifications permitted under this Lease.

22.7.9                      All Airworthiness Directives which are issued prior to the date of return of the Aircraft and require compliance (either by means of repetitive inspections, modifications or terminating action) prior to return of the Aircraft to LESSOR or within one (1) year after the Termination Date will have been complied with on the Aircraft on a terminating action basis at LESSEE's cost.  Airworthiness Directives which do not have a terminating action will be accomplished at the highest level of inspection or modification possible.  If [Redacted] LESSEE is unable to acquire the material, parts or components necessary to accomplish such Airworthiness Directive, [Redacted] LESSEE will pay to LESSOR upon return of the Aircraft the estimated cost of terminating such Airworthiness Directive.  If the estimated cost cannot be mutually agreed upon by LESSEE and LESSOR, LESSEE and LESSOR will each obtain an estimate from a reputable FAA approved maintenance facility (unaffiliated with LESSEE or LESSOR) and the estimated cost will be the average of the two estimates.

22.7.10                    The Aircraft will be in compliance with Manufacturer's Corrosion Prevention and Control Program (CPCP) specified for the model type by Manufacturer.

22.7.11                    If any waivers, deviations, dispensations, alternate means of compliance, extensions or carry-overs with respect to maintenance or operating requirements, repairs or Airworthiness Directives are granted by the Aviation Authority or permitted by the Maintenance Program, LESSEE at its sole cost and expense will nonetheless perform such maintenance or operating requirements, repairs or Airworthiness Directives as if such waivers, deviations, dispensations, alternate means of compliance, or extensions or carry-overs did not exist.

22.7.12                    The Aircraft will be free from any Security Interest except LESSOR's Liens and no circumstance will have so arisen whereby the Aircraft is or could become subject to any Security Interest or right of detention or sale in favor of the Aviation Authority, any airport authority, or any other authority.

22.7.13                    All no-charge vendor and Manufacturer's service bulletin kits received by LESSEE for the Aircraft but not installed thereon will be on board the Aircraft as cargo.  At LESSOR's request, any other service bulletin kit which LESSEE paid for will also be delivered to LESSOR on board the Aircraft, but LESSOR will reimburse LESSEE for its actual out-of-pocket costs for such kit.

22.7.14                    The Aircraft will be free of any leaks outside of Manufacturer's Maintenance Manual limits and any damage resulting therefrom.  All repairs will have been performed on a permanent basis in accordance with the applicable manufacturer's instructions.

22.7.15                    The Aircraft fluid reservoirs (including oil, oxygen, hydraulic and water) will be serviced to full and the waste tank serviced in accordance with Manufacturer's instructions.  Fuel tanks will be at least as full as at Delivery.

22.8                         Checks Prior to Return.    Immediately prior to return of the Aircraft to LESSOR, LESSEE at its expense will do each of the following:

22.8.1                      Have performed, by an FAA-approved repair station [Redacted] the next consecutive full and complete zonal, systems and structural check ("C" or its equivalent), the corresponding lower checks ("A" and "B" or equivalent) and any other maintenance and inspections tasks, all in accordance with the MPD, sufficient to clear the Aircraft for operation until the next-scheduled full and complete zonal, systems and structural check under the MPD (which in any event will not be less than one year).  LESSEE will also weigh the Aircraft.  Any discrepancies revealed during such inspection will be corrected in accordance with Manufacturer's maintenance and repair manuals or FAA-approved data. LESSEE agrees to perform during such check any other work reasonably required by LESSOR (and not otherwise required under this Lease) and LESSOR will reimburse LESSEE for such work at LESSEE's preferred customer rates.

22.8.2                      Perform an internal and external corrosion inspection and correct any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer.

22.8.3                      Remove LESSEE's exterior markings, including all exterior paint, by stripping (or, at LESSEE's option, pneumatically scuff sanding) the paint from the fuselage, empennage and Engine cowlings, and clean, reseal, refinish, prepare (including application of alodine or another corrosion inhibitor) and prime the surfaces to be painted, all in accordance with Manufacturer's and paint manufacturer's recommendations.  LESSEE will repaint the Airframe in a single color designated by LESSOR.  LESSOR may request to have the Aircraft painted in additional colors prior to return.  LESSOR will be obligated to pay all costs associated with the requested additional paint work and LESSOR must also provide the applicable paint drawings, logos, stencils, mylars and any other unique related item required for painting no later than 25 days prior to the commencement of painting.  If such items are not provided in sufficient time, LESSEE will only be obligated to paint the Airframe one (1) color.[Redacted].

22.8.4                      Clean the exterior and interior of the Aircraft.

22.8.5                      If reasonably required by LESSOR, apply touch-up paint to the interior of the Aircraft, including flight deck, and replace missing or broken placards.

22.8.6                      In accordance with Article 22.7.7, permanently repair damage to the Aircraft that exceeds Manufacturer's limits and replace any non-flush structural patch repairs installed on the Aircraft which did not exist at Delivery with flush-type repairs if available from manufacturer.

22.8.7                      With LESSOR or its representatives present, perform a full and complete hot and cold section videotape borescope on each Engine and its modules in accordance with the Engine manufacturer's maintenance manual.

22.8.8                      If the Engine historical and technical records and/or condition trend monitoring data of any Engine (including the APU) indicate an acceleration in the rate of deterioration in the performance of an Engine, LESSEE will correct, to LESSOR's reasonable satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.

22.8.9                      With LESSOR or its representatives present, accomplish a maximum power assurance run and condition, acceleration and bleed valve scheduling checks on the Engines.  LESSEE will evaluate the Engine performance and record the Engine maximum power assurance test conditions and results on the Return Acceptance Receipt.

22.8.10                    LESSEE will provide evidence to LESSOR's satisfaction that the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in Article 22.8.9 do not reveal any condition which would cause the Engines or any module to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions under the Engine manufacturer's maintenance manual.  LESSEE will correct any discrepancies in accordance with the guidelines set out by the Engine manufacturer which may be discovered during such inspection.

22.8.11                   In the event the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in Article 22.8.9 result in a dispute regarding the conformity of an Engine with the requirements of this Article 22, LESSEE and LESSOR will consult with the Engine manufacturer and follow the Engine manufacturer's recommendations (including the accomplishment of an Engine test cell operational check) with regard to determining if such Engine complies with the requirements of this Article 22 and the manner in which any discrepancies from the requirements of this Article 22 will be rectified.

22.9                         Part Lives.    At return, the condition of the Aircraft will be as follows:

22.9.1                     The Aircraft will have at least eighteen (18) months of the full allotment of hours, cycles and calendar time (whichever is the more limiting factor) between "S4C"  checks remaining as approved by the MPD.

22.9.2                     The Aircraft will have zero (0) hours consumed since the last full and complete zonal, systems and structural check ("C" check or equivalent) (excluding hours consumed on the acceptance flight and hours and cycles consumed on the ferry flight from the facility where the check was performed to the return location).

22.9.3                      Each Engine will meet all of the following:

(a) Each Engine will have at least 4,000 hours and 1,000 cycles (whichever is more limiting) remaining until its next anticipated removal (based upon the Engine manufacturer's estimated mean time between removals for engines of the same type as the Engines);

(b) Each Engine will have a remaining EGT margin sufficient to permit the operation of such Engine for the hours and cycles set forth in the preceding subparagraph, based upon the historical experience of LESSEE.[Redacted]

(c) No life limited Part of an Engine will have more hours or cycles consumed than such Engine's data plate; and

(d) Each Part of an Engine which has a hard time limit will have at least 50% of such Part's full allotment of hours and cycles remaining to operate until its next scheduled Overhaul.  Each Part of an Engine which has a life limit will have at least 3,000 cycles remaining to operate until its removal.

22.9.4                     The APU will have zero (0) APU hours consumed since the last hot section inspection and refurbishment (excluding hours consumed on the acceptance flight).

22.9.5                     The Landing Gear will have at least as much life remaining until removal as existed at Delivery unless LESSEE elects to pay Landing Gear reserves, in which case the Landing Gear will have no less than eighteen (18) months remaining life.

22.9.6                     Each Part of the Airframe which has a hard time or life limit (hour/cycle) limit to Overhaul pursuant to the MPD will have at least 5,000 hours or 1,000 cycles as applicable and whichever is the more limiting factor of such Part's full allotment of hours and cycles remaining to operate until its next scheduled Overhaul pursuant to the MPD.

22.9.7                     Each Part which has a calendar limit will have sufficient calendar time remaining to operate until the next "C" check pursuant to the MPD after return of the Aircraft to LESSOR (which in any event will be not less than one year).  If a Part has a total approved life pursuant to the MPD less than such "C" check interval, then such Part will be returned with 100% of its total approved life remaining.

22.9.8                     No Part of the Aircraft or Engine (excluding life-limited Parts on the Engine, which are covered by Article

22.9.3(c)) will have total hours and total cycles since new greater than one hundred ten percent (110%) of that of the Airframe and, with respect to all Parts as a group, the Parts will have an average total time since new no greater than that of the Airframe [Redacted].

22.9.9                     The Aircraft Landing Gear tires and brakes will have at least fifty percent (50%) life remaining until their next Overhaul (except for the acceptance flight).

22.10                       Export and Deregistration of Aircraft.    At LESSOR's request, LESSEE at its cost will (a) provide an Export Certificate of Airworthiness or its equivalent from the State of Registration so that the Aircraft can be exported to the country designated by LESSOR, (b) assist with deregistration of the Aircraft from the register of aircraft in the State of Registration, (c) assist with arranging for prompt confirmation of such deregistration to be sent by the registry in the State of Registration to the next country of registration, (d) execute a Lease Termination document for filing with the FAA when the Lease has been terminated, and (d) perform any other acts reasonably required by LESSOR in connection with the foregoing.  If any Aircraft work which LESSEE is not otherwise required to perform hereunder, including engineering, is required in order to obtain such Export Certificate of Airworthiness, LESSEE will perform such work and LESSOR will reimburse LESSEE for such work at LESSEE's preferred customer rates.

22.11                       LESSEE's Continuing Obligations.    In the event that LESSEE does not return the Aircraft to LESSOR on the Expiration Date and in the condition required by this Article 22 for any reason (whether or not the reason is within LESSEE's control) except as provided under Article 22.8.3:

22.11.1                   the obligations of LESSEE under this Lease will continue in full force and effect on a day-to-day basis until such return.  This will not be considered a waiver of LESSEE's Event of Default or any right of LESSOR hereunder.

22.11.2                   Until such return, the Agreed Value will be an amount equal to the Agreed Value on the day the Aircraft should have been returned to LESSOR pursuant to this Lease.

22.11.3                   LESSEE will fully indemnify LESSOR on demand for all losses, liabilities, actions, proceedings, costs and expenses thereby suffered or incurred by LESSOR and, in addition, until such time as the Aircraft is redelivered to LESSOR and put into the condition required by this Article 22, instead of paying the Rent specified in Article 4.2, except as provided in Article 22.5.3, LESSEE will pay twice the amount of Rent for each day from the scheduled Expiration Date until the Termination Date (the monthly Rent payable under Article 4.2 will be prorated based on the actual number of days in the applicable month).  Payment will be made upon presentation of LESSOR's invoice.

22.11.4                   LESSOR may elect, in its sole and absolute discretion, to accept the return of the Aircraft prior to the Aircraft being put in the condition required by this Article 22 and thereafter have any such non-conformance corrected at such time as LESSOR may deem appropriate (but within ninety (90) days following the return of the Aircraft) and at [Redacted] commercial rates then-charged by the Person selected by LESSOR to perform such correction.  [Redacted].  Any direct expenses incurred by LESSOR for such correction will become additional Rent payable by LESSEE within fifteen (15) days following the submission of a written statement by LESSOR to LESSEE, identifying the items corrected and setting forth the expense of such corrections.  LESSEE's obligation to pay such supplemental Rent will survive the Termination Date.

22.12                       Airport and Navigation Charges.    LESSEE will ensure that at return of the Aircraft any and all airport, navigation and other charges which give rise or may if unpaid give rise to any lien, right of detention, right of sale or other Security Interest in relation to the Aircraft, Engine or any Part have been paid and discharged in full and will at LESSOR's request produce [Redacted] evidence thereof satisfactory to LESSOR.

22.13                       Return Acceptance Certificate.    Upon return of the Aircraft in accordance with the terms of this Lease, LESSEE will prepare and execute two (2) Return Acceptance Certificates in the form and substance of Exhibit K and LESSOR will countersign and return one such Return Acceptance Certificate to LESSEE.  In addition, when the Termination Date occurs, LESSEE and LESSOR will execute a Lease Termination for filing with the FAA evidencing termination of this Lease.  LESSOR will arrange for the preparation of any such Lease Termination with LESSEE's assistance.

22.14                       Indemnities and Insurance.    The indemnities and insurance requirements set forth in Articles 16 and 17, respectively, will apply to Indemnitees and LESSOR's representatives during return of the Aircraft, including the ground inspection and acceptance flight.  With respect to the acceptance flight, LESSOR's representatives will receive the same protections as LESSOR on LESSEE's Aviation and Airline General Third Party Liability Insurance.

ARTICLE 23                         ASSIGNMENT

23.1                         No Assignment by LESSEE.    NO ASSIGNMENT, NOVATION, TRANSFER, MORTGAGE OR OTHER CHARGE MAY BE MADE BY LESSEE OF ANY OF ITS RIGHTS WITH RESPECT TO THE AIRCRAFT, ENGINE OR PART OF THIS LEASE EXCEPT AS PERMITTED IN CONNECTION WITH A SUBLEASE PURSUANT TO ARTICLE 10 HEREOF.

23.2                         Sale or Assignment by LESSOR.

23.2.1                     Subject to LESSEE's rights pursuant to this Lease [Redacted] LESSOR may at any time and without LESSEE's consent sell, assign or transfer its rights, interest and obligations hereunder or with respect to the Aircraft to a third party ("LESSOR's Assignee"). For a period of two (2) years after such sale or assignment and at LESSEE's cost, LESSEE will continue to name LESSOR as an additional insured under the Aviation and Airline General Third Party Liability Insurance specified in Exhibit E.

23.2.2                     [Redacted]

23.2.3                     The term "LESSOR" as used in this Lease means the lessor of the Aircraft at the time in question.  In the event of the sale of the Aircraft and transfer of LESSOR's rights and obligations under this Lease, LESSOR's Assignee will become "LESSOR" of the Aircraft under this Lease and the transferring party (the prior "LESSOR") will be relieved of all liability to LESSEE under this Lease for obligations arising on and after the date the Aircraft is sold.  LESSEE will acknowledge and accept LESSOR's Assignee as the new "LESSOR" under this Lease and will look solely to LESSOR's Assignee for the performance of all LESSOR obligations and covenants under this Lease arising on and after the Aircraft sale date.

23.3                         LESSOR's Lender.    Subject to LESSEE's rights pursuant to this Lease, LESSOR may at any time and without LESSEE's consent grant security interests over the Aircraft and assign the benefit of this Lease to a lender ("LESSOR's Lender") as security for LESSOR's obligations to LESSOR's Lender.  Accordingly, if LESSOR's Lender requires, as a condition to providing financing, any modification of this Lease which does not materially affect the rights and obligations of LESSEE hereunder, LESSEE agrees to enter into an agreement so modifying this Lease.

23.4                         LESSEE Cooperation.    On request by LESSOR, LESSOR's Assignee or LESSOR's Lender, LESSEE will execute all such documents (such as a lease assignment agreement) as LESSOR, LESSOR's Assignee or LESSOR's Lender may reasonably require to confirm LESSEE's obligations under this Lease and obtain LESSEE's acknowledgment that LESSOR is not in breach of the Lease. LESSEE will provide all other reasonable assistance and cooperation to LESSOR, LESSOR's Assignee and LESSOR's Lender in connection with any such sale or assignment or the perfection and maintenance of any such security interest, including, at LESSOR's cost, making all necessary filings and registrations in the State of Registration and providing all opinions of counsel with respect to matters reasonably requested by LESSOR, LESSOR's Lender or LESSOR's Assignee.  LESSOR will reimburse LESSEE for its reasonable out-of-pocket costs in reviewing documents required by LESSOR or LESSOR's Lender.

23.5                         Protections.

23.5.1                     LESSOR will obtain for the benefit of LESSEE an acknowledgment from any LESSOR's Assignee or LESSOR's Lender that, so long as no Default or Event of Default has occurred and is continuing hereunder, such Person will not interfere with LESSEE's quiet, peaceful use and enjoyment of the Aircraft.

23.5.2                     Wherever the term "LESSOR" is used in this Lease in relation to any of the provisions relating to disclaimer, title and registration, indemnity and insurance contained in Articles 7, 13, 16 and 17, respectively, or with respect to Article 19.2.6, the term "LESSOR" will be deemed to include LESSOR's Assignee and LESSOR's Lender, if applicable.  For avoidance of doubt, in the event of LESSOR's sale or financing of the Aircraft, the disclaimer and indemnity provisions contained in Articles 7 and 16 will continue to be applicable after the sale or assignment to International Lease Finance Corporation, as well as being applicable to LESSOR's Assignee and LESSOR's Lender.

ARTICLE 24                         DEFAULT OF LESSEE

24.1                         LESSEE Notice to LESSOR.    LESSEE will promptly notify LESSOR if LESSEE becomes aware of the occurrence of any Default.

24.2                         Events of Default.    The Events of Default are as set forth in paragraph 6 of Exhibit D.

24.3                         LESSOR's General Rights.    Upon the occurrence of any Event of Default, all rights of LESSEE hereunder will immediately cease and terminate (but LESSEE's obligations hereunder will continue, including the obligations to protect and insure the Aircraft as required under this Lease). LESSOR may do all or any of the following at its option (in addition to such other rights and remedies which LESSOR may have by statute or otherwise but subject to any requirements of applicable Law):

(a) terminate this Lease by giving written notice to LESSEE;

(b) require that LESSEE immediately move the Aircraft to an airport or other location designated by LESSOR;

(c) for LESSEE's account, do anything that may reasonably be required to cure any default and recover from LESSEE all reasonable costs, including legal fees and expenses incurred in doing so and Default Interest;

(d) proceed as appropriate to enforce performance of this Lease and to recover any damages for the breach hereof, including the amounts specified in Article 24.5;

(e) terminate this Lease by taking possession of the Aircraft or by serving notice requiring LESSEE to return the Aircraft to LESSOR at the location specified by LESSOR.  If LESSOR takes possession of the Aircraft, it may enter upon LESSEE's premises where the Aircraft is located without liability.  Upon repossession of the Aircraft, LESSOR will then be entitled to sell, lease or otherwise deal with the Aircraft as if this Lease had never been made.  LESSOR will be entitled to the full benefit of its bargain with LESSEE; or

(f)   apply all or any portion of the Security Deposit and any other security deposits held by LESSOR pursuant to any other agreements between LESSOR and LESSEE to any amounts due.

24.4                         Deregistration and Export of Aircraft.    If an Event of Default has occurred and is continuing, LESSOR may take all steps necessary to deregister the Aircraft in and export the Aircraft from the State of Registration.

24.5                         LESSEE Liability for Damages.    If an Event of Default occurs, in addition to all other remedies available at law or in equity, LESSOR has the right to recover from LESSEE and LESSEE will pay LESSOR within two (2) Business Days after LESSOR's written demand, all of the following:

(a) all amounts which are then due and unpaid hereunder and which become due prior to the earlier of LESSOR's recovery of possession of the Aircraft or LESSEE making an effective tender thereof;

(b) any losses suffered by LESSOR because of LESSOR's inability to place the Aircraft on lease with another lessee or to otherwise utilize the Aircraft on financial terms as favorable to LESSOR as the terms hereof or, if LESSOR elects to dispose of the Aircraft, the funds arising from a sale or other disposition of the Aircraft are not as profitable to LESSOR as leasing the Aircraft in accordance with the terms hereof would have been (and LESSOR will be entitled to accelerate any and all Rent which would have been due from the date of LESSOR's recovery or repossession of the Aircraft through the Expiration Date);

(c) all costs associated with LESSOR's exercise of its remedies hereunder, including but not limited to repossession costs, legal fees, Aircraft storage costs, Aircraft re-lease or sale costs and LESSOR's internal costs and expenses (including the cost of personnel time calculated based upon the compensation paid to the individuals involved on an annual basis and a general LESSOR overhead allocation);

(d) any amount of principal, interest, fees or other sums paid or payable on account of funds borrowed in order to carry any unpaid amount;

(e) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any financial instrument relating in whole or in part to LESSOR's financing of the Aircraft;

(f)     any loss, cost, expense or liability sustained by LESSOR due to LESSEE's failure to redeliver the Aircraft in the condition required by this Lease; and

(g) any other loss, damage, expense, cost or liability which LESSOR suffers or incurs as a result of the Event of Default and/or termination of this Lease, including an amount sufficient to fully compensate LESSOR for any loss of or damage to LESSOR's residual interest in the Aircraft caused by LESSEE's default.

24.6                         Waiver of Default.    By written notice to LESSEE, LESSOR may at its election waive any Default or Event of Default and its consequences and rescind and annul any prior notice of termination of this Lease.  The respective rights of the parties will then be as they would have been had no Default or Event of Default occurred and no such notice been given.

24.7                         Present Value of Payments.    In calculating LESSOR's damages hereunder, upon an Event of Default all Rent and other amounts which would have been due hereunder during the Lease Term if an Event of Default had not occurred will be calculated on a present value basis using a discounting rate of six and one half percent (6.5%) per annum discounted to the earlier of the date on which LESSOR obtains possession of the Aircraft or LESSEE makes an effective tender thereof.

24.8                         Use of "Termination Date".    For avoidance of doubt, it is agreed that if this Lease terminates and the Aircraft is repossessed by LESSOR due to an Event of Default, then, notwithstanding the use of the term "Termination Date" in this Lease, the period of the Lease Term and the "Expiration Date" will be utilized in calculating the damages to which LESSOR is entitled pursuant to Article 24.5.  For example, it is agreed and understood that LESSOR is entitled to receive from LESSEE the Rent and the benefit of LESSEE's insurance and maintenance of the Aircraft until expiration of the Lease Term.

ARTICLE 25                  NOTICES

25.1                         Manner of Sending Notices.    Any notice, request or information required or permissible under this Lease will be in writing and in English.  Notices will be delivered in person or sent by fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth in Article 25.2.  In the case of a fax, notice will be deemed received upon actual receipt (and the date of actual receipt will be deemed to be the date set forth on the confirmation of receipt produced by the sender's fax machine immediately after the fax is sent).  In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing.  In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery.  If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.

25.2                         Notice Information.    Notices will be sent:

If to LESSOR:        INTERNATIONAL LEASE FINANCE CORPORATION

                                1999 Avenue of the Stars, 39th Floor Los Angeles, California 90067

Attention:	Legal Department

Fax:	310-788-1990
Telephone:	310-788-1999

If to LESSEE	HAWAIIAN AIRLINES, INC.
3375 Koapaka Street, Suite
G350 Honolulu, Hawaii 96819

	Attention:	Executive Vice President and Chief Financial Officer

	Fax:	808-835-3699
	Telephone:	808-835-3030

With a copy to	Attention:	Vice President, General Counsel and Corporate Secretary

	Fax:	808-835-3690
	Telephone:	808-835-3610

or to such other places and numbers as either party directs in writing to the other party.

ARTICLE 26                         GOVERNING LAW AND JURISDICTION

26.1                         California Law.    This Lease is being delivered in the State of California and will in all respects be governed by and construed in accordance with the Laws of the State of California (notwithstanding the conflict Laws of the State of California).

26.2                         Non-Exclusive Jurisdiction in California.    As permitted by Section 410.40 of the California Code of Civil Procedure, the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Federal District Court for the Central District of California and the Superior Court of California, County of Los Angeles.  Nothing herein will prevent either party from bringing suit in any other appropriate jurisdiction.

26.3                         Service of Process.    The parties hereby consent to the service of process (a) out of any of the courts referred to above, (b) in accordance with Section 415.40 of the California Code of Civil Procedure by mailing copies of the summons and complaint to the person to be served by air mail, certified or registered mail to the address set forth in Article 25.2, postage prepaid, return receipt requested or (c) in accordance with the Hague Convention, if applicable.

26.4                         Prevailing Party in Dispute.    If any legal action or other proceeding is brought in connection with or arises out of any provisions in this Lease, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceedings.  The prevailing party will also, to the extent permissible by Law, be entitled to receive pre- and post-judgment Default Interest.

26.5                         Waiver.    LESSEE AND LESSOR HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.  LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS LEASE BROUGHT IN ANY OF THE COURTS REFERRED TO IN ARTICLE 26.2, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

ARTICLE 27                         MISCELLANEOUS

27.1                         Transportation of Personnel.    LESSEE will provide transportation to LESSOR's personnel on a positive space available basis on the Aircraft or any other aircraft operated by LESSEE for the purposes of conducting business between LESSEE and LESSOR.

27.2                         Press Releases.    The parties will give copies to one another, in advance if possible, of all news, articles and other releases provided to the public media regarding this Lease or the Aircraft.

27.3                         Power of Attorney.    LESSEE hereby irrevocably appoints LESSOR as its attorney for the purpose of putting into effect the intent of this Lease following an Event of Default, including without limitation, the return, repossession, deregistration and exportation of the Aircraft.

27.4                         LESSOR Performance for LESSEE.    The exercise by LESSOR of its remedy of performing a LESSEE obligation hereunder is not a waiver of and will not relieve LESSEE from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.

27.5                         LESSOR's Payment Obligations.    Any obligation of LESSOR under this Lease to pay or release any amount to LESSEE is conditioned upon (a) all amounts then due and payable by LESSEE to LESSOR under this Lease or under any other agreement between LESSOR and LESSEE having been paid in full and (b) no Default or Event of Default having occurred and continuing hereunder at the time such payment or release of payment is payable to LESSEE.

27.6                         Application of Payments.    Any amounts paid or recovered in respect of LESSEE liabilities hereunder may be applied to Rent, Default Interest, fees or any other amount due hereunder in such proportions, order and manner as LESSOR determines.

27.7                         Usury Laws.    The parties intend to contract in strict compliance with the usury Laws of the State of California and, to the extent applicable, the U.S.  Notwithstanding anything to the contrary in the Operative Documents, LESSEE will not be obligated to pay Default Interest or other interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by LESSOR in connection with the Operative Documents.  During any period of time in which the then-applicable highest lawful rate is lower than the Default Interest rate, Default Interest will accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate is greater than the Default Interest rate, then LESSEE will pay Default Interest at the highest lawful rate until the Default Interest which is paid by LESSEE equals the amount of interest that would have been payable in accordance with the interest rate set forth in Article 4.6.

27.8                         Delegation by LESSOR.    LESSOR may delegate to any Person(s) all or any of the rights, powers or discretion vested in it by this Lease and any such delegation may be made upon such terms and conditions as LESSOR in its absolute discretion thinks fit.

27.9                         Confidentiality.    The Operative Documents and all non-public information obtained by either party about the other are confidential and are between LESSOR and LESSEE only and will not be disclosed by a party to third parties (other than to such party's auditors or legal advisors or as required in connection with any filings of this Lease in accordance with Article 13) without the prior written consent of the other party.  If disclosure is required as a result of applicable Law, LESSEE and LESSOR will cooperate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Lease.

27.10                       Rights of Parties.    The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general Law.  The rights of one party against the other party are not capable of being waived or amended except by an express waiver or amendment in writing.  Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right. Any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right and no act or course of conduct or negotiation on a party's part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

27.11                       Further Assurances.    Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law, reasonably requested by the auditors of the other party or requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Lease.

27.12                       Use of Word "including".    The term "including" is used herein without limitation.

27.13                       Headings.    All article and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Lease.  Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Lease.

27.14                       Invalidity of any Provision.    If any of the provisions of this Lease become invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

27.15                       Negotiation.    The terms of this Lease are agreed by LESSOR from its principal place of business in Los Angeles, California.

27.16                       Time is of the Essence.    Time is of the essence in the performance of all obligations of the parties under this Lease and, consequently, all time limitations set forth in the provisions of this Lease will be strictly observed.

27.17                       Amendments in Writing.    The provisions of this Lease may only be amended or modified by a writing executed by LESSOR and LESSEE.

27.18                       Counterparts.    This Lease may be executed in any number of identical counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument when each party has signed and delivered one such counterpart to the other party.

27.19                       Delivery of Documents by Fax.    Delivery of an executed counterpart of this Lease or of any other documents in connection with this Lease by fax will be deemed as effective as delivery of an originally executed counterpart.  Any party delivering an executed counterpart of this Lease or other document by fax will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this Lease or such other document will not affect the validity or effectiveness of this Lease or such other document.

27.20                       Entire Agreement.    The Operative Documents constitute the entire agreement between the parties in relation to the leasing of the Aircraft by LESSOR to LESSEE and supersede all previous proposals, agreements and other written and oral communications in relation hereto.  The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

IN WITNESS WHEREOF, LESSEE and LESSOR have caused this Lease to be executed by their respective officers as of July 16, 2001.

INTERNATIONAL LEASE FINANCE CORPORATION	HAWAIIAN AIRLINES, INC.

By:	By:

Its:	Its:

By:

Its:

EXHIBIT A

AIRCRAFT DESCRIPTION

Aircraft Manufacturer and Model:	B767-3G5ER

Seating Configuration:	18 First Class and 244 Coach Class

Manufacturer's Serial Number:	24257

Registration Mark:	N (formerly D-AMUR)

Engine Manufacturer and Model:	Pratt & Whitney PW4062

Engine Serial Numbers:	P724120* and P724629*

*The parties acknowledge and agree that the

engines to be delivered with the Aircraft may be

engines other than those whose serial numbers are

set forth in this Exhibit A and the engines whose

serial numbers are set forth in this Exhibit A may

be replaced on the Aircraft prior to Delivery with

engines of the same model which meet the

Delivery conditions for engines set forth in Exhibit

B of this Lease.

Engine Thrust Rating:	62,000 pounds

Maximum Gross Takeoff Weight:	186,880 kg

EXHIBIT B                           CONDITION AT DELIVERY

1.             Technical Report

Prior to the Delivery Date, LESSOR will provide LESSEE with a Technical Evaluation Report in the form and substance of Exhibit N, as revised, and, in addition upon LESSEE's request, will make copies available of (a) drawings of the interior configuration of the Aircraft as it will exist at Delivery, (b) an Airworthiness Directive status list, (c) a service bulletin incorporation list, (d) rotable tracked, hard-time and life limited component listings, (e) a list of Prior Lessee-initiated modifications and alterations, (f) interior material burn certificates, (g) information regarding Prior Lessee's maintenance program for the Aircraft, (h) the complete workscope for the checks, inspections and other work to be performed prior to Delivery, (i) a list of all no-charge service bulletin kits with respect to the Aircraft which were ordered by LESSOR from Manufacturer or the Engine manufacturer, (j) current Engine disk sheets and a description of the last shop visit for each  Engine and (k) any other data which is reasonably requested by LESSEE.

2.             Full Aircraft Documentation Review

For the period commencing at least ten (10) Business Days prior to the Scheduled Delivery Date and continuing until the date on which the Aircraft is delivered to LESSEE in the condition required by this Exhibit B, LESSOR will provide for the review of LESSEE and/or its representative all of the Aircraft records and historical documents in one central room at the Prior Lessee’s maintenance base.

3.             Aircraft Inspection

(a) During the maintenance checks performed immediately prior to Delivery, LESSEE and/or its representatives will have an opportunity to conduct a full systems functional and operational inspection of the Aircraft (and other types of reasonable inspections based upon the Aircraft type, age, use and other known factors with respect to the Aircraft) and a full inspection of the Aircraft Documentation (including records and manuals), all to LESSEE’s reasonable satisfaction.  Any deficiencies from the delivery condition set forth in this Exhibit B which effect the airworthiness of the Aircraft, or the ability of LESSEE to operate commercial passenger service, will be corrected by LESSOR at its cost prior to Delivery.  Any other deficiencies from this Exhibit B which exist prior to Delivery will be addressed in accordance with Article 5.2.

(b) Immediately prior to the proposed delivery of the Aircraft, LESSOR will carry out for LESSEE and/or LESSEE's representatives an Aircraft acceptance flight in accordance with Manufacturer's standard flight operation check flight procedures or, if agreed to by LESSEE, in accordance with LESSEE's or Prior Lessee's acceptance flight procedure, either of which will be for the duration necessary to perform such check flight procedures but in any event not less than two (2) hours.  Flight costs and fuel will be furnished by and at the expense of LESSOR.  Any deficiencies from the Aircraft delivery condition requirements set forth in this Exhibit B will be corrected by LESSOR at its cost.

4.             Certificate of Airworthiness Matters

(a) The Aircraft will possess a current Export Certificate of Airworthiness from Germany to the U.S.  In addition, the Aircraft will meet the requirements of the FAA for issuance of an Standard Certificate of Airworthiness for transport category aircraft in accordance with FAR Part 21 and  will meet the operating requirements of FAR Part 121.

(b) LESSOR at its cost will demonstrate that the Aircraft meets the requirements for issuance of the U.S. Standard Certificate of Airworthiness for transport category aircraft by delivering to LESSEE a letter acceptable to LESSEE signed by an FAA Designated Airworthiness Representative (DAR) stating that the DAR has inspected the Aircraft and Aircraft Documentation (including records and manuals) and has found that the Aircraft meets the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft in accordance with FAR Part 21.

5.             General Condition of Aircraft at Delivery

(a) The Aircraft, Engines and Parts will have been maintained and repaired in accordance with Prior Lessee's maintenance program and the rules and regulations of the LBA.

(b) Aircraft Documentation (including records and manuals) will have been maintained in an up-to-date status, in accordance with the rules and regulations of the LBA and FAA and in a form necessary in order to meet the requirements of this Exhibit B.  All maintenance historical documents required to obtain a U.S. Certificate of Airworthiness will be in English.

(c) All pilot discrepancies and deferred maintenance items will have been cleared on a terminating action basis.

(d) The Aircraft will be airworthy (conform to type design and be in a condition for safe operation), with all Aircraft equipment, components and systems operating in accordance with their intended use and within limits approved by Manufacturer, the LBA and the FAA.

(e) The Aircraft interior (including cabin and windows) and exterior will be clean and cosmetically acceptable to LESSEE acting reasonably by U.S. commercial airline standards, with all compartments relatively free of foreign objects, dirt, grease, fluids, stains, grime, cracks, tears and rips and ready to be placed into commercial airline operations.

(f) No special or unique Manufacturer, Engine manufacturer, LBA or FAA. inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Aircraft equipment, components and systems.

(g) All repairs, modifications and alterations to the Aircraft will have been accomplished in accordance with Manufacturer's Structural Repair Manual (or FAA-approved data supported by FAA Form 8110-3) for the Aircraft.

(h) All Airworthiness Directives and LBA airworthiness directives which are issued prior to the Delivery Date and require compliance (either by means of repetitive inspections, modifications or terminating action) before Delivery will be complied with on a terminating action basis.  Any Airworthiness Directives which are issued prior to Aircraft Delivery to LESSEE and which requires terminating action within one (1) year after Delivery to LESSEE will also be performed on a terminating basis by LESSOR at LESSOR’s cost prior to Delivery.

(i) The Aircraft will be in compliance with Manufacturer's Corrosion Prevention and Control Program (CPCP) specified for the model type by Manufacturer.

(j) The Aircraft will be 180 minutes ETOPS compliant.

(k) All galleys will have a full complement of equipment installed.  This includes galley carts, galley inserts, beverage jugs, trash cans, etc.

(l) The cargo loading system will be fully functional and include all necessary accessories.

(m) If any waivers, deviations, dispensations, alternate means of compliance, extensions or carry-overs with respect to maintenance or operating requirements, repairs or Airworthiness Directives are granted by the LBA or permitted by Prior Lessee's maintenance program, such maintenance or operating requirements, repairs or Airworthiness Directives will nonetheless have been performed as if such waivers, deviations, dispensations, alternate means of compliance, or extensions or carry-overs did not exist.

(n) All no-charge vendor and Manufacturer's service bulletin kits received by Prior Lessee for the Aircraft but not installed thereon will be on board the Aircraft as cargo.  At LESSEE's request, any other service bulletin kit which Prior Lessee paid for will also be delivered to LESSEE on board the Aircraft, but LESSEE will reimburse LESSOR for its actual out-of-pocket costs for such kit.

(o) The Aircraft will be free of leaks outside of Manufacturer's Maintenance Manual limits and any damage resulting therefrom.  All repairs will have been performed on a permanent basis in accordance with the applicable manufacturer's instructions.  All fluid reservoirs (including oil, oxygen, hydraulic and water) will be serviced to full and the waste tank serviced in accordance with Manufacturer's instructions.

(p) The Estoppel and Acceptance Certificate will indicate the fuel quantity on board at Delivery.

6.             Checks Prior to Delivery

(a) LESSOR will cause Prior Lessee to perform the next consecutive full and complete zonal, systems and structural check ("C" check or equivalent), and the corresponding lower checks ("A" and "B" or equivalent) all in accordance with the MPD, sufficient to clear the aircraft for operation until the next scheduled full and complete zonal, systems and structural "C" type check under the MPD (which in any event will not be less than eighteen months ).  Such work will be performed by an FAA or JAA approved repair station.  Any discrepancies revealed during such inspection will have been corrected in accordance with Manufacturer's maintenance and repair manuals or FAA-approved data.

(b) LESSOR will remove Prior Lessee’s exterior markings, including all exterior paint, by stripping (or, at LESSOR’s option, pneumatically skuff sanding) the paint from the fuselage, empannage and Engine cowlings and clean, reseal, refinish, prepare (including application of alodine or other corrosion inhibitor) and prime the surface to be painted, all in accordance with Manufacturer’s and paint manufacturer’s recommendations.  LESSOR will than paint the Airframe in a single color designated by LESSEE.  LESSEE may request to have the aircraft painted in additional colors prior to delivery.  However, LESSEE will be obligated to pay the Prior Lessee all costs associated with the requested additional paint work and LESSEE must also provide Prior Lessee the applicable paint drawings, logos, stencils, mylars and any other unique related item required for painting no later than 25 days before the commencement of painting.  If such items are not provided in sufficient time, LESSOR will only be obligated to paint the Airframe one (1) color.

(c) LESSOR will clean the exterior (including wheel wells) and interior of the Aircraft.

(d) Damage to the Aircraft that exceeded Manufacturer's limits will have been permanently repaired.

(e) Immediately prior to Delivery, with LESSEE or its representatives present, LESSOR will perform a full and complete hot and cold section videotape borescope on each Engine and its modules in accordance with the Engine manufacturer's maintenance manual.

(f) If the Engine historical and technical records and/or condition trend monitoring data of any Engine (including the APU) indicate an acceleration in the rate of deterioration in the performance of an Engine, LESSOR will correct, to LESSEE's satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.

(g) With LESSEE or its representatives present, LESSOR will accomplish a maximum power assurance run on the Engines.  Engine performance will be evaluated and the Engine maximum power assurance test conditions and results will be recorded on the Estoppel and Acceptance Certificate.

(h) LESSOR will provide evidence to LESSEE's satisfaction (acting reasonably) that the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in this Exhibit B do not reveal any condition which would cause the Engines or any module to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions under the Engine manufacturer's maintenance manual.  LESSOR will correct any discrepancies in accordance with the guidelines set out by the Engine manufacturer.

(i)            In the event the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in this Exhibit B result in a dispute regarding the conformity of an Engine with the requirements of this Exhibit B, LESSOR and LESSEE will consult with the Engine manufacturer and follow the Engine manufacturer's recommendations (including the accomplishment of an Engine test cell operational check) with regard to determining if such Engine complies with the requirements of this Exhibit B and the manner in which any discrepancies from the requirements of this Exhibit B will be rectified.

7.             Part Lives

At Delivery, the condition of the Aircraft will be as follows:

(a) The Aircraft will be fresh out of the next consecutive "C" check and have at least eighteen (18) months remaining until the next "C" check.

(b) Each Engine will meet all of the following:

(i) Each Engine will have at least four thousand (4,000) hours and one thousand (1,000) cycles remaining until its next anticipated removal based on the manufacturer’s estimated mean time between removal for engines of such type.

(ii) Each Engine will have a remaining EGT margin sufficient to permit the operation of such Engine for the hours and cycles set forth in the preceding subparagraph, based upon the historical experience of LESSEE.  The Engine historical and technical records, borescope inspection, trend monitoring, and the maximum power assurance run will not reveal any condition which would cause the Engines or any module to be serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions under the Engine manufacturer's maintenance manual;

(iii) Each Part of an Engine which has a life limit will have at least three thousand (3,000) cycles remaining until its next scheduled removal.

(c) The APU will be fresh out of a Hot Section Inspection (HSI) and have at least fifteen (15) months remaining until the next scheduled Overhaul in accordance with the Prior Lessee’s maintenance program.

(d) The Landing Gear will have at the greatest of eighteen (18) months, four thousand (4,000) hours or two thousand (2,000) cycles remaining until the next scheduled Overhaul.

(e) Each Part of the Aircraft which has a hard time (hour/cycle) limit to Overhaul or removal will have at least five thousand (5,000) hours or one thousand (1,000) cycles, as applicable, remaining to its next scheduled Overhaul or removal.

(f) Each Part which has a calendar limit will have sufficient calendar time remaining to operate until the next "C" check pursuant to the MPD after return of the Aircraft to LESSOR (which in any event will be not less than one year).  If a Part has a total approved life pursuant to the MPD less than such "C" check interval, then such Part will be returned with 100% of its total approved life remaining.

(g) The Aircraft Landing Gear tires and brakes will have at least fifty percent (50%) life remaining until their next Overhaul (except for the acceptance flight).

EXHIBIT C                                            SUMMARY OF TRANSACTION

The following is a summary of the lease transaction between LESSEE and LESSOR.  It is set forth for the convenience of the parties only and will not be deemed in any way to amend, detract from or simplify the other provisions of this Lease.  To the extent there are any inconsistencies between the terms of this Exhibit C and the other terms of this Lease, such other terms shall control.

1.                             Description of Aircraft

                                        One used B767-3G5ER aircraft

2.                             Scheduled Delivery Date and Location

                                        In the month of May 2002 at Dusseldorf, Germany

3.                             Initial Lease Term

                                        7 years

4.                             Lease Extension Option

                                         2  Lease extension options of 1 year each

5.                             Security Deposit

                                        [Redacted]

6.                             Rent During Initial Lease Term

                                        LESSEE will pay LESSOR the following amounts monthly in advance as rent for the Aircraft ("Rent"):

[Redacted]

                                        (i)

7.                             Rent During Lease Extension Terms

                                        [Redacted]

8.                             Reserves

Type of Reserves

Amount of Reserves
Airframe Reserves:	[Redacted] per airframe flight hour
Engine Performance Restoration	[Redacted] per engine flight hour for each
Reserves:	engine
Engine LLP Reserves:	[Redacted] per engine cycle for each
engine

9.                             Additional Rent for Excess Airframe and Engine Cycles

                                              [Redacted] for each cycle the Airframe (as defined below) operated during a calendar year in excess of the maximum number of cycles which would result from an average hour/cycle ratio of 4:1

10.                           Country of Aircraft Registration

                                               U.S.

11.                           Maintenance Program

                                               LESSEE's Maintenance Program

12.                           Agreed Value of Aircraft

                                               US$[redacted]

13.                           LESSOR's Bank Account

                                          International Lease Finance Corporation

                                          Account No. 910-274-9067

                                          Chase Manhattan Bank

                                          55 Water Street

                                          New York, NY 10041

                                          ABA# 021000021

EXHIBIT D                                            COMMERCIAL TERMS

1.             Security Deposit.

(a) [Redacted]

(b) The Security Deposit may be commingled with LESSOR's general funds and, subject to paragraph 1(c), below, any interest earned on such Security Deposit will be for LESSOR's account.  If the Security Deposit is reduced below the required amount by application to meet LESSEE's unperformed obligations under this Lease, LESSEE will replenish the Security Deposit within ten (10) days after LESSOR's demand therefor.  The Security Deposit will serve as security for the performance by LESSEE of its obligations under this Lease and any other agreements between LESSEE and LESSOR relating to aircraft, engines, aircraft equipment or the extension of credit and may be applied by LESSOR upon the occurrence of a Default or Event of Default hereunder or of a default by LESSEE as defined in such other agreements under any such other agreements.

(c) [Redacted] Upon termination of this Lease in accordance with any other provision of Article 3.4, other than if an Event of Default has occurred and is continuing, LESSOR will return to LESSEE the amount of the Security Deposit then held by LESSOR (so long as (i) no default of payment by LESSEE or (ii) no material default by LESSEE for which the express cure period, if any, set forth for such material default in the relevant agreement has expired, exists under any other agreement between LESSEE and LESSOR relating to aircraft, engines or aircraft equipment or the extension of credit by LESSOR to LESSEE) without interest, less an amount determined by LESSOR to be a reasonable estimate of the costs, if any, which LESSOR will incur to remedy any unperformed obligations of LESSEE under this Lease, including the correction of any discrepancies from the required condition of the Aircraft on return of the Aircraft.

2.             Rent.

(a) LESSEE will pay LESSOR the following amounts monthly in advance as rent for the Aircraft ("Rent"):

Initial Lease Term:

(i)            [Redacted]

plus

(ii)           [Redacted]

First Extension Lease Term:

[Redacted]

Second Extension Lease Term:

[Redacted]

(b) The first payment of Rent during the Lease Term will be paid no later than three (3) Business Days prior to the Scheduled Delivery Date; provided that the first payment of that portion of Rent which corresponds to the amount of the Modification Loan will be paid on the first day on which Rent is due immediately following the date on which LESSOR makes the Modification Loan.  Each subsequent payment of Rent will be due monthly thereafter no later than the same day of the month as the Delivery Date of the Aircraft except that, if such day is not a Business Day, the Rent will be due on the immediately preceding Business Day.  If Delivery occurred on the 29th, 30th or 31st of the month and in any given month during the Lease Term there is no such corresponding date, Rent will be payable on the last Business Day of such month.

3.             Reserves.

(a) LESSEE will pay to LESSOR supplemental Rent, based on LESSEE's use of the Aircraft during the Lease Term, in the form of the following reserves in the following amounts per flight hour or cycle, as the case may be (individually, "Airframe Reserves", "Engine Performance Restoration Reserves" and "Engine LLP Reserves" and  collectively, "Reserves"):

Type of Reserves

Amount of Reserves

Airframe Reserves:	US$[Redacted]per Airframe flight hour

Engine Performance Restoration Reserves:	US$[Redacted] per Engine flight hour for each Engine (payable when the Engine is utilized on the Aircraft or another aircraft)

Engine LLP Reserves:	US$[Redacted] per Engine cycle for each Engine (payable when the Engine is utilized on the Aircraft or another aircraft)

(b) The amount of the Engine Performance Restoration Reserves set forth in paragraph 3(a), above, may be increased by LESSOR in the event of an increase in the thrust rating of an Engine in accordance with Article 11.7.

(c) Such Reserves will be paid on or before the 10th day of the calendar month next following the month in which the Delivery Date occurs and on or before the 10th day of each succeeding calendar month for flying performed during the calendar month prior to payment.  All Reserves for flying performed during the month in which the Termination Date occurs will be paid on the Termination Date, unless otherwise agreed by the parties.

(d) No interest will accrue or be paid at any time to LESSEE on such Reserves and, subject to LESSOR's obligations under Article 12, LESSOR may commingle the Reserves with LESSOR's general funds.

4.             Additional Rent for Excess Cycles.  If in any calendar year (or portion thereof) of the Lease Term the Airframe operated more cycles than the maximum number of cycles which would result from an average hour/cycle ratio of 4:1, LESSEE will pay LESSOR as additional Rent US$[Redacted] for each Airframe cycle the Airframe actually operated during such calendar year (or portion thereof) in excess of the number of cycles which result from an average hour/cycle ratio of 4:1.  A calculation will be made as of December 31 of each year and such additional Rent will be due and payable by LESSEE on the date on which the next Reserves payment is due (in accordance with paragraph 3(c), above) following such hour/cycle calculation period.

Example:  If the Airframe operated 3,000 hours in a calendar year, it would have 750 cycles resulting from an average hour/cycle ratio of 4:1.  If in fact the Airframe operated 800 cycles in such calendar year, the Airframe operated 50 excess cycles in such calendar year and LESSEE will pay LESSOR US$[Redacted].

5.             Agreed Value.  "Agreed Value" means [Redacted].

6.             Events of Default.  The occurrence of any of the following will constitute an Event of Default and material breach of this Lease by LESSEE:

(a) LESSEE fails to take delivery of the Aircraft when obligated to do so under the terms of this Lease;

(b) LESSEE fails to make a Rent or other payment due hereunder in the manner and by the date provided herein and fails to make such payment within three (3) Business Days after such payment is due;

(c) LESSEE fails to obtain or maintain the insurance required by Article 17;

(d) LESSEE fails to return the Aircraft to LESSOR on the Expiration Date in accordance with Article 22;

(e) LESSEE fails to observe or perform any of its other obligations hereunder and fails to cure the same within fifteen (15) days after written notice thereof to LESSEE.  If such failure cannot by its nature be cured within fifteen (15) days, LESSEE will have the reasonable number of days necessary to cure such failure (not to exceed a period of sixty (60) days) so long as it uses diligent and best efforts to do so;

(f)        any representation or warranty of LESSEE herein when given proves to be untrue in any material respect;

(g) the registration of the Aircraft is cancelled other than as a result of an act or omission of LESSOR;

(h) LESSEE abandons the Aircraft or Engines;

(i)        LESSEE or an approved sublessee no longer has unencumbered control (other than Permitted Liens) or possession of the Aircraft or Engines, except as otherwise permitted by this Lease;

(j)        LESSEE temporarily or permanently discontinues business or sells or otherwise disposes of all or substantially all of its assets;

(k) LESSEE no longer possesses the licenses, certificates and permits required for the conduct of its business as a certificated air carrier in the U.S.

;

(l)        LESSEE (i) generally suspends payment on its debts or other obligations, (ii) is unable to pay its debts or other obligations as they fall due, (iii) is adjudicated or becomes bankrupt or insolvent or (iv) proposes or enters into any composition or other arrangement for the benefit of its creditors generally;

(m) any proceedings, resolutions, filings or other steps are instituted with respect to LESSEE relating to the bankruptcy, liquidation, reorganization or protection from creditors of LESSEE or a substantial part of LESSEE's property.  If instituted by LESSEE, the same will be an immediate Event of Default.  If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within sixty (60) days;

(n) any order, judgment or decree is entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of LESSEE or a substantial part of its property, or if a substantial part of LESSEE's property is to be sequestered.  If instituted by or done with the consent of LESSEE, the same will be an immediate Event of Default.  If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within sixty (60) days;

(o) any indebtedness for borrowed moneys or a guarantee owed by LESSEE with an unpaid balance of at least Thirty Million U.S. Dollars (US$30,000,000) is declared due before its stated maturity or LESSEE is in payment or material default under any other purchase agreement, lease, conditional sale agreement or other agreement pursuant to which LESSEE has possession of any aircraft;

(p) Eurocontrol has notified LESSOR that there are unpaid Eurocontrol charges due from LESSEE (unless such charges are being contested in good faith and by appropriate proceedings, an adequate bond has been provided and such proceedings do not involve any danger of the detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft) and such charges remain outstanding for a period of thirty (30) days from the date of Eurocontrol's notice to LESSOR provided that such thirty (30) day grace period will not apply if there is a danger of detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft; or

(q) LESSEE is in default under any other lease or agreement between LESSEE and LESSOR and the same is not cured within its specified cure period.

                   EXHIBIT E                         CERTIFICATE OF INSURANCE

[Refer to Aircraft Lease Agreement dated as of July 16, 2001 between LESSEE and LESSOR (the "Lease"). If applicable, insurance certificates from both the insurers and reinsurers will be provided. If there is a LESSOR's Lender, include references to it where appropriate after references to LESSOR.]

To:	INTERNATIONAL LEASE FINANCE CORPORATION ("LESSOR")
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
United States

Re:	HAWAIIAN AIRLINES,
INC. ("LESSEE")
B767-3G5ER
Manufacturer's Serial No.: 24257
Registration Mark: (the "Aircraft")

The following security has subscribed to the insurance and/or reinsurance policies:

[LIST COMPANIES & PERCENTAGES]

THIS IS TO CERTIFY THAT, as Insurance Brokers, we have effected Fleet Insurance in respect of aircraft owned or operated by LESSEE (including the Aircraft) as specified below.

AIRCRAFT HULL ALL RISKS

COVERING:

All risks of physical loss or damage to the Aircraft from any cause (subject only to the exclusions as specified below), for an Agreed Value of Aircraft in the amount of US[Redacted]

DEDUCTIBLES:

US$[Redacted] each and every loss (or such lesser amount as applicable to the rest of

LESSEE's fleet).  Not applicable to Total Loss/Constructive Total Loss or Arranged Total Loss

GEOGRAPHICAL COVERAGE:

Worldwide, subject to certain geographical limitations as my be required from time to time under the War and Allied Perils coverages.

AVIATION AND AIRLINE GENERAL THIRD PARTY LIABILITY

COVERING:

Aircraft Third Party, Passenger, Baggage, Cargo and Mail Liability and Airline General Third Party Liability (including Premises, Hangarkeepers and Products Liability) for combined single limit of not less than US$[Redacted] (or such higher amount as LESSEE may carry on any other aircraft in its fleet) any one accident/occurrence (but in the aggregate in relation to Products Liability), extended to cover LESSEE's liability under the Lease to the extent of the risks covered by the policy including war and allied perils under Extended Coverage Endorsement as per AVN 52 subject only to exclusions as specified below

GEOGRAPHICAL LIMITS:

Worldwide, subject to certain geographical limitations as my be required from time to time under the War and Allied Perils coverages.

HULL WAR AND ALLIED PERILS

COVERING:

Hull War Risks as per LSW555.B, but including (a) confiscation or requisition (including by State of Registration and state where airline is domiciled), (b) hijacking or other unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) and including "All Risks" Continuation Clause and Extortion Risks (including expenses) and covering claims excluded from Hull All Risks Policy while Aircraft outside Assured's control by reason of perils insured under this policy, for an Agreed Value of Aircraft in the amount of US$[Redacted].

DEDUCTIBLE:

No deductible

GEOGRAPHICAL LIMITS:

Worldwide, subject to certain geographical limitations as my be required from time to time under the War and Allied Perils coverages.

AIRCRAFT SPARES ALL RISKS INSURANCE

COVERING:

All risks of physical loss or damage to Aircraft Parts or spares or Engines at all times when removed from the Aircraft from whatever cause, subject only to the exclusions specified below, including the risks set down in AVN 48B other than paragraphs (a) and (b) thereof (but including paragraph (a) in respect of transit risks) for limits of not less than:

US$40,000,000 any one

location US$20,000,000 any

one sending

and covering:

With respect to an Engine, an agreed value of US$[Redacted] or, with LESSOR's written concurrence, replacement cost

With respect to Parts, replacement cost

DEDUCTIBLE:

US$10,000 each and every loss(but the applicable Hull Deductible shall apply in respect of any Engine running or testing)

GEOGRAPHICAL COVERAGE:

Worldwide, subject to certain geographical limitations as my be required from time to time under the War and Allied Perils coverages

INSURANCE REQUIRED BY MANUFACTURER

LESSEE will carry the insurance required by Manufacturer in connection with LESSOR's assignment of Manufacturer's warranties and product support to LESSEE

CONTRACTUAL INDEMNITY

LESSEE has insurance coverage for the indemnities agreed to by LESSEE pursuant to Article 16 of the Lease

PERIOD OF COVERAGE (ALL POLICIES)

From the Delivery Date of Aircraft to [EXPIRATION DATE][Subject to yearly renewals]

It is further certified that LESSOR has an interest in respect of the Aircraft under the Lease. Accordingly, with respect to losses occurring during the period from the Effective Date until the expiry of the Insurance or until the expiry or agreed termination of the Lease or until the obligations under the Lease are terminated by any action of the Insured or LESSOR and in consideration of the Additional Premium it is confirmed that the Insurance afforded by the Policy is in full force and effect and it is further agreed that the following provisions are specifically endorsed to the Policy.

2.          UNDER THE HULL (ALL RISKS AND HULL WAR AND ALLIED RISKS) AND AIRCRAFT SPARES INSURANCES

(a)  [ILFC ONLY-NO OTHER CONTRACT PARTIES] In respect of any claim on the Aircraft that becomes payable on the basis of a Total Loss, settlement will be made to, or to the order of LESSOR as sole loss payee, up to the Agreed Value.  With respect to repairable damage to an Aircraft or Engine, LESSOR will receive all insurance proceeds in excess of US$500,000 provided that upon receipt by the insurance broker of written notice of a material default on the part of LESSEE, all insurance proceeds which otherwise would be payable to LESSEE will be made directly to LESSOR.  In respect of any other claim, settlement (net of any relevant policy deductible) will be made with such party(ies) as may be necessary to repair the Aircraft unless otherwise agreed after consultation between the Insurers and the Insured and, where necessary under the terms of the Lease, LESSOR.  Such payments will only be made provided they are in compliance with all applicable laws and regulations.

(b)  Insurers agree on a 50/50 settlement in terms of AVS 103.

(c)  Insurers have no right to replace the Aircraft on a Total Loss (arranged, constructive or otherwise).

(d)  Insurers recognize that LESSEE and LESSOR have agreed that a Total Loss of the Airframe will constitute a Total Loss of the Aircraft.

(e)  In the event of a Total Loss of the Aircraft, Insurers agree to pay LESSOR all amounts up to the Agreed Value based solely upon LESSOR's (not LESSEE's) execution of the appropriate form of release/discharge document.  LESSOR may sign any required release in lieu of the Insured in the event of a Total Loss, Constructive Total Loss or Arranged Total Loss.

(f)  Insurers confirm that under the insurance policies, if the Insured installs an engine owned by a third party on the Aircraft, either (i) the hull insurance will automatically increase to such higher amount as is necessary in order to satisfy both LESSOR's requirement to receive the Agreed Value in the event of a Total Loss, Constructive Total Loss or Arranged Total Loss and the amount required by the third party engine owner, or (ii) separate additional insurance on such engine will attach in order to satisfy separately the requirements of the Insured to such third party engine owner.

3.          UNDER THE LEGAL LIABILITY INSURANCE

(a) Subject to the provisions of this Endorsement, the Insurance will operate in all respects as if a separate Policy had been issued covering each party insured hereunder, but this provision will not operate to include any claim arising howsoever in respect of loss or damage to the Aircraft insured under the Hull or Spares Insurance of the Insured.  Notwithstanding the foregoing the total liability of Insurers in respect of any and all Insureds will not exceed the limits of liability stated in the Policy.

(b) The Insurance provided hereunder will be primary and without right of contribution from any other insurance which may be available to LESSOR.

4.          UNDER ALL INSURANCES

(a) LESSOR, its successors and assigns, and (with respect to Aviation and Airline General Third Party Liability only) its directors, officers and employees for their respective rights and interests, are included as Additional Insureds.

(b) The cover afforded to LESSOR by the Policy in accordance with this Endorsement will not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the Policy.

(c) LESSOR will have no responsibility for premium and insurers will waive any right of set-off or counterclaim against LESSOR except in respect of outstanding premium in respect of the Aircraft, provided that Insurer may only set-off for premiums against the proceeds of the hull insurance for outstanding premiums in connection with hull all risks and hull war and allied perils insurance.

(d) Upon payment of any loss or claim to or on behalf of LESSOR, Insurers will to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of LESSOR indemnified hereby (but not against LESSOR).  Insurers will not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld.  At the expense of Insurers LESSOR will do all things reasonably necessary to assist the Insurers to exercise said rights.

(e) Except in respect of any provision for Cancellation or Automatic Termination specified in the Policy or any endorsement thereof, cover provided by this Endorsement may only be cancelled or materially altered in a manner adverse to LESSOR by the giving of not less than thirty (30) days notice in writing to LESSOR.  Notice will be deemed to commence from the date such notice is given by the Insurers.  Such notice will NOT, however, be given at normal expiry date of the Policy or any endorsement.

5.          EXCEPT AS SPECIFICALLY VARIED OR PROVIDED BY THE TERMS OF THIS CERTIFICATE

(a) LESSOR IS COVERED BY THE POLICY SUBJECT TO ALL TERMS, CONDITIONS, LIMITATIONS, WARRANTIES, EXCLUSIONS AND CANCELLATION PROVISIONS THEREOF.

(b) THE POLICY WILL NOT BE VARIED BY ANY PROVISIONS CONTAINED IN THE LEASE WHICH PURPORT TO SERVE AS AN ENDORSEMENT OR AMENDMENT TO THE POLICY.

SUBJECT (save as specifically stated in this Certificate) to policy terms, conditions, limitations and exclusions.

Yours

faithfully,

[BROKERS]

            EXHIBIT F                  BROKERS' LETTER OF UNDERTAKING

To:                         INTERNATIONAL LEASE FINANCE CORPORATION

1999 Avenue of the Stars, 39th Floor

Los Angeles, California 90067 United States

Date:                                                                                                                                         Our Ref:

Re: HAWAIIAN AIRLINES,

INC. ("LESSEE")

B767-3G5ER

Manufacturer's Serial No.:      24257

Registration Mark:                   ______ (the "Aircraft")

Dear Sirs:

We confirm that insurance has been effected for the account of [LESSEE] (the "Operator") covering all aircraft owned or operated by them, including the above-referenced aircraft (the "Aircraft"). [Also confirm, if applicable, the amount of any hull all risks or hull war and allied perils on the Aircraft which LESSEE is carrying in excess of the Agreed Value (which excess insurance would be payable to LESSEE).  Such excess insurance may not exceed Five percent (5%) of the Agreed Value.]

Pursuant to instructions received from the Operator and in consideration of your approving the arrangement of the Operator's "Fleet Policy" (under which the above-referenced Aircraft is insured) through the intermediary of ourselves as Brokers in connection with the insurance (the "Insurance") mentioned in our Certificate of Insurance (Reference No. [     ] dated [     ] and attached hereto), we undertake as follows:

1.            In relation to the Hull and War Risks Insurance to hold to your order the insurance Slips or Contracts and any Policies which may be issued or any policies substituted (with your consent) therefor (but only insofar as the same relate to the Aircraft only) and the benefit of the Hull and War Risks Insurance thereunder, but subject to our requirements to operate the Fleet Policy insofar as it relates to any other aircraft insured thereunder.

2.             To advise you of any of the following:

(a) If any insurer cancels or gives notice of cancellation of any of the Insurance at least thirty (30) days (or such lesser period as may be available in the case of War and Allied Perils) before such cancellation is to take effect in respect of the Aircraft.

(b) Of any act or omission or of any event (including non-payment of premium) of which we have knowledge or are notified and which might invalidate or render unenforceable in whole or in part any of the Insurance, insofar as the same relate to the Aircraft.

(c) If we do not receive instructions to renew all or any of the Insurance at least thirty (30) days prior to their expiration.

(d) If any of the Insurance are not renewed on the same terms (save as to premium and period of cover and as you might otherwise have notified us to be acceptable to you) seven (7) days prior to expiry thereof.

The above undertakings are given subject to our continuing appointment for the time being as Insurance Brokers to the Operator.

We also undertake to advise you if we cease to be Insurance Brokers to the Operator.

Yours faithfully,

            EXHIBIT G                 ESTOPPEL AND ACCEPTANCE CERTIFICATE

HAWAIIAN AIRLINES, INC. ("LESSEE"), a corporation organized under the laws of the State of Hawaii  does hereby represent, acknowledge, warrant and agree as follows:

1.          LESSEE and INTERNATIONAL LEASE FINANCE CORPORATION, as LESSOR, have entered into an Aircraft Lease Agreement dated as of July 16, 2001 (hereinafter referred to as the "Lease").  Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease.

2.          LESSEE has this ____ day of __________, ____ (Time: __________) at ____________________ received from LESSOR possession of:

(a) One (1) B767-3G5ER aircraft bearing Manufacturer's serial number 24257 and U.S. registration mark ______, together with two (2) PW4062 engines bearing manufacturer's serial numbers _____ and _____ (each of which has 750 or more rated take-off horsepower), all in airworthy condition.

(b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines and Parts.

(c) The loose equipment set forth in the list of Loose Equipment attached hereto.

3.          The Airframe, Engines and Parts had the following hours/cycles at

Delivery: (a) Airframe:

Total hours: _______________

Total Landings:_______________

Date last "C" check performed: _________________

______ hours/ ______ cycles since last "C" check

Date last "S4C" check performed: _________________

______ hours/ ______ cycles since last "S4C" check

(b) Engines:

Position	Serial No.	Total Hours	Total Cycles	Hrs/Cycles since Last performance restoration shop visit

Time Remaining to Next Life Limited Part Removal
Part Name	Hours	Cycles
MSN
MSN

(c) APU:      MSN __________

Total hours: __________

______ hours/ ______ cycles since last Overhaul

______ hours/ ______ cycles remaining on APU life limited Parts

(d) Landing Gears:

		Total	Hrs/Cycles since	Date of
Position	Serial No.	Hrs/Cycles	last Overhaul	Last Overhaul

Nose

Right

Main Left

Main

(e) Fuel on board at Delivery: _______ (circle one) pounds/kilos (______ gallons)

4.          All of the foregoing has been delivered and accepted on the date set forth above to LESSEE's full satisfaction and pursuant to the terms and provisions of the Lease.

5.          The Aircraft, Engines Parts and Aircraft Documentation as described in the Lease have been fully examined by LESSEE and have been received in a condition fully satisfactory to LESSEE and in full conformity with the Lease in every respect subject only to LESSOR's obligation to pay for a repair or to provide a Part if and as may be set forth in Attachment 3 hereto.

6.          The Lease is in full force and effect, LESSOR has fully, duly and timely performed all of its obligations of every kind or nature thereunder and LESSEE has no claims, offsets, deductions, set-off or defenses of any kind or nature in connection with the Lease except for LESSOR's obligation to pay for a repair or to provide a Part if and as may be set forth in Attachment 3 hereto.

7.          LESSOR's Lender may rely upon all of the foregoing in granting substantial financial accommodations to LESSOR and LESSEE understands and agrees that any funds being advanced by LESSOR's Lender will be made in reliance upon the foregoing.

8.          LESSEE has obtained all required permits, authorizations, licenses and fees of the State of Registration or any Government Entity thereof necessary in order for LESSEE to operate the Aircraft as permitted by the terms of the Lease.

Dated on the date set forth above

HAWAIIAN AIRLINES, INC.

By:

Title:

By:

Title: ATTACHMENTS:

1.            List of Aircraft Documentation

2.            List of Loose Equipment

3.            List of Discrepancies

4.            Engine Maximum Power Assurance Test Conditions and Results

5.            Dent and Damage Chart

6.            Form of No Accident/Incident Letter

7.            Technical Evaluation Report (in the form of Exhibit N)

ATTACHMENT 1 TO ESTOPPEL AND ACCEPTANCE CERTIFICATE

LIST OF AIRCRAFT DOCUMENTATION

MANUALS

1.            FAA Approved Flight Manual

2.            Airplane Flight Operation Manual

3.            Quick Reference Handbook (QRH)

4.            Weight and Balance Manual

5.            Aircraft Fueling Manual

6.            Aircraft Maintenance Manual (MM)

7.            Aircraft Maintenance Manual Supplement

8.            Illustrated Parts Catalog (IPC)

9.            Structural Repair Manual (SRM)

10.          Master Minimum Equipment List

11.          Wiring Diagram Manual (WD)

12.          System Schematics Manual

13.          B.I.T.E. Manual

14.          Corrosion Prevention Manual

15.          APU Log Book

16.          Engine Maintenance Manual

17.          Engine Log Book

18.          Engine Illustrated Parts Catalog

19.          Engine Data Submittal Book

20.          Engine Overhaul Manual

21.          Power Plant Build-up Manual

AIRCRAFT RECORDS AND HISTORICAL DOCUMENTS

1.            Copies of original Certificates delivered by Boeing:

a.        Airworthiness Certificate for Export

b.       Radio installation conformity certificate

c.        Noise limitation certificate

2.            Copies of original Documents delivered by Boeing:

a.        Airworthiness Directive Compliance list

b.       Aircraft inspection report

c.        Readiness Log

d.       Weighing report

3.            Copies of current Certificates:

a.        Airworthiness Certificate

b.       Noise limitation

c.        Radio license

d.       Interior material burn certificates

e.        Certificate of Export

f.         Aircraft deregistration confirmation

               e.          Aircraft Registration

4.            Letters signed and stamped by Quality Assurance:

a.        Current aircraft hours and cycles

b.       Current engines hours and cycles

c.        Accident and Incident report

d.       Summary of Maintenance Program

e.        AD compliance during the lease term

5.            Aircraft log books

6.            Aircraft Hard Time (HT) inspection status.

7.            One year forecast for HT inspection.

8.            Aircraft Modification status, including service bulletins.

9.            Last weighing report prior to redelivery.

10.          AD compliance report with original signoffs.

11.          Routine and non-routine job cards of the last "C" and "S4C" checks.

12.          Past year pilots and maintenance discrepancies.

13.          Major and Minor structural repairs with applicable approvals.

14.          Compass Swing report of the last three years.

15.          Cabin Configuration drawing (LOPA).

16.          Emergency equipment location drawing.

17.          Last X-RAYs

ENGINES RECORDS

1.            Last test cell run reports.

2.            Life Limited Parts status and traceability.

3.            AD compliance report with original signoffs.

4.            Engine Modification / service bulletin /inspection report and applicable forms.

5.            Last heavy maintenance records for each module.

6.            Engine log books.

7.            Engine removal history.

8.            Past year trend monitoring reports.

9.            Historical borescope reports.

10.          Engine component report.

APU RECORDS

1.            APU status (FH, FC, limits).

2.            Life limited Part status and traceability.

3.            AD compliance with original signoffs.

4.            Modification status.

5.            Last heavy maintenance documents.

6.            APU log books.

7.            Last test cell report.

COMPONENT RECORDS

1.            Aircraft component inventory.

2.            Hard time component inventory.

3.            All serviceable tags.

4.            Landing Gear status with last overhaul and life limited Part status.

5.            AD compliance with original signoffs.

6.            Modification status.

ATTACHMENT 2 TO ESTOPPEL AND ACCEPTANCE CERTIFICATE

LIST OF LOOSE EQUIPMENT

ATTACHMENT 3 TO ESTOPPEL AND ACCEPTANCE CERTIFICATE

LIST OF DISCREPANCIES

ATTACHMENT 4 TO ESTOPPEL AND ACCEPTANCE CERTIFICATE

ENGINE MAXIMUM POWER ASSURANCE TEST CONDITIONS AND RESULTS

ATTACHMENT 5 TO ESTOPPEL AND ACCEPTANCE CERTIFICATE

DENT AND DAMAGE CHART

ATTACHMENT 6 TO ESTOPPEL AND ACCEPTANCE CERTIFICATE

FORM OF NO ACCIDENT/INCIDENT LETTER

               EXHIBIT H                              OPINION OF COUNSEL

TO BE GIVEN BY INDEPENDENT OUTSIDE COUNSEL OF LESSEE OR OTHER LAWYERS ACCEPTABLE TO LESSOR

To:	International Lease Finance Corporation
1999 Avenue of the Stars,
39th Floor Los Angeles,
California 90067 United States

Gentlemen:

This opinion is furnished to you pursuant to Article 6 of the Aircraft Lease Agreement dated as of July 16, 2001 (the "Lease") between HAWAIIAN AIRLINES, INC. ("LESSEE") and INTERNATIONAL LEASE FINANCE CORPORATION ("LESSOR").  Defined terms in this opinion are used herein as defined in the Lease.

I have acted as counsel for LESSEE in connection with the preparation, execution and delivery of the Lease.

In that connection I have examined:

(a) The Lease and Estoppel and Acceptance Certificate;

(b) The charter of LESSEE and all amendments thereto (the "Charter"); and

(c) Such other documents, agreements and instruments, and such treaties, laws, rules, regulations, decrees and the like, as I have deemed necessary as a basis for the opinions hereinafter expressed.

(d) All of the agreements and any amendments thereto between LESSEE and all other lessors and lenders of LESSEE covering other aircraft operated by LESSEE on which the Engines can be installed.

Based upon the foregoing and having regard for legal considerations which I deem relevant, I am of the opinion that:

2.          LESSEE is a corporation duly incorporated, validly existing and in good standing under the Laws of Hawaii.  It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under the Lease.

3.          No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other regulatory body or authority is required for the valid authorization, execution, delivery and performance by LESSEE of the Lease.

4.          The Lease and the Estoppel and Acceptance Certificate have each been duly authorized, executed and delivered by LESSEE.  Each such instrument is a valid, enforceable and binding obligation of LESSEE except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors' rights.

5.          The execution and delivery of the Lease and the Estoppel and Acceptance Certificate, the consummation by LESSEE of the transactions contemplated therein and compliance by LESSEE with the terms and provisions thereof do not and will not contravene any Law applicable to LESSEE, or result in any breach of or constitute any default under or result in the creation of any lien, charge or encumbrance upon any property of LESSEE, under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which LESSEE is a party or by which LESSEE or its properties or assets may be bound or affected.

6.          LESSEE holds all licenses, certificates and permits from applicable governmental authorities in the U.S. necessary for the conduct of its business as a certificated air carrier and performance of its obligations under the Lease.

7.          To my knowledge, there are no suits or proceedings pending or threatened against LESSEE before any Government Entity against or affecting LESSEE which, if adversely determined, would have a material adverse effect on the financial condition or business of LESSEE or its ability to perform under the Lease, except as described in the filings provided to LESSOR pursuant to Article 21.

8.          The obligations of LESSEE under the Lease are direct, general and unconditional obligations of LESSEE and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of LESSEE, with the exception of such obligations as are mandatorily preferred by law.

9.          None of the agreements and any amendments thereto between LESSEE and all other lessors and lenders to LESSEE covering other aircraft operated by LESSEE on which the Engines can be installed contain terms which provide or contemplate that such other lessors or lenders will obtain any right, title or interest in an Engine which is installed on such other aircraft.

Very truly yours,

EXHIBIT I                ASSIGNMENT OF RIGHTS (AIRFRAME)

[DATE]

Boeing Commercial Airplane Group

P.O. Box 3707 Seattle,

Washington 98124-2207

Attention: Vice President-Contracts

Mail Code 21-34

Subject:  Full Assignment of Rights and Obligations - International Lease Finance Corporation as Lessor and Hawaiian Airlines, Inc. as Lessee of Model B767aircraft bearing manufacturer's serial number 24257

Ladies and Gentlemen:

In connection with the lease by International Lease Finance Corporation ("Lessor") to Hawaiian Airlines Inc. ("Lessee") of a Boeing aircraft (more fully described below), reference is made to the following documents:

A.      The Purchase Agreement No. 1409 between The Boeing Company ("Boeing") and Lufttransport Unternehmen GmbH & Co., KG ("LTU") (the "Boeing Agreement") under which LTU purchased a certain Boeing Model B767-300 aircraft bearing manufacturer's serial number 24257 (the "Aircraft").

B.       An Agreement dated as of March 30, 2000, between LTU and International Lease Finance Corporation under which LTU assigned to International Lease Finance Corporation certain rights of LTU relating to the Aircraft under the Boeing Agreement.

C        .Aircraft Lease Agreement (the "Lease") for the Aircraft dated as of July ___, 2001 between Lessor and Lessee.

Capitalized terms used herein without definition will have the same meaning as in the Boeing Agreement.

In connection with Lessor's lease of the Aircraft under the Lease, Lessor is transferring to Lessee remaining rights of Lessor related to the Aircraft under the Boeing Agreement.  To accomplish this transfer of rights, as authorized by the provisions of the Boeing Agreement:

2.       Lessee acknowledges that it has received copies of the following specific provisions of the Boeing Agreement applicable to the Aircraft and agrees to be bound by and comply with all the terms, conditions, and limitations contained in such provisions, including without limitation the disclaimer and release, exclusion of liabilities, indemnity and insurance provisions thereof:

Boeing Agreement

Article 11 - Assignment, Resale or Lease

11.1           Assignment

11.3           Post-delivery Sale of Aircraft

11.4           Post-delivery Lease of Aircraft

11.5           Effect of Post-delivery Sale or Lease

11.6           Exculpatory or Indemnity Clause in Post-delivery Sale or Lease

Article 14 - Product Assurance

Article 15 - Customer Support

Article 18 - Miscellaneous

18.6           Governing Law

Exhibit B -  Product Assurance Document

Part A     Boeing Warranty

Part B     Warranty Repairs and Modifications by Buyer

Part C     Boeing Service Life Policy

Part D     Exclusion of Liabilities

Part E      Boeing Indemnity Against Patent Infringement

Part F      Supplier Warranties and Patent Indemnities

Part H     Boeing Interface Commitment

Part I       Duplicate Product Assurance Remedies

Exhibit C-  Customer Support Document

Part B     Boeing Service Support

Part D     Technical Data and Documents

Part E      Buyer's Indemnification of Boeing and Insurance To be Provided Later

3.          Lessee recognizes that Boeing's obligation to provide support and services to Lessee pursuant to Exhibit B of the Boeing Agreement is conditioned on the receipt by Boeing of evidence of compliance by Lessee with the insurance requirements set forth in paragraph 2 of Part E of Exhibit C or in such other form as may be satisfactory to Boeing, prior to the commencement of such support and services.

4.         Lessor reserves to itself all rights, claims and interests it may have under the Boeing Agreement not expressly assigned to Lessee hereunder.  Lessor will remain responsible to Boeing for any amounts with respect to the Aircraft owed to Boeing under the Boeing Agreement prior to the effective date of this letter, including any amounts owed by Lessor to Boeing under the specific articles and paragraphs of the Boeing Agreement referenced in number 1 above based upon events or incidents relating to the Aircraft occurring prior to the effective date of this letter.

5.          Lessor hereby assigns to Lessee the sole authority to exercise in Lessee's name all remaining rights and powers of Lessor with respect to the Aircraft under the specific portions of the Boeing Agreement referenced in paragraph 1 above.  Such authorization will continue until Boeing receives from Lessor written notice to the contrary addressed to Boeing's Vice President, Contracts, P.O. Box 3707, MC 21-34, Seattle, Washington 98124-2207, U.S.A.  Until Boeing receives such notice, Boeing will be entitled to deal exclusively with Lessee with respect to the Aircraft under the specific portions of the Boeing Agreement referenced in paragraph 1 above and, with respect to the rights, powers, duties or obligations under such articles and paragraphs of the Boeing Agreement, any and all actions taken by Lessee or agreements entered into by Lessee during the period prior to Boeing's receipt of such notice will be final and binding on Lessor.

6.          Lessee hereby accepts the authorization set forth in paragraph 4 above and agrees to be bound by and to comply with all the terms, conditions and limitations of the portion of the Boeing Agreement referenced in paragraph 1 above.

7.          This Assignment may be signed by the parties hereto in separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

8.          This Assignment shall be governed by, and construed in accordance with, the laws of the State of Washington, including all matters of construction, validity and performance.

We request that Boeing, upon receipt of this letter, acknowledge receipt thereof and the transfer of rights set forth above by signing the acknowledgment and forwarding one copy of this letter to each of the undersigned.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed as of the dates written below.

INTERNATIONAL LEASE FINANCE	HAWAIIAN AIRLINES, INC.,
as Lessee CORPORATION, as Lessor

By:________________________________	By:________________________________

Its:________________________________	Its:________________________________

By:________________________________

Its:________________________________

Boeing Acknowledgment and Consent to Assignment

Receipt of the above letter is acknowledged and transfer of the remaining rights as described above under the Boeing Agreement is confirmed, effective as of this date.

THE BOEING COMPANY

By:________________________________

Its:________________________________

Date:________________________________

EXHIBIT J               ASSIGNMENT OF RIGHTS (ENGINES)

[ Date ] _____________,

In consideration of HAWAIIAN AIRLINES INC. (“Lessee”) leasing from INTERNATIONAL LEASE FINANCE CORPORATION (“Lessor”) one (1) BOEING B767-3G5ER aircraft bearing manufacturer’s serial number 24257 with two (2) Pratt & Whitney PW 4062 engines bearing manufacturer’s serial numbers ______ and ______ installed thereon (the “Engines”), Lessor and Lessee hereby agree as follows:

1.

Lessor hereby assigns and transfers to Lessee all of Lessor’s respective rights and interest in and to the benefits under the [Full Name/Date of Applicable Pratt & Whitney Service Policy -‘example’ Revised Engine and Parts Service Policy for PW4000 Series Engines for International Lease Finance Corporation dated February 1994] (the “Service Policy”) as such relate to the Engines (the “Service Policy Benefits”) during the term of the lease to Lessee so long as Lessee is not in default thereunder.

2.

Until United Technologies Corporation, Pratt & Whitney Division (“Pratt & Whitney”), shall have received written notice from Lessor that Lessee is in default under such lease, Lessee shall have the right, on an exclusive basis, to exercise in its own name all rights and interest that Lessor would have been entitled to pursuant to the Service Policy Benefits, it being further agreed that Lessee accepts all of the limitations and liabilities pertaining to said Service Policy Benefits as stated in the Service Policy.

3.

Notwithstanding any provision to the contrary, nothing in this Agreement shall (i) subject Pratt &Whitney to any liability or obligation to which it would not otherwise be subject under the Service Policy or under the engine support agreement between Pratt &Whitney and Lessor relating to the Engines (the “Support Agreement”), (ii) modify, in any respect, Pratt  &Whitney’s rights under the Service Policy or Support Agreement, (iii) subject Pratt & Whitney to any multiple or duplicative liability or obligation under the Service Policy, or (iv) limit any rights of set-off Pratt &Whitney may have under applicable law.

4.	The Service Policy Benefits may not be further assigned for any purpose whatsoever without the prior written consent of Pratt &Whitney.

5.

Each party agrees that any time from time-to-time, on written request of any other party hereto and at the expense of the party so requesting, that it will promptly and duly execute and deliver any and all reasonable documentation required to accomplish the assignment and transfer of the rights and interests referred to above.

6.	This Assignment shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors and assigns, to the extent permitted by the Support Agreement.

7.	This Assignment shall be governed by and construed in accordance with the laws of the State of California.

8.

This Assignment may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument and any party may execute this Assignment by signing any counterpart.

IN WITNESS WHEREOF, the authorized representative of the parties hereto have executed this Assignment as of the day and year first above written.

For and on behalf of	For on behalf of
INTERNATIONAL LEASE FINANCE	HAWAIIAN AIRLINES, INC.
CORPORATION

By:________________________________	By:________________________________

Typed Name:________________________	Typed Name:________________________

Title:________________________________	Title:________________________________

Date:________________________________	Date:________________________________

By:________________________________

Typed Name:________________________

Title:________________________________

Date:________________________________

ACKNOWLEDGMENT AND CONSENT:

UNITED TECHNOLOGIES CORPORATION,
Pratt & Whitney Division

By:________________________________

Typed Name:_________________________

Title:________________________________

Date:________________________________

EXHIBIT K              RETURN ACCEPTANCE RECEIPT

Date: _________________ ___, ____

1.          HAWAIIAN AIRLINES, INC., as LESSEE, and INTERNATIONAL LEASE

FINANCE CORPORATION, as LESSOR, have entered into an Aircraft Lease Agreement dated as of July 16, 2001 (the "Lease").  Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease.

2.          LESSOR has this ____ day of __________, ____ (Time: __________) at ____________________ received from LESSEE possession of:

(a) One (1) B767-3G5ER Aircraft bearing Manufacturer's serial number 24257, together with two (2) PW4062 Engines bearing manufacturer's serial numbers _____ and _____ and all Parts attached thereto and thereon in an airworthy condition and

(b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines and Parts, as listed in the Document Receipt attached hereto.

3.         The Airframe, Engines and Parts had the following hours/cycles at return:

(a) Airframe:

Total hours: _______________      Total Landings: _______________

Date last "C" check performed: _________________

______ hours/ ______ cycles since last "C" check

Date last "S4C" check performed: _________________

______ hours/ ______ cycles since last "S4C" check

(b) Engines:

Position	Serial No.	Total Hours	Total Cycles	Hrs/Cycles since last performance restoration shop visit

Part Name	Time Remaining to Next Life Limited Part Removal
	Hours	Cycles
MSN
MSN

(c) APU:    MSN __________

Total hours:    __________

______ hours/ ______ cycles since last Overhaul

______ hours/ ______ cycles remaining on APU life limited Parts

(d) Landing Gears:

Position	Serial No.	Total Hrs/Cycles	Hrs/Cycles since last Overhaul	Date of last Overhaul

Nose

Right Main

Left Main

(e) Fuel on board at return:  ______ (circle one) pounds/kilos (______ gallons)

4.          Other technical information regarding the Aircraft and its components are correctly set forth on the Technical Evaluation Report (in the form of Exhibit N) attached hereto.

5.             With reference to Article 12.7 of the Lease regarding reimbursement from the Reserves after return of the Aircraft:

_____ There are no claims for reimbursement from the Reserves which will be submitted after the date hereof.

or

_____ Claims for reimbursement from the Reserves will be submitted after the date hereof for the following:

Type of Work	Estimated Invoice Amount

6.             The above specified aircraft, engines and documentation are hereby accepted by LESSOR subject to (a) the provisions of the Lease and (b) correction by LESSEE (or procurement by LESSEE at LESSEE's cost) as soon as reasonably possible of the discrepancies specified in Attachment 2 hereto.

7.             Subject to the following paragraph, the leasing of the Aircraft by LESSOR to LESSEE pursuant to the Lease is hereby terminated without prejudice to LESSEE's continuing obligations under the Lease including, without limitation, paragraph 5(b) above and Articles 9.5, 15 and 16.

8.             LESSEE represents and warrants that during the term of the Lease all maintenance and repairs to the Airframe and Engines were performed in accordance with the requirements contained in the Lease.  LESSEE further confirms that all of its obligations under the Lease whether accruing prior to the date hereof or which survive the termination of the Lease by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfactorily completed.

9.         This Return Acceptance Supplement is executed and delivered by the parties in [place].

IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Receipt to be executed in their respective corporate names by their duly authorized representatives as of the day andyear first above written.

INTERNATIONAL LEASE FINANCE CORPORATION	HAWAIIAN AIRLINES, INC.

By:	By:

Its:	Its:

By:

Its:

ATTACHMENTS:

1.             List of Aircraft Documentation

2.             List of Loose Equipment

3.             List of Discrepancies

4.             Engine Maximum Power Assurance Test Conditions and Results

5.             Dent and Damage Chart

6.             Form of No Accident/Incident Letter

7.             Technical Evaluation Report (in the form of Exhibit N)

ATTACHMENT 1 TO RETURN ACCEPTANCE RECEIPT

LIST OF AIRCRAFT DOCUMENTATION

[The (a) manuals and (b) Aircraft records and historical documents set forth below are to be returned with the Aircraft in a current, up-to-date and correct status]

MANUALS

1.            FAA Approved Flight Manual

2.            Airplane Flight Operation Manual

3.            Quick Reference Handbook (QRH)

4.            Weight and Balance Manual

5.            Aircraft Fueling Manual

6.            Aircraft Maintenance Manual (MM)

7.            Aircraft Maintenance Manual Supplement

8.            Illustrated Parts Catalog (IPC)

9.            Structural Repair Manual (SRM)

10.          Master Minimum Equipment List

11.          Wiring Diagram Manual (WD)

12.          System Schematics Manual

13.          B.I.T.E. Manual

14.          Corrosion Prevention Manual

15.          APU Log Book

16.          Engine Maintenance Manual

17.          Engine Log Book

18.          Engine Illustrated Parts Catalog

19.          Engine Data Submittal Book

20.          Engine Overhaul Manual

21.          Power Plant Build-up Manual

AIRCRAFT RECORDS AND HISTORICAL DOCUMENTS

1.             Copies of original Certificates delivered by Boeing:
a.  Airworthiness Certificate for Export
b.  Radio installation conformity certificate
c.  Noise limitation certificate

2.             Copies of original Documents delivered by Boeing:
a.  Airworthiness Directive Compliance list
b.  Aircraft inspection report
c.  Readiness Log d.  Weighing report

3.             Copies of current Certificates:
a.  Airworthiness Certificate
b.  Noise limitation
c.  Radio license
d.  Interior material burn certificates
e.  Certificate of Export
f.  Aircraft deregistration confirmation
e.  Aircraft Registration

4.             Letters signed and stamped by Quality Assurance:
a.  Current aircraft hours and cycles
b.  Current engines hours and cycles
c.  Accident and Incident report
d.  Summary of Maintenance Program
e.  AD compliance during the lease term

5.            Aircraft log books

6.            Aircraft Hard Time (HT) inspection status.

7.            One year forecast for HT inspection.

8.            Aircraft Modification status, including service bulletins.

9.            Last weighing report prior to redelivery.

10.          AD compliance report with original signoffs.

11.          Routine and non-routine job cards of the last "C" and "S4C" checks.

12.          Past year pilots and maintenance discrepancies.

13.          Major and Minor structural repairs with applicable approvals.

14.          Compass Swing report of the last three years.

15.          Cabin Configuration drawing (LOPA).

16.          Emergency equipment location drawing.

17.          Last X-RAYs

ENGINES RECORDS

1.            Last test cell run reports.

2.            Life Limited Parts status and traceability.

3.            AD compliance report with original signoffs.

4.            Engine Modification / service bulletin /inspection report and applicable forms.

5.            Last heavy maintenance records for each module.

6.            Engine log books.

7.            Engine removal history.

8.            Past year trend monitoring reports.

9.            Historical borescope reports.

10.          Engine component report.

APU RECORDS

1.            APU status (FH, FC, limits).

2.            Life limited Part status and traceability.

3.            AD compliance with original signoffs.

4.            Modification status.

5.            Last heavy maintenance documents.

6.            APU log books.

7.            Last test cell report.

COMPONENT RECORDS

1.            Aircraft component inventory.

2.            Hard time component inventory.

3.            All serviceable tags.

4.            Landing Gear status with last overhaul and life limited Part status.

5.            AD compliance with original signoffs.

6.            Modification status.

ATTACHMENT 2 TO RETURN ACCEPTANCE RECEIPT

LIST OF LOOSE EQUIPMENT

ATTACHMENT 3 TO RETURN ACCEPTANCE RECEIPT

LIST OF DISCREPANCIES

ATTACHMENT 4 TO RETURN ACCEPTANCE RECEIPT

ENGINE MAXIMUM POWER ASSURANCE TEST CONDITIONS AND RESULTS

ATTACHMENT 5 TO RETURN ACCEPTANCE RECEIPT

DENT AND DAMAGE CHART

ATTACHMENT 6 TO RETURN ACCEPTANCE RECEIPT

FORM OF NO ACCIDENT/INCIDENT LETTER

EXHIBIT L               MONTHLY REPORT

(SEE  FOLLOWING  SHEET)

MONTHLY AIRCRAFT UTILIZATION AND STATUS REPORT

Report Due Date:

To:	INTERNATIONAL LEASE FINANCE CORPORATION		Fax:(310) 788-199
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067, United States
Attn: Finance Department

From:	HAWAIIAN AIRLINES, INC	Fax:
Contact:

AIRCRAFT TYPE:		REGISTRATION:
ENGINE TYPE:
SERIAL NUMBER:		MONTH OF

NOTE:			PLEASE RECORD TIME IN HOURS AND MINUTES NOT DECIMALS.

: Aircraft Total Time Since New As Of Last Month		Hours:	Min:

Aircraft Total Time Since New:		Hours:	Min:

Aircraft Total Cycles Since New:		Cycles:

Airframe Hours Flown During Month:		Hours:	Min:

Airframe Cycles/Landings During Month:		Cycles:

Time Remaining to "S4C" or Heavy Maintenance Check:

HOURS OR

CYCLES FLOWN
US$PER HOUR

	DURING MONTH		x	OR CYCLE	=
RESERVES

	(as applicable)			(as applicable)

TOTAL AIRFRAME:	Hrs:		x		=
TOTAL LANDING GEAR:	Hrs:		x		=
Original Engine Serial	Hrs:	Min:	x		=
Number:
	Cycles (for Engine LLP Reserves):		x		=

Original Engine Serial	Hrs:	Min:			=
Number:			x
	Cycles (for Engine LLP Reserves):		x		=

TOTAL AMOUNT OF RESERVES (US$) PAID THIS MONTH:						US$

Monthly Aircraft Utilization and Status Report
From: HAWAIIAN AIRLINES, INC.

ENGINE SERIAL NUMBER:	ENGINE SERIAL NUMBER:

ORIGINAL POSITION:	ORIGINAL POSITION:

ACTUAL LOCATION:	ACTUAL LOCATION:

CURRENT THRUST RATING:	CURRENT THRUST RATING:

HOURS:/MIN:	HOURS:/MIN:

Total Time Since New As Of	Total Time Since New As Of
Last Month:	Last Month:

Total Time Since New:	Total Time Since New:

Total Cycles Since New:	Total Cycles Since New:

Hours Flown During Month:	Hours Flown During Month:

Cycles During Month:	Cycles During Month:

IMPORTANT:	IF ILFC-OWNED ENGINE IS REMOVED OR INSTALLED ON ANOTHER AIRCRAFT IT MUST BE REPORTED MONTHLY ON THIS FORM.

EXHIBIT M  AIRCRAFT DOCUMENTATION

AIRCRAFT RECORDS

1.     Copies of original Certificates delivered by Boeing:

        a.     Airworthiness Certificate for Export

        b.     Radio installation conformity certificate

        c.     Noise limitation certificate

2.     Copies of original Documents delivered by Boeing:

        a.     Airworthiness Directive Compliance list

        b.     Aircraft inspection report

        c.     Readiness Log

        d.     Weighing report

3.     Copies of current Certificates:

        a.     Airworthiness Certificate

        b.     Noise limitation

        c.     Radio license

        d.     Interior material burn certificates

        e.     Certificate of Export

        f.      Aircraft deregistration confirmation

        e.     Aircraft Registration

4.     Letters signed and stamped by Quality Assurance:

        a.     Current aircraft hours and cycles

        b.     Current engines hours and cycles

        c.     Accident and Incident report

        d.     Summary of Maintenance Program

        e.     AD compliance during the lease term

5.     Aircraft log books.

6.     Aircraft Hard Time (HT) inspection status.

7.     One year forecast for HT inspection.

8.     Aircraft Modification status, including service bulletins.

9.     Last weighing report prior to redelivery.

10.   AD compliance report with original signoffs.

11.   Routine and non-routine job cards of the last "C" and "S4C" checks.

12.   Past year pilots and maintenance discrepancies.

13.   Major and Minor structural repairs with applicable approvals.

14.   Compass Swing report of the last three years.

15.   Cabin Configuration drawing (LOPA).

16.   Emergency equipment location drawing.

17.   Last X-RAYs

ENGINES RECORDS

1.     Last test cell run reports.

2.     Life Limited Parts status and traceability.

3.     AD compliance report with original signoffs.

4.     Engine Modification / service bulletin /inspection report and applicable forms.

5.     Last heavy maintenance records for each module.

6.     Engine log books.

7.     Engine removal history.

8.     Past year trend monitoring reports.

9.     Historical borescope reports.

10.   Engine component report.

APU RECORDS

1.     APU status (FH, FC, limits).

2.     Life limited Part status and traceability.

3.     AD compliance with original signoffs.

4.     Modification status.

5.     Last heavy maintenance documents.

6.     APU log books.

7.     Last test cell report.

COMPONENT RECORDS

1.     Aircraft component inventory.

2.     Hard time component inventory.

3.     All serviceable tags.

4.     Landing Gear status with last overhaul and life limited Part status.

5.     AD compliance with original signoffs.

6.     Modification status.

EXHIBIT N
TECHNICAL EVALUATION REPORT

(SEE FOLLOWING SHEETS)

INTERNATIONAL LEASE FINANCE CORPORATION

AIRCRAFT / OPERATOR

TECHNICAL EVALUATION REPORT – B757/B767

TABLE OF CONTENTS

AIRCRAFT SUMMARY

MAINTENANCE & INSPECTION .

LANDING GEAR.

ENGINES

AUXILIARY POWER UNIT (APU)

PASSENGER CABIN CONFIGURATION (Seating)

GALLEY PROVISIONS

LAVATORIES, AUDIO/ENTERTAINMENT, CARGO, INTERIOR .

HYDRAULIC, FUEL, WEIGHT & BALANCE

AVIONICS SYSTEMS .

INSPECTOR RECORD

AIRCRAFT SUMMARY

Aircraft Make:		Boeing	Model:

S/N:

MFG Date:		PROD No.:		Effectivity No.:

Current Registration:			Country:

Previous Registration:			Country:

Annual Utilization:				Hour/Cycle Ratio:

Total Aircraft Time:		TAT (Hrs)		As of (date):

Total Aircraft Cycles:		TAC (Cyc)

Time Since Last Systems and
Zonal "C" Check:		(Hrs)		(Cyc)

Time Since Last "SC" or
equivalent Structural Check:		(Hrs)		(Cyc)

Engine Make:	Model:			Thrust Rating:

Engine:	1 S/N:		2 S/N:

TSN: (Hrs)

CSN: (Cyc)

IMPORTANT NOTE: THE ENGINE SERIAL NUMBERS SPECIFIED ON THIS REPORT REFLECT THE LESSOR OWNED ENGINE SERIAL NUMBERS. IF THE ENGINE SERIAL NUMBERS ARE NOT IDENTIFIED ON THIS REPORT, THEN PLEASE PROVIDE DATA FOR THE ENGINES ORIGINALLY DELIVERED WITH THE AIRCRAFT (LESSOR OWNED ENGINES).

MAINTENANCE PROGRAM GENERAL

Aircraft Maintenance Program Provided By:	[ ] Operator	[ ] Other:

Program Approved By Authority Of:	[ ] FAA Approved	[ ] Other:

Repair Station Providing Service:

Repair Station Number:	FAA Approved?:	[ ] Yes	[ ] No

Primary Line Maintenance Provided By:	[ ] Operator	[ ] Contract Service

Reliability Controlled Maintenance Program?:	[ ] Yes	[ ] No

Component Tags Available For Controlled Components:	[ ] Yes	[ ] No

Currently Approved By	Currently
At Aircraft Delivery	Local Aviation Authority	Operated/Maintained

ETOPS Qualification:	Minutes	Minutes	Minutes

Auto Land Qualification:
(Circle one that applies)	CAT I, II, IIIa, IIIb, IIIc	CAT I, II, IIIa, IIIb, IIIc	CAT I, II, IIIa, IIIb, IIIc

MAINTENANCE & INSPECTION PROGRAM DESCRIPTION

Operator's	Frequency	Number of
Check	Nomenclature	Calendar	Hours	Cycles	Phases

Systems and
Zonal "C"

Structural
"SC"

MAINTENANCE & INSPECTION PROGRAM STATUS

Phase or Equivalent
Date

Aircraft TAT

Aircraft TAC

Next Planned "C"

Phase or Equivalent:		/ /

Last "C" Phase or
Equivalent:		/ /

Time Remaining:		(Days)	(Hrs)	(Cyc)

Structural Cards Worked During Last "C" Phase?:			[ ] Yes	[ ]No

CPCP Cards Worked During Last "C" Phase?:			[ ]Yes	[ ] No

Next "SC" Phase or
Equivalent:		/ /

Last "SC" Phase or
Equivalent:		/ /

Time Remaining:		(Days)	(Hrs)	(Cyc):

CPCP Cards Worked During Last "SC" Phase?:			[ ]Yes	[ ] No

Date of Last ATC Transponder Test:	#1	#2

Date of Last Flight Recorder Check:

Date of Last Aircraft Weighing:

LANDING GEAR

MLG Tires: (Size)	(MPH Rating)		(MFG)

NLG Tires: (Size)	(MPH Rating)		(MFG)

Brake Manufacture:	Type:	[ ] Steel	[ ] Carbon

LEFT MAIN:
P/N

S/N

Last Overhaul:	(Date)	/ /	(Hrs)	(Cyc)

Agency Performing Overhaul Service:				Cert #

Approved Overhaul Interval:			(Hrs)	(Cyc)

Present Landing Gear Total Time:			(Hrs)	(Cyc)

Time Remaining to Next Overhaul:			(Hrs)	(Cyc)

RIGHT MAIN:
P/N

S/N

Last Overhaul:	(Date)	/ /	(Hrs)	(Cyc)

Agency Performing Overhaul Service:				Cert #

Approved Overhaul Interval:			(Hrs)	(Cyc)

Present Landing Gear Total Time:			(Hrs)	(Cyc)

Time Remaining to Next Overhaul:			(Hrs)	(Cyc)

NOSE:
P/N

S/N

Last Overhaul:	(Date)	/ /	(Hrs)	(Cyc)

Agency Performing Overhaul Service:				Cert #

Approved Overhaul Interval:			(Hrs)	(Cyc)

Present Landing Gear Total Time:			(Hrs)	(Cyc)

Time Remaining to Next Overhaul:			(Hrs)	(Cyc)

ENGINES

ENGINE MAINTENANCE PROGRAM

Engine Maintenance Program Provided By:

Engine Condition Monitoring Trend Analysis Program?:	[ ] Yes	[ ] No

Engine Oil Type:

Engine(s) operated at INCREASED or DECREASED Thrust Rating; Program limitations & required Mods. to operate at designated thrust rating

ENGINE SPECIFICATIONS
ENGINE NUMBER 1

Engine Make:	Model:			S/N:

Date of Mfg:	Total Time:		(Hrs)		(Cyc)
Time Since Last Performance
Restoration Visit:	(Visit Date)		(Hrs)		(Cyc)

Time Since Last Shop Visit:	(Visit Date)		(Hrs)		(Cyc)

Test Cell EGT Margin:

Work Scope of Last Shop Visit:

Agency Performing Service:

Agency FAA Approved?:	[ ] Yes	[ ] No		Cert. #:

1st LIMITER*	Part Name:

	Allowable Life/Insp Limit:	(Hrs)	(Cyc)

	Total Component Time:	(Hrs)	(Cyc)

	Time Remaining:	(Hrs)	(Cyc)

2nd LIMITER*	Part Name:

	Allowable Life/Insp Limit:	(Hrs)	(Cyc)

	Total Component Time:	(Hrs)	(Cyc)

	Time Remaining:	(Hrs)	(Cyc)

*Provide a copy of a current Disk Sheet for all modules.  Also Provide Flight Profile on Rolls Power 757.

ENGINE SPECIFICATIONS
ENGINE NUMBER 2

Engine Make:	Model:			S/N:

Date of Mfg:	Total Time:		(Hrs)		(Cyc)
Time Since Last Performance
Restoration Visit:	(Visit Date)		(Hrs)		(Cyc)

Time Since Last Shop Visit:	(Visit Date)		(Hrs)		(Cyc)

Test Cell EGT Margin:

Work Scope of Last Shop Visit:

Agency Performing Service:

Agency FAA Approved?:	[ ] Yes	[ ] No		Cert. #:

1st LIMITER*	Part Name:

	Allowable Life/Insp Limit:	(Hrs)	(Cyc)

	Total Component Time:	(Hrs)	(Cyc)

	Time Remaining:	(Hrs)	(Cyc)

2nd LIMITER*	Part Name:

	Allowable Life/Insp Limit:	(Hrs)	(Cyc)

	Total Component Time:	(Hrs)	(Cyc)

	Time Remaining:	(Hrs)	(Cyc)

*Provide a copy of a current Disk Sheet for all modules.  Also Provide Flight Profile on Rolls Power 757.

AUXILIARY POWER UNIT

APU Make:	Model:			S/N:
Date of Mfg:	Total Time:	(Hrs)		(Cyc)
APU Times Are Recorded By:		[ ] APU Clock or [ ] A/C Time		Ratio :

Time Between Overhaul:	(Hrs)		(Cyc)

Time @ Last Hot Section
refurbishment:	(Date)		(Hrs)	(Cyc)

Time @ Last Overhaul:	(Date)		(Hrs)	(Cyc)

Time @ Last Shop Visit:	(Date)		(Hrs)	(Cyc)

Work Scope:

Agency Performing Service:		Location:		Cert. #:

Agency FAA Approved?:	[ ] Yes [ ] No		APU Oil Type:

1st LIMITER*	Part Name:

	Allowable Life/Insp Limit:	(Hrs)	(Cyc)

	Total Component Time:	(Hrs)	(Cyc)

	Time Remaining:	(Hrs)	(Cyc)

2nd LIMITER*	Part Name:

	Allowable Life/Insp Limit:	(Hrs)	(Cyc)

	Total Component Time:	(Hrs)	(Cyc)

	Time Remaining:	(Hrs)	(Cyc)

PASSENGER CABIN CONFIGURATION

SEATING CONFIGURATION

Present Configuration Occupancy:	No. of Handicap Seats Installed:

Passenger Exit Door Configuration:

FIRST CLASS
Pax Qty:	Seat Mfg:		Model:	P/N:

Seats Fireblocked?	[ ] Yes	[ ] No	Color:

16 G Seat Installation:	[ ] Yes	[ ] No

BUSINESS CLASS
Pax Qty:	Seat Mfg:		Model:	P/N:

Seats Fireblocked?	[ ] Yes	[ ] No	Color:

16 G Seat Installation:	[ ] Yes	[ ] No

COACH CLASS
Pax Qty:	Seat Mfg:		Model:	P/N:

Seats Fireblocked?	[ ] Yes	[ ] No	Color:

16 G Seat Installation:	[ ] Yes	[ ] No

Provisions for Life Vests Under Seats?:		[ ] Yes	[ ] No

Entertainment Controls (PCU) Installed?:		[ ] Yes	[ ] No

Manufacturer:	Part Number:

Emergency Escape Path Lighting:		[ ] Floor Mounted [ ] Seat Mounted

Configuration Drawing Number:		Source:

Engineering Order / Installation Document:

Installation FAA Approved?: [ ] Yes [ ] No Method of Approval:

GALLEY PROVISIONS

GALLEY's ARE (Check one):			( ) Atlas Standard	( ) KSSU Standard	( ) Other

	GALLEY				EQUIPPED
	LOCATION	MANUFACTURER	MODEL NUMBER	PART NUMBER	Water	Power

1.					[ ]	[ ]

2.					[ ]	[ ]

3.					[ ]	[ ]

4.					[ ]	[ ]

5.					[ ]	[ ]

6.					[ ]	[ ]

7.					[ ]	[ ]

8.					[ ]	[ ]

9.					[ ]	[ ]

10.					[ ]	[ ]

NOTE: Galley Locations per Spec or LOPA drawing i.e., G1, G2 etc. Galley Location numbers above correspond to the numbers below.

		BUN	REFER		COFFEE	WATER	HOT	HOT	BEV
	OVENS	WARMERS	UNITS	CHILLERS	MAKERS	BOILERS	JUGS	CUPS	JUGS

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

LAVATORIES

Number of Lavatories:	Type:	[ ] Flush	[ ] Vacuum

Locations:	Handicap Provisions?:		[ ] Yes	[ ] No

IN-FLIGHT AUDIO & ENTERTAINMENT SYSTEM

Boarding Music:		[ ] Yes	[ ] No

Auto Evac & Warning:		[ ] Yes	[ ] No

Pre-Recorded Announcement:		[ ] Yes	[ ] No

Passenger Entertainment (Audio):		[ ] Yes	[ ] No

Passenger Entertainment (Video):		[ ] Yes	[ ] No

VTR Format:	[ ] VHS	[ ] Hi-8		[ ] Other

[ ] Projector	[ ] PSU Monitor	[ ] Isle Monitor	[ ] In-Seat

(Check All That Apply)

Passenger En-Route Information Display:			[ ] Yes	[ ] No

Telephone:	[ ] Yes [ ] No	[ ] Leased	[ ] Owned	Satellite:	[ ] Yes [ ] No

CARGO COMPARTMENT

Cargo Loading System Installed:	[ ] Yes	[ ] No

Smoke\Fire Detection System installed:	[ ] Yes	[ ] No

Fire Suppression System installed:	[ ] Yes	[ ] No

INTERIOR COLORS

Interior Color Scheme:	Carpets:	Curtains:

PLACARDS & LIGHTED SIGNS

English?: [ ] Yes [ ] No	Bi-Lingual? [ ] Yes [ ] No

First Language:	Second Language:

HYDRAULIC SYSTEM

Type of Hydraulic Fluid Used:	(MFG):

FUEL SYSTEM

Total Fuel Capacity:	U.S. gallons	[ ] lbs or [ ] kilos

Number of Tanks:	Auxiliary Tanks Installed?:	[ ] Yes [ ] No

Auxiliary Tank Capacity:	U.S. gallons	[ ] lbs or [ ] kilos

Fuel Instrumentation / Calibration:	[ ] U.S. pounds [ ] kilograms

WEIGHT & BALANCE

Has Aircraft Been Modified For Increased Gross Weight by Current Lessee?:				[ ] Yes	[ ] No

From	MTOGW	To			MTOGW

For the below weights specify AFM approved limits:
			POUNDS		KILOS

Maximum Takeoff Gross Weight:		(MTOGW)		/

Maximum Taxi Weight:		(MTW)		/

Maximum Landing Weight:		(MLW)		/

Manufacturer's Empty Weight:		(MEW)		/

Maximum Zero Fuel Weight:		(MZFW)		/

Operational Empty Weight:		(OEW)		/

AVIONICS SYSTEMS

22 AUTOFLIGHT

QTY	COMPONENT
MANUFACTURER
MODEL or PART NUMBER
Flight Control Computer:
Thrust Management Computer:
Rudder Ratio Module:
Spoiler Control Module:
Stabilizer and Aileron Module:
Yaw Damper Module:

23 COMMUNICATIONS

QTY	COMPONENT	MANUFACTURER	MODEL or PART NUMBER
PA Amplifier:
HF Transceiver:
VHF COM Transceiver:
SATCOM Data Unit (SD):
SATCOM Radio Frequency Unit:
Cockpit Voice Recorder:
Tape Reproducer
(Pre-Recorded PAX Address):
Tape Reproducer (Audio)
Entertainment:
Tape Reproducer (Video)
Entertainment
SELCAL Decoder:
ACARS Management Unit:
Printer:

31 INDICATING AND RECORDING

QTY	COMPONENT	MANUFACTURER	MODEL or PART NUMBER
Flight Data Recorder (DFDR):
Digital Flight Data Acquisition Unit (DFDAU):
Accelerometer:

ENGINE INDICATING AND CREW ALERTING SYSTEM (EICAS)
EICAS Display Unit (Upper)
EICAS Display Unit (Lower):
EICAS Computer:
Standby Engine Indicator:

34 NAVIGATION

QTY	COMPONENT	MANUFACTURER	MODEL or PART NUMBER
Air Data Computer:
Ground Proximity Warning System (GPWS) Computer:
	Windshear System:	[ ] YES [ ] NO
Weather Radar Transceiver:
Traffic Alert and Collision Avoidance System (TCAS) Computer:
Air Traffic Control (ATC/Mode S) System Transponder:
Internal Reference Unit (IRU):

34 NAVIGATION

QTY	COMPONENT	MANUFACTURER	MODEL or PART NUMBER

ELECTRONIC FLIGHT INSTRUMENT SYSTEM (EFIS)

Electronic Attitude Director indicator
(EADI)
Electronic Horizontal Situation
Indicator (EHSI)
EFIS Symbol Generators:

GLOBAL POSITION SYSTEM (GPS)

Receiver Processor Unit (RPU):
Control Display Unit (CDU):

RADIO NAVIGATION

Distance Measuring Equipment
(DME) Interrogators:
VHF VOR/Marker Beacon
Receiver:
VHF ILS Receiver:
Radio Altimeter Transceiver:
Radio Distance Magnetic Indicator
(RDMI):
Microwave Landing Receiver:
Automatic Direction Finder (ADF)
Receiver:

FLIGHT MANAGEMENT COMPUTER SYSTEM (FMCS)

Flight Management Computer:
Control Display Unit (CDU):

INSPECTOR RECORD

INSPECTED BY:	DATE:

OPERATOR:	REGISTERED OWNER:

ADDRESS OF OPERATOR:

CONTACT (Name/Title):

TELEPHONE:		TELEFAX:

Email Address:

Department Contact	Name	Phone	Fax	Email

Quality Control:

Power Plant
Engineering:

Maintenance
Programs/Planning: